SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.    )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                                Logitek, Inc.
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              (Name of Registrant as Specified In Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transaction applies:
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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4)  Proposed maximum aggregate value of transaction:
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     (5)  Total fee paid:
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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     (1)  Amount Previously Paid:
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     (4)  Date Filed:
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                                LOGITEK, INC.
                           101 Christopher Street
                         Ronkonkoma, New York 11779

                                June 28, 1999

Dear Logitek Shareholder:

     As you may be aware, Logitek, Inc., a New York corporation ("Logitek"), Herbert L. Fischer (the "ESOP Trustee"), solely in his capacity as trustee of, and on behalf of, the trust (the "ESOP Trust") forming a part of the Logitek's Employees' Stock Ownership Plan, North Atlantic Instruments, Inc., a New York corporation ("NAI"), and NAI, Inc., a New York corporation and a wholly-owned subsidiary of NAI ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of March 29, 1999, as amended (the "Merger Agreement"), providing for the merger (the "Merger") of Merger Sub with and into Logitek with Logitek continuing as the surviving corporation and becoming a wholly-owned subsidiary of NAI. The Merger is more fully described in the accompanying Proxy Statement.

     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Logitek to be held at 10:00 a.m., local time, on July 22, 1999, at Logitek's executive office, which is located at 101 Christopher Street, Ronkonkoma, New York 11779. At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement. We urge you to read this material carefully. Pursuant to the Merger Agreement, among other things, each share of common stock, par value $0.01 per share, of Logitek, issued and outstanding prior to the effective time of the Merger (excluding shares of Logitek common stock subject to dissenter's rights under the BCL) will be converted into the right to receive $.915 in cash, without interest, subject to adjustment (as more fully described in the accompanying Proxy Statement).

     Logitek's Board of Directors has unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of Logitek and its shareholders. The Board of Directors unanimously recommends that the shareholders of Logitek vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. In reaching its decision, the Board of Directors considered, among other things, the oral opinion of Glenis Group, Inc. delivered to the Board of Directors on May 20, 1999, which was subsequently confirmed in writing as of the same date, to the effect that the Merger Consideration to be received in the Merger by the shareholders of Logitek is fair to the shareholders of Logitek from a financial point of view.

     Shareholders of Logitek will be entitled to appraisal rights under applicable New York law in connection with the Merger as described in the accompanying Proxy Statement.

     The Merger cannot be completed without the approval of Logitek's shareholders. The approval and adoption of the Merger Agreement requires the affirmative vote of the holders of record of 66 2/3 percent of the shares of Logitek common stock issued and outstanding on June 25, 1999, the record date for the Special Meeting.

     IT IS VERY IMPORTANT TO US THAT YOUR SHARES OF LOGITEK COMMON STOCK ARE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE BY COMPLETING AND SIGNING THE ENCLOSED PROXY CARD AND RETURN IT TO US PROMPTLY IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES OF LOGITEK COMMON STOCK ARE REPRESENTED AT THE SPECIAL MEETING.

     PLEASE DO NOT SEND YOUR SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD AT THIS TIME. If the Merger is consummated, you will be sent instruction as to the procedures to be used in exchanging your Logitek share certificates for cash.


                                        Sincerely,
                                        /s/ Herbert L. Fischer
                                        -----------------------------
                                        HERBERT L. FISCHER
                                        Chairman of the Board and
                                        Chief Executive Officer


                                LOGITEK, INC.

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Logitek, Inc., a New York corporation ("Logitek"), will be held at 10:00 a.m., local time, on July 22, 1999, at Logitek's executive office which is located at 101 Christopher Street, Ronkonkoma, New York, to consider and vote on:

     1. The Agreement and Plan of Merger, dated as of March 29, 1999, as amended (the "Merger Agreement"), among Logitek, Herbert L. Fischer (the "ESOP Trustee"), solely in his capacity as trustee of, and on behalf of, the trust (the "ESOP Trust") forming a part of the Logitek's Employees' Stock Ownership Plan, North Atlantic Instruments, Inc., a New York corporation ("NAI"), and NAI, Inc., a New York corporation and a wholly-owned subsidiary of NAI ("Merger Sub"), pursuant to which Merger Sub will merge with and into Logitek with Logitek continuing as the surviving corporation and becoming a wholly-owned subsidiary of NAI (the "Merger").

     2. Any other business as may properly come before the Logitek Special Meeting or any adjournment or postponement thereof.

     The Merger Agreement, the proposed Merger and other related matters are more fully described in the attached Proxy Statement.

     The Board of Directors of Logitek has fixed the close of business on June 25, 1999 as the record date for determining the shareholders of Logitek entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of shares of Logitek common stock at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.

     The approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the affirmative vote of the holders of record of 66 2/3 percent of the shares of Logitek common stock issued and outstanding as of the record date.

     YOUR VOTE IS VERY IMPORTANT TO LOGITEK REGARDLESS OF HOW MANY SHARES OF LOGITEK COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON THE MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

                                        BY ORDER OF THE BOARD OF DIRECTORS,
                                        /s/ Herbert L. Fischer
                                        -----------------------------
                                        HERBERT L. FISCHER
                                        Chairman of the Board and
                                        Chief Executive Officer
Ronkonkoma, New York
June 28, 1999

                         NOTICE OF APPRAISAL RIGHTS

     If the Merger Agreement is adopted by the shareholders of Logitek at the Special Meeting and the Merger is consummated, any holder of Logitek common stock (1) who files with Logitek, before the taking of the vote on the adoption of the Merger Agreement, a written demand stating that he or she intends to seek appraisal rights for his or her shares of Logitek common stock if the Merger is consummated and (2) whose shares of Logitek common stock are not voted in favor of the adoption of the Merger Agreement, has or may have the right to dissent and exercise appraisal rights with respect to all of his or her shares of Logitek common stock that are owned of record and beneficially by such holder. A shareholder who dissents from the Merger and who has complied with the requirements of Section 623 of the New York Business Corporation Law (the "BCL") will be entitled to dissenters' rights as set forth in Section 623 of the BCL, a copy of which is attached as Appendix C to the accompanying Proxy Statement. Shareholders who follow the dissenters' rights procedure set forth in the statute will be entitled to receive a cash payment equal to the "fair value" of their shares of Logitek common stock. Such a decision of a shareholder to exercise his appraisal rights may eventually lead to an appraisal rights action and other proceedings in the court system. The failure to follow the procedures specified may result in the loss of appraisal rights. See the section entitled "Appraisal Rights" in the accompanying Proxy Statement for more information.

                               PROXY STATEMENT
                                     FOR
                       SPECIAL MEETING OF SHAREHOLDERS
                                     OF
                                LOGITEK, INC.

                         To be held on July 22, 1999
                                 10:00 a.m.


     Logitek, Inc., a New York corporation ("Logitek"), Herbert L. Fischer (the "ESOP Trustee"), solely in his capacity as trustee of, and on behalf of, the trust (the "ESOP Trust") forming a part of the Logitek's Employees' Stock Ownership Plan, North Atlantic Instruments, Inc., a New York corporation ("NAI"), and NAI, Inc., a New York corporation and a wholly-owned subsidiary of NAI ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of March 29, 1999, as amended (the "Merger Agreement"), pursuant to which Merger Sub will merger with and into Logitek (the "Merger"). After the Merger, Logitek will continue as the surviving corporation (the "Surviving Corporation") and will become a wholly-owned subsidiary of NAI. Upon completion of the Merger, Logitek's shareholders will receive $.915, subject to adjustment (as more fully described herein), for each outstanding share of Logitek common stock they own.

     This Proxy Statement is being furnished to shareholders of Logitek in connection with the solicitation by the Board of Directors of Logitek of proxies for use at the Special Meeting of Shareholders (the "Special Meeting") to be held at 10:00 a.m., local time, on July 22, 1999, at Logitek's executive office, which is located at 101 Christopher Street, Ronkonkoma, New York 11779. At the Special Meeting, Logitek's shareholders will be asked to consider and vote upon the approval of the Merger Agreement and the Merger.

     The Board of Directors of Logitek has fixed the close of business on June 25, 1999 as the record date (the "Record Date") for determining the shareholders of Logitek entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of shares of Logitek common stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.
The Merger cannot be completed unless holders of 66 2/3% of the outstanding shares of Logitek common stock adopt the Merger Agreement in accordance with
Section 903 of the New York Business Corporation Law (the "BCL") and pursuant to the terms and conditions of the Merger Agreement.

     This document gives you detailed information about the Merger Agreement and the proposed Merger. NAI has provided the information concerning NAI and Merger Sub, and Logitek has provided the information concerning Logitek. Please see "Available Information" on page (47) for additional information about Logitek on file with the United States Securities and Exchange Commission (the "SEC").

     Neither the SEC nor any state securities regulator has determined if this Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

     This Proxy Statement and the accompanying form of proxy are being first mailed to shareholders of Logitek on or about June 28, 1999.
                         FORWARD-LOOKING STATEMENTS

     Certain information contained in this Proxy Statement as to the future financial or operating performance of Logitek may constitute "forward-looking statements." Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates" or "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Forward-looking statements involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of Logitek, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Shareholders are cautioned not to place any reliance on such statements which only speak as of the date hereof. Some of these risks, uncertainties and assumptions are:

     - the loss of one or more of Logitek's major customers to another vendor; and

     - the loss of payments for certain uncompleted projects performed under government contracts or subcontracts to which Logitek is a party; such contracts and subcontracts are subject to cancellation by the government or the government's subcontractor, at their election.

                              TABLE OF CONTENTS
                                                                         Page
                                                                         ----

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . ii

QUESTIONS AND ANSWERS ABOUT THE MERGER . . . . . . . . . . . . . . . . . . .1

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
   The Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
   Terms of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .4
   The Effect of the Merger on Logitek . . . . . . . . . . . . . . . . . . .4
   Recommendation of the Logitek Board of Directors; Reasons
   for the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
   Opinion of Logitek Financial Advisor. . . . . . . . . . . . . . . . . . .5
   Completion of the Merger. . . . . . . . . . . . . . . . . . . . . . . . .5
   Conditions to the Merger. . . . . . . . . . . . . . . . . . . . . . . . .5
   Termination of the Merger Agreement . . . . . . . . . . . . . . . . . . .6
   Payment of Termination Fees . . . . . . . . . . . . . . . . . . . . . . .7
   No Solicitation of Other Transactions . . . . . . . . . . . . . . . . . .8
   Interests of Certain Persons in the Merger. . . . . . . . . . . . . . . .8
   Vote Required and Voting Procedures . . . . . . . . . . . . . . . . . . .9
   Procedure for Exchanging Your Share Certificates. . . . . . . . . . . . .9
   Governmental and Regulatory Matters . . . . . . . . . . . . . . . . . . .9
   Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . .9
   Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . .9
   Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . . 10
   Delisting of Logitek Common Stock . . . . . . . . . . . . . . . . . . . 10

THE SPECIAL MEETING OF LOGITEK'S SHAREHOLDERS. . . . . . . . . . . . . . . 11
   Matters to Be Considered at the Special Meeting . . . . . . . . . . . . 11
   Voting at the Special Meeting . . . . . . . . . . . . . . . . . . . . . 11
   ESOP Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Proxies; Solicitation of Proxies by the Board of Directors. . . . . . . 13
   Record Date; Stock Entitled to Vote; Quorum . . . . . . . . . . . . . . 13

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Purpose of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Certain Effects of the Merger . . . . . . . . . . . . . . . . . . . . . 14
   Risk that the Merger Will Not Be Consummated. . . . . . . . . . . . . . 15
   Background of the Merger. . . . . . . . . . . . . . . . . . . . . . . . 15
   Recommendation of Logitek's Board of Directors; Logitek's Reasons
   for the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   Opinion of Glenis Group . . . . . . . . . . . . . . . . . . . . . . . . 18
   Interest of Certain Persons in the Merger . . . . . . . . . . . . . . . 21
   Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Conversion of Merger Sub Common Stock . . . . . . . . . . . . . . . . . 23
   Conversion of Logitek Common Stock; Procedures for Exchange of
   Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Certain Federal Income Tax Considerations . . . . . . . . . . . . . . . 24
   Anticipated Accounting Treatment. . . . . . . . . . . . . . . . . . . . 25
   Governmental and Regulatory Matters . . . . . . . . . . . . . . . . . . 25
   NASDAQ Delisting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   Representations And Warranties. . . . . . . . . . . . . . . . . . . . . 26
   Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Conditions to the Merger. . . . . . . . . . . . . . . . . . . . . . . . 30
   No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
   Payment of Termination Fees . . . . . . . . . . . . . . . . . . . . . . 34

LOGITEK, INC.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

SELECTED HISTORICAL FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . 39

NAI AND MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

UNAUDITED PER SHARE INFORMATION. . . . . . . . . . . . . . . . . . . . . . 43

PER SHARE MARKET PRICE DATA. . . . . . . . . . . . . . . . . . . . . . . . 43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

APPRAISAL RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . 46

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . . 47

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 47

APPENDIX A  -  Agreement and Plan of Merger, dated as of March 29, 1999, as amended, among North Atlantic Instruments, Inc., NAI, Inc., Herbert L. Fischer, as Trustee of the Trust forming a part of the Logitek, Inc.'s Employee Stock Ownership Plan and Logitek, Inc.

APPENDIX B  -  Fairness Opinion of Glenis Group, Inc.

APPENDIX C  -  Section 623 of BCL relating to Appraisal Rights.

APPENDIX D  -  Annual Report on Form 10-KSB for the fiscal year ended June
               30, 1998.

APPENDIX E  -  Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999.

APPENDIX F  -  Form of Consulting and Non-Competition Agreement between NAI and Herbert L. Fischer.

                   QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT WILL HAPPEN IF THE PROPOSED MERGER IS COMPLETED?

A: A subsidiary of NAI will merge with and into Logitek. As a result of this merger:

     *    Logitek will become a wholly-owned subsidiary of NAI

     * Logitek shareholders will be paid cash for their shares of Logitek common stock

Q:   WHAT WILL LOGITEK SHAREHOLDERS RECEIVE FOR THEIR SHARES?

A: Each share of Logitek common stock issued and outstanding prior to the Effective Time (excluding shares owned, directly or indirectly, by Logitek and any shares of Logitek common stock subject to dissenter's rights under the BCL) will be converted into the right to receive $.915 in cash, without interest, subject to adjustment (as described below); and

     Each outstanding option to purchase shares of Logitek common stock, whether or not then exercisable or vested, will be canceled and will represent the right to receive an amount in cash (subject to any applicable withholding tax) equal to 100% of the difference between $.915, subject to adjustment (as described below), and the per share exercise price of such option, to the extent such difference is a positive number.

     The Merger Agreement provides that the right to receive $.915 in cash, without interest, for each share of Logitek common stock issued and outstanding prior to the Effective Time and the right to receive for each option an amount in cash equal to the difference between $.915 and the per share exercise price are subject to adjustment. If the net worth of Logitek is less than $2,017,268 as of the Effective Time, the merger consideration of $.915 per share will be decreased to the extent of the shortfall calculated as of the last day of the month prior to the Closing Date; the Merger Agreement anticipated that such calculation date will be June 30, 1999. The Merger Agreement also provides that the merger consideration of $.915 per share may be reduced on a dollar for dollar basis by the amount of any environmental clean-up or remediation cost discovered up until, and including, April 30, 1999.

Q:   WILL LOGITEK REMAIN A PUBLICLY-TRADED COMPANY AFTER THE MERGER?

A: No. The existing shares of Logitek common stock will be canceled, and the newly issued Logitek shares, all of which will be owned by NAI, will not be publicly traded.

Q:   WHAT DO I NEED TO DO NOW?

A: After reading this document carefully, just mail your signed proxy card in the enclosed return pre-addressed, postage-paid envelope as soon as possible so that your shares can be voted at the Special Meeting to be held on July 22, 1999.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy card is voted at the Special Meeting. You can do this in one of three ways. First, you can send a written notice to Logitek stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance at the meeting alone will not, however, revoke your proxy.
     If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of Logitek common stock for cash.

Q:   WHAT ARE THE TAX CONSEQUENCES TO SHAREHOLDERS OF THE MERGER?

A: In general, any gain or loss recognized by a Logitek shareholder will be a capital gain or loss. Certain non-corporate shareholders may be eligible for reduced rates of taxation (which may vary depending on such shareholder's holding period for the Logitek common stock) if, as of the date of the exchange, such shareholder has held such Logitek common stock for more than one year. The deductibility of a capital loss realized is subject to limitations. In addition, special income tax benefits may apply to shareholders if Logitek meets all the requirements applicable to it to be a qualified small business.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:   We hope to complete the merger by July 31, 1999.

Q:   WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: We do not expect to ask our shareholders to vote on any other matters at the Special Meeting.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A:   If you have more questions about the merger, you should contact:
     Logitek, Inc., 101 Christopher Street, Ronkonkoma, New York 11779,
     Attention:  Herbert L. Fischer, Telephone:  (516) 467-4200; Fax:
     (516) 467-4090.

                                   SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Merger and the Merger Agreement fully and for a more complete description of the legal terms of the Merger and the Merger Agreement, you should carefully read this entire document and the documents to which we have referred you.

The Companies

LOGITEK, INC.
101 Christopher Street
Ronkonkoma, New York  11779
Tel:  (516) 467-4200

     Logitek, a New York corporation, was formed in November 1969. Logitek designs, develops and makes electronic power monitors and controls for the U.S. government and other industrial customers worldwide. Logitek's standard and custom-built products are used in missile navigation systems, radar equipment, aircraft, space vehicles, and telecommunication systems.
Logitek's products include electronic time delays, flashers, switch mode power supplies, and voltage, frequency, phase, and power monitors.

NORTH ATLANTIC INSTRUMENTS, INC.
170 Wilbur Place
Bohemia, New York  11716
Tel:  (516) 567-1100

     NAI, a New York corporation, was formed in 1955. NAI is a leading supplier of innovative and cost-effective solutions to motion measurement, control, simulation and test requirements in the world-wide aerospace, military and industrial markets. NAI's customers develop or test systems used on-board commercial and military mobile platforms, as well as advanced industrial automation equipment. NAI emphasizes reliability, advanced performance, and competitive pricing. NAI's designs employ flexible modular architectures enabling creative, cost-effective solutions to customer-specific requirements.

NAI, INC.
c/o North Atlantic Instruments, Inc.
170 Wilbur Place
Bohemia, New York  11716
Tel:  (516) 567-1100

     NAI, Inc. is a wholly-owned subsidiary of NAI formed by NAI to effect the merger with Logitek. Merger Sub has had no prior business, and upon consummation of the Merger, its separate corporate existence will cease.

     Because you will receive only cash in the Merger and will not have any ownership interest in NAI or the Surviving Corporation after the Merger, this Proxy Statement does not contain or incorporate by reference any of the following: (i) a detailed description of NAI's business; (ii) NAI's historical financial information, market prices or dividend information;
(iii) the anticipated operations of the Surviving Corporation after the Merger; (iv) NAI's pro forma financial information to give effect to the Merger with Logitek; or (v) a comparison of the relative rights of NAI and Logitek shareholders.

Terms of the Merger

     In the Merger, Merger Sub will be merged with and into Logitek. After the Merger, Logitek will continue as the surviving corporation and will become a wholly-owned subsidiary of NAI. Pursuant to the Merger Agreement, each outstanding share of Logitek common stock and options to purchase shares of Logitek common stock, whether or not then exercisable or vested, will be canceled and converted into cash as follows:

     (i) Each share of Logitek common stock issued and outstanding prior to the effective time (excluding any shares of Logitek common stock owned directly by Logitek and subject to dissenter's rights under the BCL) will be converted into the right to receive $.915, as adjusted, in cash, without interest; and

     (ii) Each outstanding option to purchase shares of Logitek common stock, whether or not then exercisable or vested, will be canceled and will represent the right to receive an amount in cash (subject to any applicable withholding tax), equal to 100% of the difference between $.915, as adjusted, and the per share exercise price of such option, to the extent such difference is a positive number.

The Effect of the Merger on Logitek

     If the Merger is completed, Merger Sub will be merged with and into Logitek and Logitek will continue as the surviving corporation and will be a wholly-owned subsidiary of NAI. As a result of the Merger, Logitek will no longer meet the requirements of a public company and its shares will no longer be listed or traded in the public market.

Recommendation of the Logitek Board of Directors; Reasons for the Merger

     The Logitek Board of Directors, by a unanimous vote, has adopted and approved the Merger Agreement, believes that the terms of the Merger are fair to, and in the best interest of, Logitek's shareholders and recommends that the Logitek shareholders vote FOR approval of the Merger Agreement. In making its determination, the Logitek Board of Directors considered various factors, including those listed below:

     (1) The fact that $.915, as adjusted, the merger consideration, was superior to the consideration in all of the other offers received by Logitek;

     (2)  The terms and conditions of the Merger Agreement;

     (3) The limited alternative strategic courses of action available to Logitek (i.e., entering into the Merger with NAI or remaining independent) in light of changes within the industry;

     (4) Addressing issues related to management depth and successor leadership;

     (5) Historical market prices and trading information with respect to shares of Logitek common stock;

     (6) $.915 per share, as adjusted, the merger consideration that is equal to approximately 155% times Logitek's current book value and
          7.5 times Logitek's current earnings as of June 30, 1998 (after imputing income taxes);

     (7) The opinion, dated May 20, 1999, of Glenis Group, Inc. ("Glenis Group") that the cash consideration of $.915 per share, as adjusted, to be received by the holders of Logitek common stock is fair to such holders of Logitek common stock from a financial point of view.

Opinion of Logitek Financial Advisor

     In deciding to approve the Merger Agreement, Logitek's Board of Directors considered the opinion of its financial advisor, Glenis Group, that, as of May 20, 1999, and subject to certain assumptions and other matters described therein, the cash consideration of $.915 per share, as adjusted, to be received by the holders of Logitek common stock was fair, from a financial point of view, to Logitek's shareholders. We encourage you to read this opinion, which is attached as Appendix B. Please note that the opinion does not constitute a recommendation as to how you should vote.

Completion of the Merger

     The Merger will be completed at such time when all of the conditions to completion of the Merger set forth in the Merger Agreement are satisfied or waived. The Merger will become effective upon the filing of a certificate of merger (the "Certificate of Merger") with the State of New York.

     We are working toward completing the Merger as quickly as possible. We hope to complete the Merger promptly after the Special Meeting, but no later than August 31, 1999.

     The Merger Agreement is attached as Appendix A to this Proxy Statement. We encourage you to read the Merger Agreement as it is the legal document that governs the Merger.

Conditions to the Merger

     The completion of the Merger depends upon satisfying a number of conditions. Among such conditions is a statutory requirement, which cannot be waived, that the holders of no less than 66 2/3 percent of Logitek common stock outstanding as of the Record Date and entitled to vote at the Special Meeting adopt the Merger Agreement and approve the Merger.

     In addition, under the terms of the Merger Agreement, the conditions that must be satisfied or waived before the completion of the Merger include, without limitation, the following:

     - No injunction or order preventing the completion the Merger may be in effect.

     - Logitek must have obtained any required consents from third parties relating to the Merger.

     - The ESOP Trustee shall have properly solicited and received the required vote of the participants in the ESOP in compliance with the ESOP plan document and applicable law.

     - Logitek must have received the opinion of Glenis Group, Inc. with such opinion not having been withdrawn or modified.

     - Holders of no more than 10% of the issued and outstanding shares of Logitek common stock shall have demanded an appraisal of their shares under Section 623 of the New York Business Corporation Law.

     - The respective representations and warranties of each of Logitek, NAI, Merger Sub and the ESOP Trustee in the Merger Agreement must be true and correct in all material respects, including the absence of material adverse changes in each of Logitek's and NAI's respective businesses.

     - There shall not have occurred any change, circumstance or event concerning Logitek that has had or could be reasonably likely to have a material adverse effect on the business, assets, financial condition or results of operations of Logitek.

     - NAI must have received duly executed copies of the option conversion agreements entered into by each beneficial and record holder of options to purchase shares of Logitek common stock.

     - NAI must have been satisfied with its environmental due diligence review within thirty (30) days after the signing of the Merger Agreement.

     - NAI must have obtained a certain letter of credit in accordance with the consulting and non-competition agreement entered into with Herbert L. Fischer.

Termination of the Merger Agreement

     Logitek, NAI and ESOP Trustee can mutually agree in writing to terminate the Merger Agreement without completing the Merger.

     Either Logitek, NAI or ESOP Trustee may unilaterally terminate the Merger Agreement without completing the Merger if any of the following occurs:

     - if a final court order prohibiting the Merger is issued and is not appealable;

     -    if the Merger is not completed by August 31, 1999;

     - if the Logitek shareholders do not adopt the Merger Agreement at the Special Meeting.

     Either Logitek or ESOP Trustee may unilaterally terminate the Merger Agreement without completing the Merger if any of the following occurs:

     - if NAI or Merger Sub breaches a representation or warranty or materially breaches the Merger Agreement, either of which cannot be cured within ten days' notice, unless such breach, individually or in the aggregate with other breaches, could not be reasonably expected to have a material adverse effect on the business, assets, financial condition or results of operations of either NAI or Merger Sub or materially adversely affect the consummation of the Merger;

     - if prior to receipt of shareholder approval, any person makes a proposal to acquire Logitek and either Logitek's Board of Directors or the ESOP Trustee determines in good faith that such transaction is economically superior to the Merger.

     In addition, NAI may unilaterally terminate the Merger Agreement without completing the Merger if any of the following occurs:

     - if Logitek's Board of Directors fails to recommend that Logitek's shareholders adopt the Merger Agreement or withdraws or modifies in any manner adverse to NAI or Merger Sub its approval or recommendation of the Merger or resolves to do so;

     - if Logitek's Board of Directors recommends to the Logitek shareholders any Acquisition Proposal (as defined herein) or resolves to do so;

     - if ESOP Trustee fails to recommend that participants in the ESOP adopt the Merger Agreement or withdraws or modifies in any manner adverse to NAI or Merger Sub its approval or recommendation of the Merger Agreement or the Merger;

     - a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of Logitek (other than by Logitek or its affiliates) is commenced and the Logitek Board of Directors fails to timely recommend against it to the Logitek shareholders tendering their shares into such tender offer or exchange;

     - if NAI is not satisfied with its environmental due diligence review within thirty (30) days after the signing of the Merger Agreement;

     - if Logitek or the ESOP Trustee breaches a representation or warranty or materially breaches the Merger Agreement, either of which cannot be cured within ten days' notice, unless such breach, individually or in the aggregate with other breaches, could not be reasonably expected to have a material adverse effect on the business, assets, financial condition or results of operations of Logitek or materially adverse affect the consummation of the Merger.

Payment of Termination Fees

     Logitek has agreed to pay NAI a termination fee equal to $150,000 if the Merger Agreement is terminated in any of the following circumstances:

     - NAI terminates the Merger Agreement after Logitek or the ESOP Trustee as breached any representation or warranty or Logitek has breached the no-solicitation provisions of the Merger Agreement or Logitek or the ESOP Trustee has materially breached any other covenant or agreement set forth in the Merger Agreement;

     - NAI terminates the Merger Agreement after (i) the Board of Directors of Logitek fails to recommend that the Logitek Shareholders adopt the Merger Agreement or withdraws or modifies, in any manner which is adverse to NAI, its recommendation of approval of the Merger or the Merger Agreement and the transactions contemplated thereby, or resolves to do so, (ii) the Board of Directors of Logitek recommends to the Shareholders of Logitek any alternative proposal or offer to acquire Logitek, or resolves to do so, (iii) the ESOP Trustee fails to recommend the Merger to the participants in the ESOP or withdraws or modifies, in a manner adverse to NAI, its recommendation of approval of the Merger or the Merger Agreement and the transactions contemplated thereby, or
          (iv) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of Logitek is commenced (other than by Logitek or its affiliates) and the Board of Directors of Logitek fails to timely recommend against the shareholders of Logitek tendering their shares into such tender offer or exchange offer; or

     - Logitek or the ESOP Trustee terminates the Merger Agreement and prior to the receipt of Logitek Shareholder Approval, any person has made a bona fide proposal relating to a proposal or offer to acquire Logitek, or has commenced a tender offer or exchange offer for the Shares of common stock, and either the Board of Directors of Logitek or the ESOP Trustee determines in good faith, that such transaction, if consummated, would be economically superior to the Merger.

     Notwithstanding the foregoing to the contrary, the obligation to pay the termination fee is effective only upon receipt by Logitek of the fairness opinion of Glenis Group.

     Logitek had agreed to pay to NAI a termination fee of $75,000 if Logitek did not receive a fairness opinion from Glenis Group and did not consummate the Merger. Logitek did receive the fairness opinion from Glenis Group dated May 20, 1999 and therefore, will be required to pay to NAI a termination fee of $150,000 in the event the Merger Agreement is terminated for any of the above circumstances.

No Solicitation of Other Transactions

     Logitek has agreed that it will not, and will not permit its officers, directors, employees, lenders, accountants, counsel and other representatives to, initiate, solicit or encourage, directly or indirectly, or take any other action to facilitate, any inquiries or the making of any proposal with respect to a merger, consolidation, share exchange, recapitalization, business combination, tender offer, sale of assets or similar transactions involving all or any significant portion of the assets or any equity securities of, it or any of its subsidiaries. The Merger Agreement does not, however, prohibit Logitek from entering into discussions with respect to an unsolicited proposal if the Board of Directors determines that such action is required by its duties to its shareholders imposed by law and it is reasonably likely to lead to an economically superior transaction.

Interests of Certain Persons in the Merger

     When considering the recommendation of Logitek's Board of Directors, you should be aware that certain Logitek directors and officers participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the Merger that are different from, or are in addition to, yours. See "The Merger-Interests of Certain Persons in the Merger."

Vote Required and Voting Procedures

     In order to consummate the Merger, the Merger Agreement must be adopted by the holders of 66 2/3 percent of the shares of Logitek common stock outstanding as of the Record Date and entitled to vote at the Special Meeting.

     Please mail your signed proxy card in the enclosed pre-addressed, postage-paid envelope as soon as possible so that your shares of Logitek common stock may be represented at the special meeting. If you do not include instructions on how to vote your properly executed proxy, your shares will be voted FOR adoption of the Merger Agreement.

     If your shares are held by your broker in street name, your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker. If you do not provide your broker with voting instructions, your shares will not be voted at the Special Meeting and this will have the same effect as voting against adoption of the Merger Agreement.

     If you want to change your vote, just send the Secretary of Logitek a later-dated, signed proxy card before the Special Meeting or attend the Special Meeting and vote in person. You may also revoke your proxy by sending written notice to the Secretary of Logitek before the Special Meeting.

Procedure for Exchanging Your Share Certificates

     After the Merger is completed, NAI will arrange to send you written instructions for exchanging your Logitek share certificates for the cash consideration. Please do not send your Logitek stock certificates now.

Governmental and Regulatory Matters

     Logitek and NAI are not aware of any material governmental or regulatory approvals required to be obtained to consummate the Merger, other than compliance with applicable federal and state securities and corporate laws.

Accounting Treatment

     NAI expects that the Merger will be accounted for in accordance with the principles of purchase accounting.

Certain Federal Income Tax Consequences

     The cash that will be received by each shareholder in exchange for his or her shares will likely be treated as a sale of stock generating capital gain (or capital loss) equal to $.915, as adjusted, minus, the adjusted tax basis for such shares.

     Certain non-corporate shareholders may be eligible for reduced rates of taxation (which may vary depending on such shareholder's holding period for the Logitek common stock) if, as of the date of the exchange, such shareholder has held such Logitek common stock for more than one year. The deductibility of a capital loss realized is subject to limitations. Individual shareholders should consult their tax advisor to determine the tax treatment applicable to the sale of their particular shares.

     In addition to the foregoing, special income tax provisions relating to the exclusion or rollover of gain from the sale of qualified small business stock by the shareholders may apply.

     In general, non-corporate shareholders may exclude up to 50% of the gain from the sale of qualified small business stock, subject to certain limitations, if they have held such stock for more than five years, or they may defer some of the gain by reinvesting the proceeds from the sale of qualified small business stock that they have held for at least six months in other qualified small business stock within the 60-day period beginning on the date of sale.

     EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER UNDER FEDERAL, STATE, LOCAL OR ANY OTHER APPLICABLE LAW.

Rights of Dissenting Shareholders

     Under New York law, shareholders who do not vote in favor of the Merger Agreement and who comply with certain notice requirements and other procedures will have the right to be paid cash for the "fair value" of their shares. "Fair value" may be more or less than the $.915, as adjusted, to be paid to the shareholders under the Merger Agreement. Dissenting shareholders must precisely follow specific procedures to exercise this right, or the right may be lost. These procedures are described in this Proxy Statement, and a copy of the applicable portion of New York law that grants dissenters' rights is attached as Appendix C.

Delisting of Logitek Common Stock

     Immediately following the completion of the Merger, the shares of Logitek common stock will be delisted from the NASDAQ OTC Bulletin Board and there will no longer be a public market for Logitek common stock.



                THE SPECIAL MEETING OF LOGITEK'S SHAREHOLDERS

Matters to Be Considered at the Special Meeting

     At the Special Meeting, Logitek's shareholders will be asked to consider and vote upon a proposal to adopt the Merger Agreement. If the requisite votes in favor of the proposal are obtained and certain other conditions are satisfied or, where permissible, waived:

     (i) Merger Sub will be merged with and into Logitek and Logitek shall continue as the surviving corporation and shall be a wholly-owned subsidiary of NAI; and

     (ii) The Merger will become effective upon the filing of the Certificate of Merger or upon such other date as is specified in the Certificate of Merger in accordance with the BCL and as NAI and Logitek shall agree (the "Effective Time") and, except as described below, each share of Logitek common stock issued and outstanding immediately prior to the filing of the Certificate of Merger will be converted into the right to receive $.915, as adjusted, in cash, without interest.

     The Merger Agreement provides that the right to receive $.915 in cash, without interest, for each share of Logitek common stock issued and outstanding prior to the Effective Time and the right to receive for each option an amount in cash equal to the difference between $.915 and the per share exercise price are subject to adjustment. If the net worth of Logitek is less than $2,017,268 as of the Effective Time, the merger consideration of $.915 per share will be decreased to the extent of the shortfall calculated as of the last day of the month prior to the Closing Date; the Merger Agreement anticipated that such calculation date will be June 30, 1999. The Merger Agreement also provides that the merger consideration of $.915 per share may be reduced on a dollar for dollar basis by the amount of any environmental clean-up or remediation cost discovered up until, and including, April 30, 1999.

     Shares of Logitek common stock held at the Effective Time in Logitek's treasury or by NAI will be canceled without payment. Shares in respect of which appraisal rights have been perfected properly under Section 623 of the BCL will be entitled to receive the consideration provided for by the BCL.

     The affirmative vote of 66 2/3 percent of the outstanding shares of Logitek common stock entitled to vote at the Special Meeting is required by the BCL to adopt the Merger Agreement and to effect the Merger.

     It is currently anticipated that the Merger will occur as promptly as practicable after adoption of the Merger Agreement by Logitek's shareholders at the Special Meeting and the satisfaction or, where permissible, waiver of the other conditions to the consummation of the Merger, but no later than August 31, 1999. There can be no assurance that, even if the requisite shareholder approval is obtained, the other conditions to the Merger will be satisfied or waived, or that the Merger will be consummated.

Voting at the Special Meeting

     Logitek's Board of Directors has fixed the close of business on June 25, 1999 as the "Record Date" for determining Logitek's shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Logitek common stock as of the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were ________ shares of Logitek common stock, held by approximately ___ holders of record, outstanding and entitled to vote. Shareholders may cast one vote per share of Logitek common stock, either in person or by properly executed proxy, on each matter to be voted on at the Special Meeting. Under the BCL, _________ shares of Logitek common stock must vote in favor of adopting the Merger Agreement.

     Votes cast in person or by Proxy at the Special Meeting will be tabulated by Continental Stock Transfer & Trust Co. (the "Transfer Agent"). The Transfer Agent will treat abstentions as shares of Logitek common stock that are present and entitled to vote. In addition, if a broker submits a Proxy indicating that it does not have discretionary authority as to certain shares of Logitek common stock to vote on a particular matter, those shares will be treated as present and entitled to vote.

     Because the vote on the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the approval of holders of 66 2/3 percent of the votes entitled to be cast by the holders of all outstanding shares of Logitek common stock, an abstention and a broker non-vote will have the same effect as a vote against the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

     THE MERGER CONSTITUTES A MATTER OF GREAT IMPORTANCE TO SHAREHOLDERS OF LOGITEK. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS CONSUMMATED, THE OWNERSHIP INTERESTS OF THE SHAREHOLDERS IN LOGITEK WILL CEASE IN EXCHANGE FOR THE RIGHT TO RECEIVE A CASH PAYMENT OF $.915 PER SHARE, AS ADJUSTED, OR TO PURSUE APPRAISAL RIGHTS. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED IN THIS PROXY STATEMENT.

ESOP Shares

     As of March 29, 1999, there were 601,737 shares of Common Stock (approximately 17.8% of the outstanding shares of Logitek common stock) held by the ESOP (the "ESOP Shares"). The ESOP Trustee is required under the terms of the ESOP to solicit instructions of participants in the ESOP on all matters requiring stockholder approval and to vote the ESOP shares in accordance with the instructions of the participants.

     Pursuant to the terms of the ESOP, this Proxy Statement along with a letter from the ESOP Trustee is being sent to participants in the ESOP requesting that ESOP participants instruct the ESOP Trustee to vote the ESOP Shares allocated to each ESOP participant's account. ESOP Shares for which no voting instructions are received (unvoted shares) will not be voted.

     Notwithstanding such provisions, the ESOP Trustee must abide by the fiduciary obligations imposed by federal law. Accordingly, although participants in the ESOP have the right to instruct the ESOP Trustee how to vote the shares of Logitek common stock allocated to their accounts, the ESOP Trustee has the continuing obligation, even after the receipt of such instructions, to determine whether to follow such instructions based on its evaluation of the facts and circumstances or to override the instructions of the ESOP participants in certain very limited circumstances.

Proxies; Solicitation of Proxies by the Board of Directors

     All shares of Logitek common stock represented at the Special Meeting by properly executed Proxies received prior to or at the Special Meeting, and not revoked before their use, will be voted in accordance with the instructions thereon. If no instructions are given, properly executed Proxies will be voted FOR the adoption of the Merger Agreement and approval of the Merger. If any other matters are properly presented to the Special Meeting or any adjournments or postponements thereof, the persons named in the enclosed form of Proxy as acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Logitek does not know of any matters other than the adoption of the Merger Agreement and approval of the Merger that will be presented at the Special Meeting.

     A Logitek shareholder who has given a Proxy may revoke it at any time before it is voted at the Special Meeting, or any postponements or adjournments thereof, by filing with the Secretary of Logitek, at Logitek's address set forth herein, a written revocation bearing a later date than the Proxy being revoked, or by submission of a validly executed Proxy bearing a later date than the Proxy being revoked, or by attending the Special Meeting, or any postponements or adjournments thereof, and voting in person (although attendance at the Special Meeting, or any postponements or adjournments thereof, will not in and of itself constitute revocation of a Proxy).

     Proxies are being solicited by and on behalf of Logitek's Board of Directors. Logitek will bear the cost of the Special Meeting and the cost of soliciting Proxies therefor, including the cost of printing and mailing the Proxy material. In addition to solicitation by mail, directors, officers and regular employees of Logitek may solicit proxies from Expert's shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Logitek common stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

     HOLDERS OF LOGITEK COMMON STOCK ARE REQUESTED TO SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED POSTAGE PRE-PAID ENVELOPE. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARDS.

Record Date; Stock Entitled to Vote; Quorum

     Only holders of Logitek common stock at the close of business on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, Logitek had outstanding and entitled to vote ___________ shares of Logitek common stock. Shares of Logitek common stock represented by properly executed Proxies which are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

     The presence, in person or by Proxy, at the Special Meeting of the holders of at least ____ shares of Logitek common stock ( i.e., a majority of the shares of Logitek common stock outstanding on the Record Date) is necessary to constitute a quorum for the transaction of business.

                                 THE MERGER

Purpose of the Merger

     The purpose of the Merger is for NAI to acquire the entire equity interest in Logitek. Merger Sub was formed solely for the purpose of effecting the Merger. In connection with the Merger, (i) Merger Sub will be merged with and into Logitek with Logitek continuing as the surviving corporation and as a wholly-owned subsidiary of NAI and (ii) Logitek's shareholders (other than such shareholders who properly perfect appraisal rights in accordance with Section 623 of the BCL) will receive the $.915 per share merger consideration, as adjusted (the "Merger Consideration").

     The acquisition of Logitek is structured as a cash merger. Logitek's purpose in submitting the Merger to the vote of its shareholders with a favorable recommendation at this time is to allow the shareholders an opportunity to receive a cash payment at a fair price in order to provide a prompt and orderly transfer of ownership of Logitek to NAI and to provide Logitek's shareholders with cash for all of their shares of Logitek common stock.

     If the Merger is consummated, Logitek's shareholders will no longer have any equity interest in Logitek and therefore will not share in its future earnings and growth. Instead, each shareholder (other than shareholders who properly perfect appraisal rights in accordance with Section 623 of the BCL) will receive, upon surrender of the certificate or certificates evidencing the appropriate number of shares of Logitek common stock, the Merger Consideration in exchange for each share of Logitek common stock owned immediately prior to the Effective Time.

     Except for the Merger, Logitek is not aware that NAI has any present plans that relate to or would result in (i) an extraordinary corporate transaction such as a merger, reorganization or liquidation involving Logitek or any of its subsidiaries, (ii) a sale or other transfer of a material amount of assets of Logitek or any of its subsidiaries or (ii) any changes in Logitek's corporate structure or business. Shareholders should assume that NAI, however, will continue to evaluate the business and operations of Logitek after the Merger and make such changes as are deemed appropriate.

Certain Effects of the Merger

     Upon consummation of the Merger, each Logitek shareholder will be entitled (i) to receive a payment in cash of $.915 per share, as adjusted, of Logitek common stock, without interest, or (ii) to exercise appraisal rights pursuant to the BCL if properly demanded prior to the vote on the adoption of the Merger Agreement at the Special Meeting. The Merger Agreement provides that the right to receive $.915 in cash, without interest, for each share of Logitek common stock issued and outstanding prior to the Effective Time and the right to receive for each option an amount in cash equal to the difference between $.915 and the per share exercise price are subject to adjustment. If the net worth of Logitek is less than $2,017,268 as of the Effective Time, the merger consideration of $.915 per share will be decreased to the extent of the shortfall calculated as of the last day of the month prior to the Closing Date; the Merger Agreement anticipated that such calculation date will be June 30, 1999. The Merger Agreement also provides that the merger consideration of $.915 per share may be reduced on a dollar for dollar basis by the amount of any environmental clean-up or remediation
cost discovered up until, and including, April 30, 1999.    Logitek's
shareholders, as of the Effective Time, will have no continuing ownership interest in Logitek and will no longer participate in the future earnings and potential growth of Logitek.

     As a result of the Merger, Merger Sub will be merged with and into Logitek and Logitek will continue as a wholly-owned subsidiary of NAI. From the Effective Time, shares of Logitek common stock will no longer be traded on the NASDAQ OTC Bulletin Board, and price quotations with respect to sales of shares of Logitek common stock in the public market will no longer be available. The registration of the shares of Logitek common stock under the Exchange Act will terminate and this termination will eliminate Logitek's obligation to file periodic financial and other information with the SEC and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions and the requirement of furnishing a proxy or information statement in connection with shareholders meetings, no longer applicable to Logitek.

     Pursuant to the terms of the Merger Agreement, Merger Sub's Board of Directors and officers will become, upon consummation of the Merger, the Board of Directors and officers, respectively, of Logitek, the surviving corporation.

Risk that the Merger Will Not Be Consummated

     Consummation of the Merger is subject to a number of conditions, including, among other things, (i) receipt of the required shareholder approval, (ii) the requirement of the absence of an injunction or other order restraining consummation of the transactions contemplated by the Merger Agreement, (iii) no more than 10% of the issued and outstanding shares of Logitek common stock shall have demanded an appraisal of their shares under
Section 623 of the BCL, (iv) the net worth of Logitek is less than $2,017,268 as of the Effective Time, and (iv) the requirement that no event have occurred which would have a material adverse effect on the business, operations, assets or financial condition of Logitek and its subsidiaries, taken as a whole, other than which relate generally to the industry in which Logitek operates.

     It is expected that if the Merger Agreement is not adopted by Logitek's shareholders, or if the Merger is not consummated for any other reason, Logitek's current management, under the direction of Logitek's Board of Directors, will continue to manage Logitek as an on-going business. No other transaction is currently being considered by Logitek as an alternative to the Merger.

Background of the Merger

     Mr. William Forman, President and Chief Executive Officer of NAI, contacted Mr. Herbert L. Fischer, Chairman of the Board and Chief Executive Officer of Logitek, during November 1998 indicating his interest in a possible acquisition of Logitek by NAI. Mr. Fischer and Mr. Forman had previously discussed the possibility of such acquisition several years ago but could not reach an agreement at that time. On this occasion, after many lengthy meetings during November, December and March at which the parties discussed the earnings per share, book value, cash flows, future sales possibility as well as the current market capitalization of Logitek, a price of $.915 per share of Logitek common stock was agreed upon by the parties. At that time, Mr. Fischer insisted that the shareholders of Logitek be paid out in cash on the Closing Date. Over the next several weeks, considerable discussion ensued over the cash payout requirement. Full agreement was reached regarding the primary matters in March 1999.

     The decision of Logitek's Board of Directors to approve, and recommend adoption and approval by Logitek's shareholders of the Merger Agreement and the transactions contemplated thereby, including the Merger, followed extensive negotiations between Logitek and NAI regarding the terms of the Merger Agreement. Logitek's Board of Directors' deliberations included a detailed review of Logitek's business, results of operations and prospects, including the likelihood of effecting an alternative transaction and the ranges of values to Logitek's shareholders that might be achievable in an alternative transaction and the financial and other terms of the proposed Merger. For a statement of the material factors considered by Logitek's Board of Directors in connection with its approval and recommendation, see "- Recommendation of Logitek's Board of Directors; Logitek's Reasons for the Merger."

     The Merger Agreement between Logitek and NAI was executed on March 29,
1999.

Recommendation of Logitek's Board of Directors; Logitek's Reasons for the
Merger

     In light of Logitek's Board of Directors' consideration of various strategic alternatives and its review of Logitek's competitive position and recent operating results, Logitek's Board of Directors has determined that the Merger is fair to, and in the best interests of, Logitek and its shareholders. In making this recommendation and in approving the Merger Agreement and the transactions contemplated thereby, Logitek's Board of Directors considered a number of factors, including but not limited to, the factors described below:

     - The $.915 per share, as adjusted, of Logitek common stock to be paid in the Merger was superior to the consideration in all of the other offers received by Logitek.

     - Logitek's Board of Directors' conclusion that it was not likely that any party other than NAI would propose and complete a transaction that was more favorable than the Merger to Logitek and Logitek's shareholders.

     - The terms and conditions of the Merger Agreement, including without limitation: (i) the amount and form of consideration, (ii) the provision permitting Logitek's Board of Directors under certain circumstances to furnish information to, and negotiate with, a third party making an unsolicited bona fide acquisition proposal and (iii) the provision permitting Logitek's Board of Directors under certain circumstances to terminate the Merger Agreement in order to accept an acquisition proposal from a third-party on prior written notice to NAI and upon paying NAI a fee of $150,000, which amount would not, in Logitek's Board of Director's view, preclude the possibility of such an acquisition proposal although it might deter some potential acquisition proposals and/or reduce the price per share of Logitek common stock otherwise payable by a third-party in an acquisition proposal.

     - Continued consolidation of customers within Logitek's industry, largely by way of mergers and consolidations, has eroded Logitek's customer base. Larger customers resulting from this wave of mergers and consolidations, as well as Logitek's traditional customer base of large aircraft and defense contractors and agencies of the U.S. Government, may increasingly prefer to do business with larger suppliers which may be perceived as offering more competitive rates and greater efficiencies in fulfilling orders. Furthermore, larger customers have increasingly made demands for quality standards requiring more internal reporting and record keeping, such as are mandated by the ISO 9000 requirements. Compliance costs associated with these increasing standards are more easily absorbed by a larger company. In light of the foregoing, the Board of Directors determined that it would be favorable if Logitek could combine with a larger entity in order to effect the necessary economies of scale to compete in the more demanding marketplace for electronic components.

     - Herbert Fischer recently advised the Board of Directors that he intended to phase in a retirement from his duties as the Chief Executive Officer of Logitek. After analyzing Logitek's management depth, the Board of Directors became concerned that there were no
          likely successors to Mr. Fischer.   The Board of Directors
          determined that the consummation of the proposed Merger would increase Logitek's management depth and assist in solving the successorship problem posed by Mr. Fischer's plans to gradually retire from the business.

     - The $.915 per share, as adjusted, of Logitek common stock to be paid in the Merger represents (i) a premium of approximately 90% over the $.48 closing sale price for the shares on the NASDAQ OTC Bulletin Board on March 31, 1999, the last trading day prior to the public announcement of the proposed Merger and (ii) a premium of approximately 130% over the average closing trading price per share of $.70 during the twelve months preceding the initial Merger discussions.

     - The $.915 price, as adjusted, to be paid in the Merger represents a premium of 155% above Logitek's book value per share of Logitek common stock basis as of December 31, 1998. See "Unaudited Per Share Information."

     - The opinion of Glenis Group that, as of May 20, 1999, the $.915 per share, as adjusted, of Logitek common stock consideration to be received by Logitek's shareholders in the Merger is fair to such shareholders from a financial point of view. The full text of Glenis Group's opinion, which sets forth the assumptions made, the matters considered and limitations on the review undertaken by Glenis Group, is attached as Appendix B to this Proxy Statement, and is incorporated herein by reference. Glenis Group's opinion is directed only to the fairness, from a financial point of view, of the cash consideration to be received by Logitek's shareholders in the Merger and is not intended to constitute, and does not constitute, a recommendation as to whether any Logitek shareholder should vote to adopt the Merger Agreement and approve the Merger. Holders of Logitek common stock are urged to read Glenis Group's opinion in its entirety. Logitek's Board of Director has relied upon Glenis Group's opinion in determining that the Merger is fair to, and in the best interests of. Logitek and its shareholders.

     Logitek's Board of Directors also considered certain potentially negative factors in its deliberation concerning the Merger, including among others:

     - The fact that, as a result of the Merger, Logitek's shareholders will cease to have any interest in Logitek as an ongoing corporation with potential for future growth.

     - The possibility that the Merger might not be consummated and the effect of the public announcement of the Merger on (i) Logitek's sales and operating results, (ii) Logitek's ability to attract and retain key technical, management and marketing personnel, and (iii) the progress of certain development projects.

     The Board of Directors of Logitek did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the advantages of the Merger.

     The foregoing discussion of the information and factors discussed by Logitek's Board of Directors is not meant to be exhaustive, but includes all material factors considered by Logitek's Board of Directors. Logitek's Board of Directors did not assign relative weights to the above factors or determine that any factor was of particular importance. Rather, the recommendation of the Logitek Board of Directors was based on the totality of the information presented to and considered by it, except that particular consideration was placed on (i) the opinion of Glenis Group that, as of the date of such opinion, the $.915 per share, as adjusted, of Logitek common stock to be received by Logitek's shareholders in the Merger is fair to such shareholders from a financial point of view, (ii) the active arm's length bargaining that had occurred between Logitek, on the one hand, and NAI on the other hand, that resulted in the Merger Consideration, which the members of the Board of Directors believed was the highest price that NAI would agree to pay, and (iii) the fact that the terms of the Merger Agreement permit Logitek to abandon the Merger if a superior transaction is proposed.

     LOGITEK'S BOARD OF DIRECTORS RECOMMENDS THAT LOGITEK'S SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

Opinion of Glenis Group

     Glenis Group had acted as financial advisor to Logitek in connection with the Merger. In connection with such engagement, Glenis Group delivered to the Board of Directors its written opinion dated May 20, 1999, to the effect that, based upon and subject to the various considerations set forth in such opinion, the Merger Consideration was fair, from a financial point of view, to the Logitek shareholders. No limitations were imposed by the Logitek Board upon Glenis Group with respect to investigations made or the procedures followed by Glenis Group in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF GLENIS GROUP DATED MAY 20, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW TAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. LOGITEK SHAREHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. GLENIS GROUP'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO THE LOGITEK SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW, HAS BEEN PROVIDED TO THE LOGITEK BOARD IN CONNECTION WITH ITS EVALUATION OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY LOGITEK STOCKHOLDER AS TO HOW SUCH LOGITEK SHAREHOLDER SHOULD VOTE. GLENIS GROUP HAS CONSENTED TO THE INCLUSION OF ITS OPINION IN THIS PROXY STATEMENT AND THE SUMMARY OF THE OPINION OF GLENIS GROUP SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Glenis Group, among other things,

     - reviewed and analyzed certain publicly available financial statements for Logitek and information made available to Glenis Group by the management of Logitek;

     - analyzed certain internal financial statements and other financial and operating data prepared by the management of Logitek;

     - discussed the past, present and future operations, financial condition and the prospects of Logitek with the management of Logitek;

     - developed a forecast and projection of the future potential of Logitek, which was reviewed and discussed with the management of Logitek (See "Forward-Looking Statements");

     - compared the financial performance and condition of Logitek with that of certain other comparable publicly traded companies;

     - reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Merger;

     - reviewed and discussed with the management of Logitek the strategic objectives of the Merger and certain other benefits of the Merger;

     -    reviewed the Merger Agreement; and

     -    performed such other analyses as Glenis Group deemed appropriate.

     In rendering its opinion, Glenis Group assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by Glenis Group for the purposes of providing its opinion, and did not assume any responsibility for independent verification of such information. Glenis Group did not assume any responsibility for independent valuation or appraisal of the assets and liabilities of Logitek nor was it furnished with any such valuation or appraisal. With respect to financial projections, Glenis Group prepared projections based on historical performance. The projections were developed, reviewed and discussed with management of Logitek. Glenis Group expresses no view as to the validity of such projections or the assumptions on which they were based. Glenis Group assumed that the Merger described in the Merger Agreement will be consummated on the terms set forth therein without material waiver or modification. Glenis Group's opinion is based upon economic, market and other conditions as they existed and could be evaluated on May 20, 1999.

     As a matter of policy, Logitek does not publicly disclose internal management forecasts, projections or estimates. The analysis prepared by Glenis Group, and reviewed with management, was not prepared with a view towards public disclosure. The forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, factors related to general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates. See "Forward-Looking Statements."

     The following is a summary of the material analyses in conjunction with the delivery of Glenis Group's opinion to the Logitek Board.

     Comparable Public Company Analysis. Glenis Group reviewed and compared certain financial, operating and stock market performance data of Logitek with certain publicly available financial, operating and stock market performance data of ten (10) publicly traded electronic component manufacturers with operations similar to Logitek and with market capitalizations of less than $125 million (the "Peer Companies").

     Glenis Group analyzed the relative performance and value of Logitek by comparing certain publicly available financial data of Logitek with the Peer Companies, including, among other things, the current ratio, ratios of profit margins, and long term debt to equity, each as of June 30, 1998, multiples of market price to earnings per share as of the twelve months ended June 30, 1998, and the market to book price to book value as of June 30, 1998. In addition, the interim financial results for the six-month period of December 31, 1998 and the nine-month period of March 31, 1999 were reviewed to reflect current conditions. This analysis yielded the following financial data as of March 31, 1999 for the Peer Companies (median numbers) and Logitek, respectively: (1) current ratio of 2.4x and 4.2x; (2) profit margins of 3.6% and 8.2%; (3) long term debt to equity of .09 and 0.18; (4) market price to earnings of 4.1x and 4.3x; and (5) market price to book value of .93x and
 .87x.

     Comparable Transaction Analysis. Glenis Group reviewed the consideration paid or proposed to be paid in other merger and acquisition transactions, involving electronic component manufacturers with operations or financial characteristics similar to Logitek (the "Comparable Transactions"). In reviewing the Comparable Transactions, however, Glenis Group was not able to examine ratios of multiples of the purchase price relative to equity, operating net income and net income of the target companies, as the target companies were private companies, and to the knowledge of Glenis Group such data was not publicly disclosed.

     Review of Takeover Premiums. Glenis Group was not able to review any premiums paid in selected electronic component manufacturers, as the acquired companies identified were privately owned, and to the knowledge of Glenis Group such data was not publicly disclosed.

     Stock Trading History. Glenis Group reviewed the stock price performance and trading volume of the Logitek common stock during the period from July 1994 to May 1999 on a monthly basis and from July 1998 to May 20, 1999 on a daily basis. Glenis Group compared the stock price performance and trading volume of the Logitek common stock to the Peer Companies and the Standard & Poors 500 for such periods.

     Discounted Cash Flow Analysis. Glenis Group performed a discounted cash flow analysis to determine a range of present values per share of Logitek common stock assuming Logitek continued to operate as a stand-alone entity. The range was determined by: (1) the present value of the estimated future earnings stream that Logitek could generate between June 30, 1999 and June 30, 2004 adjusted for debt; and (2) the present value of the terminal value of Logitek, which was calculated both as a multiple of earnings before interest and taxes for June 30, 1999 and as a multiple of book value as of June 30, 2004. The discounted cash flow analysis did not take into consideration the payment of any dividends, as Logitek has not paid any dividends, and no dividends were anticipated for the foreseeable future. Based on the analysis performed, the present values of the earnings streams were calculated using discount rates from 12% to 14%. Applying the discount rates and assumptions, Glenis Group determined that the present value of Logitek, as of May 20, 1999, ranges from $.78 to $.82 per share of Logitek common stock.

     In arriving at its opinion, Glenis Group performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Glenis Group or of Glenis Group's presentations to the Logitek Board. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Such an opinion is therefore, not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Glenis Group did not give any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Glenis Group believes that its analyses must be considered as a whole and that selecting portions of such analyses and factors could create an incomplete view of the process underlying the analyses set forth in its opinion. With regard to the comparable public company analysis and the comparable transactions analysis summarized above, Glenis Group selected comparable public companies and transactions on the basis of various factors; however no public company or transaction utilized as a comparison is identical to Logitek or the Merger. Accordingly, an analysis of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the Peer Companies and other factors that could affect the acquisition or public trading value of the Peer Companies and Comparable Transactions to which Logitek and the Merger are being compared.

     Glenis Group's opinion does not address Logitek's underlying business decision to effect the Merger. In performing its analyses, Glenis Group made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Logitek. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Actual values will depend upon several factors, including changes in interest rates, market conditions, general economic conditions and other factors that generally influence the price of securities. See "Forward-Looking Statements."

     Glenis Group is an investment banking firm that was selected by Logitek based on Glenis Group's experience and expertise. Glenis Group regularly engages in the evaluation of securities in connection with acquisitions, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. In the ordinary course of business, Glenis Group may effect transactions, for its own account and for the account of customers, and hold at any time a long or a short position in securities.

     Pursuant to a letter agreement dated March 24, 1999, between Logitek and Glenis Group, Glenis Group agreed to act as financial advisor to Logitek in connection with the Merger. Logitek has agreed to pay Glenis Group $22,500 for such services. Logitek has agreed to reimburse Glenis Group for its reasonable out-of-pocket expenses, including travel, outside legal fees and related charges, and to indemnify Glenis Group and related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of Glenis Group's engagement.

NAI's Reason for the Merger

     NAI has made the determination to enter into the Merger Agreement and to consummate the transactions contemplated thereby as a method of increasing its product line and of becoming a larger supplier to NAI's existing customers due to the fact that NAI and Logitek share a similar customer base.


Interest of Certain Persons in the Merger

     When considering the recommendation of Logitek's Board of Directors, you should be aware that certain Logitek directors and officers participate in arrangements, and have continuing indemnification against liabilities that provide them with interests in the Merger that are different from, or are in addition to, yours. These arrangements and continuing indemnifications are described below. As of the Record Date, directors and executive officers of Logitek and their affiliates beneficially owned approximately 38% of the outstanding shares of Logitek common stock.

     Consulting and Non-Competition Agreement. Herbert L. Fischer, an officer, director and significant shareholder of Logitek, has entered into a consulting and non-competition agreement with Logitek, the surviving corporation.

     The consulting and non-competition agreement commits Herbert L. Fischer to a consulting term of four (4) years (the "Consulting Term") commencing on the date of completion of the Merger. Mr. Fischer will receive a consulting fee in the aggregate of $250,000 for the first twelve (12) month period of the Consulting Term and an aggregate of $366,610 over the next thirty-six
(36) months of the Consulting Term. In addition, Logitek shall pay certain of Mr. Fischer's business expenses. The obligation of Logitek to pay the amounts set forth above are guaranteed by NAI and shall be supported by a letter of credit from The Chase Manhattan Bank.

     Mr. Fischer has also agreed not to compete, directly or indirectly, with NAI for a period of eighteen (18) months after the expiration of his employment term. Mr. Fischer also agreed to certain non-disclosure provisions of confidential or proprietary information concerning Logitek or its affiliates.

     Shareholder's Agreement. In order to induce NAI and Merger Sub to enter into the Merger Agreement, Mr. Fischer, has entered into a shareholder's agreement with NAI and Merger Sub, pursuant to which Mr. Fischer agreed to vote all shares of Logitek common stock and options to purchase Logitek common stock that he is entitled to vote in favor of the approval and adoption of the Merger Agreement, the Merger and all agreements related thereto and the transactions contemplated thereby.

     Option Conversion Agreement. Upon completion of the Merger, on or prior to the Closing Date (as defined herein), each of the following beneficial and record holders of options to purchase Logitek common stock will enter into an option conversion agreement with Logitek: Howard Fein, Francis J. Vucci, Jack Pisciotta, Robert Carson, Michael Maletta, Edward Palmese, Gregory Zoraian and Herbert L. Fischer.

     The option conversion agreement provides each option shall be canceled and of no further force and effect and shall be converted into the right to receive an amount in cash equal to 100% of the difference between the Merger Consideration and the per share exercise price of such option, to the extent such difference is a positive number (the "Option Consideration"); provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act, any such Option Consideration shall not be payable until the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act, but shall be paid as soon as practicable thereafter.

     Indemnification. NAI and Merger Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of Logitek as provided in the Certificate of Incorporation and By-Laws of Logitek or existing indemnification agreements (which agreements have been delivered to NAI) shall survive the Merger and shall continue in full force and effect in accordance with their terms.

     Logitek (or after the Effective Time, the Surviving Corporation) will indemnify any of the current or former directors or officers of Logitek against all costs or expenses (including attorney's fees and expenses) relating to the enforcement of such party's rights under the Merger Agreement if it is ultimately determined that such party was entitled to indemnification under the Merger Agreement.

     In addition, for a period of six (6) years after the Effective Time, the Surviving Corporation will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Logitek (provided that NAI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the insured parties) with respect to matters arising before and acts or omissions occurring or existing at or prior to the Effective Time, including the transactions contemplated by the Merger Agreement.

Merger Consideration

     Except for shares of Logitek common stock owned by Logitek, treasury shares and dissenting shares, as of the Effective Time, each issued and outstanding share of Logitek common stock shall be converted into the right to receive cash from NAI in an amount equal to $.915, as adjusted. Any shares of Logitek common stock owned by Logitek and NAI will automatically be canceled at the Effective Time, will not be converted into the right to receive the Merger Consideration and will cease to exist.

Effective Time

     The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of New York or upon such other date as is specified in the Certificate of Merger in accordance with the BCL and as NAI and Logitek shall agree. Subject to certain limitations, the Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before August 31, 1999.

Conversion of Merger Sub Common Stock

     In the Merger, the shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will become the shares of Logitek, the Surviving Corporation.

Conversion of Logitek Common Stock; Procedures for Exchange of Certificates

     At the Effective Time, shares of Logitek common stock (other than shares of Logitek common stock held by shareholders who properly demand their appraisal rights pursuant to Section 623 of the BCL, shares held in Logitek's treasury and shares owned by NAI) will be converted into the right to receive the Merger Consideration.

     As soon as practicable following the Effective Time, the Paying Agent, or such other United States bank or trust company as shall be reasonably acceptable to Logitek to act as paying agent, will send a letter of transmittal to each holder of Logitek common stock and to each holder of an option to purchase Logitek common stock. The letter of transmittal will contain instructions with respect to the surrender of certificates representing shares of Logitek common stock and the surrender of the agreement, certificate or other document evidencing ownership of such options ("Option Agreement") in exchange for cash.

     SHAREHOLDERS OF LOGITEK SHOULD NOT FORWARD STOCK CERTIFICATES OR OPTION AGREEMENTS TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

     As soon as practicable after the Effective Time, each Logitek shareholder (other than shareholders who perfect their appraisal rights and other than NAI) of an outstanding certificate or certificates at such time which prior thereto represented shares of Logitek common stock will, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to receive the Merger Consideration. The Paying Agent will accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there will be no further transfer on the records of Logitek or its transfer agent of certificates representing shares of Logitek common stock which have been converted, in whole or in part, pursuant to the Merger Agreement into the right to receive cash, and if such certificates are presented to Logitek for transfer, they will be canceled against delivery of cash. Until surrendered as contemplated by the Merger Agreement, each certificate for shares of Logitek common stock and each Option Agreement will be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration. No interest will be paid or will accrue on any cash payable to shareholders as consideration in the Merger.

     As soon as practicable after the Effective Date, each holder of an Option Agreement will, upon surrender of the Option Agreement for cancellation to the Surviving Corporation, be entitled to receive in respect thereof the Option Consideration, and the Option Agreement so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the cash portion of the Option Consideration payable upon the surrender of any Option Agreement. Until settled in accordance with the exchange procedures herein, each option shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Option Consideration.

     Immediately subsequent to the Effective Time, the ESOP Trust, as the record holder of all share certificates formerly representing all outstanding shares of Logitek common stock which are owned beneficially by the participants in the ESOP and of record by the ESOP Trust (the "ESOP Shares"), shall surrender all share certificates of participants in the ESOP who have voted in favor of the Merger for cancellation to the Surviving Corporation, together with a letter of transmittal duly executed by the ESOP Trust as the holder of record of all such share certificates, and upon such surrender and cancellation, the ESOP Trust shall receive on the Closing Date, cash in an amount equal to the product of (i) the number of ESOP Shares represented by such share certificates and (ii) the Merger Consideration.

Certain Federal Income Tax Considerations

     Upon consummation of the Merger, each outstanding share of Logitek common stock (other than shares of Logitek common stock held by shareholders who properly demand their appraisal rights pursuant to Section 623 of the BCL, shares held in Logitek's treasury and shares owned by NAI) will be convened into the right to receive the Merger Consideration.

     The following discussion is a summary of the principal federal income tax consequences of the Merger to Logitek's shareholders whose shares of Logitek common stock are surrendered pursuant to the Merger (including any cash amounts received by dissenting shareholders pursuant to the exercise of appraisal rights). The discussion applies only to Logitek's shareholders in whose hands shares of Logitek common stock are capital assets, and may not apply to shares of Logitek common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to shareholders who are not citizens or residents of the United States.

     The federal income tax consequences set forth below are based upon present law. Because individual circumstances may differ, each shareholder is urged to consult such shareholder's own tax advisor to determine the applicability of the rules discussed below to such shareholder and the particular tax effects of the Merger, including the application and effect of state, local and other tax laws.

     The receipt of cash pursuant to the Merger (including any cash amounts received by dissenting shareholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the Merger and the shareholder's adjusted tax basis in the shares of Logitek common stock surrendered pursuant to the Merger. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, at the Effective Time of the Merger, the shares of Logitek common stock were held for more than one year. The Code imposes limits on the deductibility of capital losses.

     In addition to the foregoing, special income tax provisions relating to the exclusion or rollover of gain from the sale of qualified small business stock by the shareholders may apply. In general, noncorporate shareholders may exclude up to 50% of the gain from the sale of qualified small business stock, subject to certain limitations, if they have held such stock for more than five years, or they may defer some of the gain by reinvesting the proceeds from the sale of qualified small business stock that they have held for at least six months in other qualified small business stock within the 60-day period beginning on the date of sale.

     Logitek believes that it meets all requirements applicable to it to be a qualified small business. Accordingly shareholders who meet the requirements applicable to individual shareholders, including the holding period requirements, may be eligible for the exclusion or deferral treatment described herein.

     Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the shareholder fails to furnish such shareholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Shareholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.

     THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT. LOGITEK SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX
LAWS).

Anticipated Accounting Treatment

     It is expected that the Merger will be accounted for in accordance with the principles of purchase accounting.

Governmental and Regulatory Matters

     Neither NAI nor Logitek is aware of any other material governmental or regulatory approval required for completion of the Merger, other than compliance with applicable New York laws.

NASDAQ Delisting

     Immediately following the completion of the Merger, Logitek will seek to have the Logitek common stock, which is currently traded on the NASDAQ OTC Bulletin Board, delisted.


                            THE MERGER AGREEMENT

     The following is a brief summary of material provisions of the Merger Agreement which is attached as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated herein by reference.

The Merger

     The Merger Agreement provides that, following the satisfaction or waiver of the conditions described below under "-Conditions to the Merger," upon the filing of the Certificate of Merger with the New York Secretary of State and in accordance with New York law, at the Effective Time, Merger Sub shall be merged with and into Logitek with Logitek continuing as the surviving corporation and as a wholly-owned subsidiary of NAI. Under Section 903 of the BCL, the approval of the Board of Directors of Logitek and the affirmative vote of the holders of 66 2/3 percent of the outstanding shares of Logitek common stock are required to adopt the Merger Agreement and the transactions contemplated thereby. As of the Effective Time, each outstanding share of Logitek common stock (other than shares of Logitek common stock held by shareholders who properly demand their appraisal rights pursuant to Section 623 of the BCL, shares held in Logitek's treasury and shares owned by NAI) shall be converted into the right to receive the Merger Consideration.

Representations And Warranties

     The Merger Agreement contains customary representations and warranties of Logitek (which representations and warranties will not survive the Effective Time other than Section 6.6 of the Merger Agreement regarding brokers and finders) relating to, among other things, its due organization, corporate power, good standing and similar corporate matters, Logitek's capitalization, qualification to do business, authority to enter into the Merger Agreement and related agreements, the absence of any conflicts with Logitek's charter or agreements, required consents, reliability of financial statements and documents filed with the SEC and the accuracy of the information contained therein, compliance with applicable laws and regulations, no defaults, litigation, taxation and related tax matters, investments and banking relationships, accounts receivable, inventory, material contracts, employee benefit plans, the absence of certain changes and other events, undisclosed material liabilities, labor matters, title of assets, insurance, environmental matters, properties and other real estate matters, customers and products, intellectual property, trade secrets, software and information systems, appointment of ESOP Trustee, related party transactions and other agreements.

     The Merger Agreement contains various customary representations and warranties of ESOP Trustee (which representations and warranties will not survive the Effective Time) relating to, among other things, its trust power, authority to enter into Merger Agreement and related agreements, enforceability of the Merger Agreement; compliance with applicable laws and regulations, the accuracy of information filed with the SEC, voting of participants in the ESOP and the governing documents of the ESOP.

     The Merger Agreement also contains various customary representations and warranties of NAI and Merger Sub (which representations and warranties will not survive the Effective Time) relating to, among other things, its due organization, corporate power, good standing, authority to enter into the Merger Agreement and related agreements, the absence of any conflicts with their respective charters or agreements, reliability and accuracy of information contained in documents to be filed with the SEC, board recommendation for the Merger, the absence of certain legal proceedings and their financial sophistication.

Certain Covenants

     Logitek has agreed that, until the Effective Time of the Merger or unless NAI consents in writing, Logitek will:

     - conduct its businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of the Merger Agreement;

     - use all reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

     - not (a) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (b) split, combine, adjust, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (c) repurchase or otherwise acquire any shares of its capital stock, except as required by the terms of its securities outstanding or any employee benefit plan in effect on the date of the Merger Agreement;

     - not (a) grant any options, warrants or rights to purchase shares of Logitek common stock, (b) amend the terms of or reprice any option or amend the terms of any of its stock option plans, or (c) issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class or series, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, or convertible securities, other than the issuance of shares of Logitek common stock upon the exercise of options that are outstanding as of the date of the Merger Agreement;

     - permit reasonable access, to the directors, officers, employees, lenders, accountants, counsel and other representatives of NAI during usual business hours during the period prior to the Closing Date to the properties, accounts, books, contracts, commitments, tax returns and records of the Logitek and such other information relating to Logitek as NAI shall reasonably request;

     - not amend or propose to amend its Certificate of Incorporation or By-laws;

     - not (a) merge or consolidate with, or acquire any equity interest in, any corporation, partnership, association or other business organization, or enter into an agreement with respect thereto or
          (b) acquire or agree to acquire any assets of any corporation, partnership, limited liability company, association or other business organization or division thereof, except for the purchase of inventory and supplies in the ordinary course of business or the acquisition by Logitek of equity interests in any customer or supplier of Logitek in satisfaction of outstanding claims against such party in bankruptcy proceedings consistent with past practice;

     - not sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets, other than sales of inventory or sales or returns of obsolete or surplus equipment in the ordinary course of business consistent with past practice;

     - promptly provide NAI (or its counsel) with copies of all filings made by Logitek with the SEC or any other state or federal governmental agency or entity in connection with the Merger Agreement and the transactions contemplated hereby;

     - cause certain affiliate agreements listed on a schedule to the Merger Agreement to be terminated without any liability to Logitek;

     - not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Logitek;

     - not (without the prior written consent of NAI) (a) grant any increases in the compensation of any of its directors, officers, management employees or key employees; (b) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated to be paid prior to the Effective Time by any of the existing employee benefit plans or employee arrangements as in effect on the date of the Merger Agreement to any such director, officer, management employee or key employee, whether past or present; (c) enter into any new, or materially amend any existing, employment or severance or termination agreement with any such director, officer, management employee or key employee; or (d) except as may be required to comply with applicable law, become obligated under any new employee benefit plan or employee arrangement, which was not in existence on the date of the Merger Agreement, or amend any such plan or arrangement in existence on the date of the Merger Agreement if such amendment would have the effect of materially enhancing any benefits thereunder;

     - not assume, incur or refinance any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Logitek or guarantee any debt securities of any other person or enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of Logitek in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of any other person;

     - not without the prior written consent of NAI, (a) enter into any contracts involving aggregate annual payments in excess of $25,000 or (b) modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any material contract in any manner that is material and adverse to Logitek or (c) take any action or fail to take any actions that, with or without either notice or lapse of time, would constitute a material default under any material contract;

     - not take any action, other than in the ordinary course of business, consistent with past practice or as required by the SEC, by law or by changes in generally accepted accounting principles, with respect to accounting or tax policies, procedures and practices;

     - not incur any capital expenditures (including capitalized lease obligations);

     - not knowingly or intentionally take or agree or commit to take any action that is reasonably likely to result in any of Logitek's representations or warranties under the Merger Agreement being untrue in any respect or any of the conditions to the Merger not being satisfied in all respects;

     - not settle or compromise any tax liability or agree to any adjustment of any tax attribute or fail to duly and timely file any tax return with the appropriate governmental authorities required to be filed by it in a true complete and correct form or to timely pay all taxes shown to be due thereon or make any material elections with respect to taxes with respect to tax returns;

     -    not make any change in its accounts payable practices generally;

     - not terminate or amend or fail to perform any of its obligations or permit any material default to exist or cause any material breach under, or enter into (except for renewals in the ordinary course of business consistent with past practice), any material policy of insurance;

     - not dispose of or permit to lapse any material item of patent rights, trademarks, copyrights or other intellectual property rights;

     - not modify, amend or enter into any collective bargaining agreement;

     - all orders with suppliers will be entered into only in the ordinary course of business and only for usual quantities and at usual prices;

     - all sales contracts have been entered into in the ordinary course of business and at average prices which would maintain Logitek's gross margins consistent with past practice;

     - NAI and Merger Sub hereby acknowledge that the payment or incurrence of expenses and fees by Logitek, including, without limitation, fees and expenses payable to financial advisors, banks and other financial institutions and their counsel, and all fees and expenses of counsel, accountants, exchange agents and other advisors to Logitek whether incurred prior to, or after the date of the Merger Agreement, in connection with the Merger and the consummation of the transactions contemplated by the Merger Agreement shall not constitute a breach of any provision of
          Article V of the Merger Agreement. Logitek shall keep NAI apprised, from time to time, of the transaction expenses;

     - take all necessary steps to insure that, as of the Effective Time, the net worth of Logitek shall be not less than $2,017,268; provided, however, that if the net worth of Logitek is less than $2,017,268 as of the Effective Time, NAI and Merger Sub shall have the option of continuing to consummate the transactions contemplated hereunder; in such event the $.915 price per share shall be adjusted downward such that the aggregate Merger Consideration payable pursuant to the Merger Agreement is reduced by the amount of the shortfall calculated as of the last day of the month prior to the Closing Date; the Merger Agreement anticipated that such calculation date will be June 30, 1999.

Conditions to the Merger

     The Merger Agreement provides that the respective obligations of Logitek, ESOP Trustee, NAI and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions on or prior to the date on which the closing of the Merger occurs (the "Closing Date"):

     - The Merger Agreement and the transactions contemplated thereby shall have been adopted and approved by the affirmative vote of 66 2/3 percent of Logitek's shareholders required under the laws of the State of New York.

     - There shall not be any temporary restraining order, judgment, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger.

     - There shall not be any statute, rule, order, decree or regulation enacted or promulgated by any government or governmental agency or authority preventing the consummation of the Merger.

     - All required consents, authorizations, orders and approvals from governmental entities relating to the Merger shall have been obtained.

     - The ESOP Trustee shall have properly solicited and received the required vote of the participants in the ESOP in compliance with the ESOP plan document and applicable law.

     - Logitek must have received the opinion of Glenis Group, Inc., to the effect that as of May 20, 1999, the Merger Consideration to be received by the holders of shares of Logitek common stock in the Merger is fair to such holders from a financial point of view, with such opinion not having been withdrawn or modified.

     The obligations of NAI and Merger Sub to effect the Merger and the transactions contemplated thereby, are subject to following additional conditions:

     - Holders of no more than 10% of the issued and outstanding shares of Logitek common stock shall have demanded an appraisal of their shares under Section 623 of the New York Business Corporation Law.

     - Logitek's representations and warranties must be true and correct as of March 29, 1999 and as of the Closing Date as if made on the Closing Date, except to the extent that the cumulative effect of all inaccuracies of these representations and breaches of these warranties does not have, or is reasonably likely to have, a material adverse effect on the business, operations, assets or financial condition of Logitek and its subsidiaries, taken as a whole (the "Material Adverse Effect"), other than which relate generally to the industry in which Logitek operates.

     - Logitek must perform or comply in all material respects with all of its "Material Obligations" (as defined in the next sentence) required to be performed by it under the Merger Agreement. "Material Obligations" are all of the obligations, including covenants, of Logitek other than obligations the breach of which would not have a Material Adverse Effect on Logitek, the ESOP Trustee, NAI or Merger Sub, as the case may be.

     - Since March 29, 1999, no change, circumstance or event shall have occurred that has had or could be reasonably likely to have a Material Adverse Effect on Logitek.

     - The ESOP Trustee's representations and warranties must be true and correct as of March 29, 1999 and as of the Closing Date as if made on the Closing Date except to the extent that the cumulative effect of all inaccuracies of these representations and breaches of these warranties does not have a Material Adverse Effect on Logitek.

     - ESOP Trustee must perform or comply in all material respects with all of its Material Obligations required to be performed by it under the Merger Agreement.

     - NAI shall have received a copy of all corporate action and trust action, respectively, by each of the Company and the ESOP Trustee, respectively, related to the Merger Agreement and executed copies of the shareholder's agreement and option conversion agreements as contemplated by the Merger Agreement and a certified copy of the Certificate of Merger.

     - NAI shall have been satisfied with the environmental due diligence review as contemplated by the Merger Agreement.

     - Logitek shall have received a release of liens on certain of its assets from a third party lender.

     The obligations of Logitek to effect the Merger and the transactions contemplated thereby, are subject to of the following additional conditions:

     - The respective representations and warranties of NAI and Merger Sub must be true and correct as of March 29, 1999 and as of the Closing Date as if made on the Closing Date except to the extent that the cumulative effect of all inaccuracies of these representations and breaches of these warranties does not have a Material Adverse Effect on NAI and Merger Sub.

     - NAI and Merger Sub must perform or comply in all material respects with all of their respective Material Obligations required to be performed by them under the Merger Agreement.

     - NAI must have obtained a certain letter of credit in accordance with the consulting and non-competition agreement entered into with Herbert L. Fischer.

No Solicitation

     Except as described below, and after the date of the Merger Agreement until the earlier of the Closing Date or the termination of the Merger Agreement, Logitek will not, and will not authorize or permit any of its directors, officers, employees, lenders, accountants, counsel and other representatives to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or (ii) take any other action to facilitate or engage in, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any (a) merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of a material portion of the assets of Logitek in a single transaction or series of transactions; (c) any tender offer or exchange offer for all or any portion of the outstanding shares of capital stock of the Logitek or the filing of a registration statement under the Securities Act in connection therewith or (d) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or for the purpose of obtaining an Acquisition Proposal.

     If, however, at any time prior to Logitek shareholder approval of the Merger Agreement, the Board of Directors of Logitek determines in good faith, based on the advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to Logitek shareholders under applicable law, Logitek, in response to a written Acquisition Proposal that (A) was unsolicited or that did not otherwise result from a breach of this Section, and (B) is reasonably likely to lead to a Superior Proposal (as defined in the next sentence), may furnish non-public information to, and participate in discussions or negotiations with, the person or entity that makes such Acquisition Proposal (provided that such person or entity has entered into a customary confidentiality agreement with Logitek). A "Superior Proposal" means a bona fide fully written offer made by a third party to acquire, directly or indirectly, all of the shares of Logitek common stock then outstanding or all or substantially all the assets of Logitek and otherwise on terms wherein the Board of Directors of Logitek determines to be economically superior to the transactions contemplated by the Merger Agreement. Logitek will promptly notify the NAI if it has received a written Acquisition Proposal.

     Logitek is not prohibited from taking and disclosing to its shareholders of a position with respect to a tender offer contemplated by Rule 14e-2 under the Exchange Act if, after the receipt of an unsolicited written, bona fide Acquisition Proposal, the Board of Directors of Logitek, after consultation with its independent legal counsel (who may be Logitek's regularly engaged independent counsel), determines in good faith that such action is advisable for the Board of Directors of Logitek to comply with its fiduciary duties to holders of Logitek common stock under applicable law.

     Logitek shall notify NAI orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to, and all material aspects of, all inquiries and proposals which it or any of its representatives may receive relating to the making of an Acquisition Proposal and, if such inquiry or proposal is in writing, Logitek shall deliver to NAI a copy of such inquiry or proposal as promptly as practicable. Logitek will, to the extent reasonably practicable, keep NAI and Merger Sub fully informed of the status and details of any Acquisition Proposal or inquiry.

     In addition, the Board of Directors of Logitek may not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to NAI or Merger Sub, its approval or recommendation of the Merger Agreement unless there is a Superior Proposal outstanding pursuant to the terms of the Merger Agreement, (ii) approve or recommend, or propose to approve or recommend an Acquisition Proposal that is not a Superior Proposal, or (iii) cause Logitek to enter into any letter of intent, agreement in principle, or acquisition agreement or other agreement with respect to an Acquisition Proposal that is not a Superior Proposal, unless Logitek's Board of Directors (x) determines in good faith, based on the advice of its outside legal counsel, that such action is required in order to comply with its fiduciary duties to the shareholders of Logitek and (y) the Logitek Board of Directors terminates the Merger Agreement pursuant to the terms of the Merger Agreement.

Termination of the Merger Agreement

     Logitek, NAI and ESOP Trustee can mutually agree in writing to terminate the Merger Agreement without completing the Merger.

     Either Logitek, NAI or ESOP Trustee may unilaterally terminate the Merger Agreement without completing the Merger if any of the following occurs:

     - if a final court order prohibiting the Merger is issued and is not appealable;

     -    if the Merger is not completed by August 31, 1999;

     - if the Logitek shareholders do not adopt the Merger Agreement at the Special Meeting.

     Either Logitek or ESOP Trustee may unilaterally terminate the Merger Agreement without completing the Merger if any of the following occurs:

     - if NAI or Merger Sub breaches a representation or warranty or materially breaches the Merger Agreement, either of which cannot be cured within ten days' notice, unless such breach, individually or in the aggregate with other breaches, could not be reasonably expected to have a material adverse effect on NAI or Merger Sub or materially adversely affect the consummation of the Merger;

     - if prior to receipt of shareholder approval, any person makes a proposal to acquire Logitek and either Logitek's Board of Directors or the ESOP Trustee determines in good faith that such transaction is a Superior Proposal to the Merger.

     In addition, NAI may unilaterally terminate the Merger Agreement without completing the Merger if any of the following occurs:

     - if Logitek's Board of Directors fails to recommend that Logitek's shareholders adopt the Merger Agreement or withdraws or modifies in any manner adverse to NAI or Merger Sub its approval or recommendation of the Merger or resolves to do any of the foregoing;

     - if Logitek's Board of Directors recommends to the Logitek shareholders any Acquisition Proposal or resolves to do so;

     - if ESOP Trustee fails to recommend that participants in the ESOP adopt the Merger Agreement or withdraws or modifies in any manner adverse to NAI or Merger Sub its approval or recommendation of the Merger Agreement or the Merger;

     - a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of Logitek (other than by Logitek or its affiliates) is commenced and the Logitek Board of Directors fails to timely recommend against the Logitek shareholders tendering their shares into such tender offer or exchange;

     - if NAI is not satisfied with its environmental due diligence review within thirty (30) days after the signing of the Merger Agreement;

     - if Logitek or the ESOP Trustee breaches a representation or warranty or materially breaches the Merger Agreement, either of which cannot be cured within ten days' notice, unless such breach, individually or in the aggregate with other breaches, could not be reasonably expected to have a material adverse effect on Logitek or materially adverse affect the consummation of the Merger.

Payment of Termination Fees

     Logitek has agreed to pay NAI a termination fee equal to $150,000 if the Merger Agreement is terminated in any of the following circumstances:

     NAI terminates the Merger Agreement after Logitek or the ESOP Trustee has breached any representation or warranty or Logitek has breached the no-solicitation provisions of the Merger Agreement or Logitek or the ESOP Trustee has materially breached any other covenant or agreement set forth in the Merger Agreement;

     - NAI terminates the Merger Agreement after (i) the Board of Directors of Logitek fails to recommend that the Logitek Shareholders adopt the Merger Agreement or withdraws or modifies, in any manner which is adverse to NAI, its recommendation of approval of the Merger or the Merger Agreement and the transactions contemplated thereby, or resolves to do so, (ii) the Board of Directors of Logitek recommends to the Shareholders of Logitek any alternative proposal or offer to acquire Logitek, or resolves to do so, (iii) the ESOP Trustee fails to recommend the Merger to the participants in the ESOP or withdraws or modifies, in a manner adverse to NAI, its recommendation of approval of the Merger or the Merger Agreement and the transactions contemplated thereby, or
          (iv) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of Logitek is commenced (other than by Logitek or its affiliates) and the Board of Directors of Logitek fails to timely recommend against the shareholders of NAI tendering their shares into such tender offer or exchange offer;
          or

     - Logitek or the ESOP Trustee terminates the Merger Agreement and prior to the receipt of Logitek Shareholder Approval, any person has made a bona fide proposal relating to a proposal or offer to acquire Logitek, or has commenced a tender offer or exchange offer for the Shares of common stock, and either the Board of Directors of Logitek or the ESOP Trustee determines in good faith, that such transaction, if consummated, would be a Superior Proposal to the Merger.

     Notwithstanding the foregoing to the contrary, the obligation to pay the termination fee is effective only upon receipt by Logitek of the fairness opinion of Glenis Group.

     Logitek had agreed to pay to NAI a termination fee of $75,000 if Logitek did not receive a fairness opinion from Glenis Group and did not consummate the Merger. Logitek did receive the fairness opinion from Glenis Group dated May 20, 1999 and therefore, will be required to pay to NAI a termination fee of $150,000 in the event the Merger Agreement is terminated for any of the above circumstances.

Amendments; Extensions; Waivers

     The Merger Agreement may be amended or supplemented by the parties only by written agreement at any time before the Effective Time; provided, however, that after any approval of the Merger by Logitek shareholders, there shall be made no amendment that reduces the amount of or changes the form of Merger Consideration.

     At any time prior to the Effective Time, each party to the Merger Agreement may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                LOGITEK, INC.

Business

     General. Logitek, a New York corporation, was formed in November 1969. Logitek designs and makes electronic power monitors and controls for the U.S. government and other industrial customers worldwide. Logitek's standard and custom-built products are used in missile navigation systems, radar equipment, aircraft, space vehicles, and telecommunication systems.

     Logitek's executive offices are located at 101 Christopher Street, Ronkonkoma, New York 11779 and its telephone number is (516) 467-4200.

     Logitek is engaged in the design, development and production of electronic monitors and controls which include electronic time delays, flashers, and voltage, frequency, phase and power monitors and switch mode power supplies. Power monitors are generally used to continuously and automatically monitor the characteristics of electrical power systems for conformance to design limits in order to insure proper and safe operation of equipment which utilize the monitored power. These devices provide for timed control of system shutdown and transfer in addition to visual fault annunciation. Although Logitek manufactures products "built to specifications" most of its sales are for its standard products.

     Logitek developed and manufactures a line of time delay relays designed to cause a system to perform or not to perform a specific function for, during or after a precise interval of time. The time delay relay is used in those instances, among others, where a system must be turned on for a specific period of time after application of power and then shut down; where it is necessary to operate a system for an interval of time after the complete loss of power; or to regulate the precise time interval between various functions. Among its practical applications, time delay relays are used in navigation systems of missiles and in radar equipment as well as to sequence aircraft functions. When the navigation system in a missile or projectile determines that the missile or projectile is off course, a signal may be applied to a time delay relay. If the missile returns to course prior to the expiration of the preset time delay, the signal is removed and the timer does not operate. If the missile remains off course for a period of time greater than the preset interval of the time delay relay, the time delay relay will activate causing the missile to self destruct. Some elements of certain types of radar equipment can be damaged if high voltage is applied prior to sufficient warm-up time. These elements can be protected by the use of time delay relays which provide an automatic time delay between the application of warm-up voltage and high voltage. These devices may also be used to sequence the time interval between the ejection of external fuel pods on fighter aircraft. The relays vary in price from approximately $100 to $700 depending on the type of function and complexity required; however, most time delay relays sell for $150 to $300.

     Logitek has also developed and produces solid state flashers designed to cause an alternating electrical impulse. The flasher may be used to cause aircraft position lights to flash on and off as well as to sense and indicate a malfunction in certain systems by causing a warning light to flash/or activate an alarm device. The flasher varies in price from $100 to $500 depending on the type of function and complexity required with most types of flashers selling in the $125 to $225 range.

     Logitek has also designed and markets equipment to monitor the characteristics of the phase, voltage and frequency elements of electric power. These devices are connected to electric power lines to monitor each of the aforesaid input elements for deviation from acceptable limits and can find application in most electrical systems, machinery and equipment where power source performance is questionable and/or where equipment damage may result from inadequate or improper power. The acceptable limits of deviation of each element are pre-determined and built into the monitor. Logitek has also developed and manufactures power monitors used to sense all three of the aforesaid power elements. In the event that any element is not within pre-determined specifications, the monitor shuts down the system, transfers to another system and/or operates an alarm. Logitek also manufactures each of the aforesaid types of monitors with time delay features. These types of monitors allow a deviation beyond specified limits for a specified pre-set period before initiating appropriate action. The internal time delay thereby prevents unnecessary system response. In the event the system is activated, the element must return to normal limits for a minimum pre- set period before the power will resume normal flow. This equipment is presently in use in auxiliary generating systems in planes and ships to prevent damage to the equipment operated by such systems. Phase, voltage and frequency sensors vary in price from $300 to $900 and the power monitors from $900 to $7,000 depending on the type of function and complexity required.

     Logitek has designed and markets switch mode power supplies for military, industrial and commercial applications. These power supplies are used to convert AC voltage to DC voltage or to convert DC voltage to a different level of DC voltage for use by various types of electronic equipment. Power supplies vary in price from $400 to $3,000 depending on the function, complexity and power levels involved. Logitek markets 13 basic models within this product line and approximately 424 different sub-models. In addition, Logitek will modify these power supplies to customer specification for an additional cost.

     The components of Logitek's products include integrated circuits, transistors, diodes, relays, resistors, capacitors and metal casings. These materials are purchased from a variety of readily available sources on an as-needed basis. Logitek has not experienced delays in obtaining any required materials.

     The widest application of Logitek's products is in systems such as aircraft and space vehicles, aboard ships, vehicular mobile communications, radar systems, and data processing and telecommunication systems. Logitek's products are sold to major system manufacturers and to the United States Government. Customers include General Dynamics Falstrom, Boeing, Lockheed, McDonnell Douglas, E- Systems, Westinghouse and Hughes Aircraft. In the power monitors product line, Logitek is aware of four or five companies that may be regarded as competitors. In the power supplies product line, there are many competitors in the broad scope, but in Logitek's niche market, the field is significantly narrowed. Logitek has a trademark on its name but does not have any patents.

     Logitek's backlog as of March 31, 1999 was approximately $1,735,000 as compared to $1,657,691 as of March 31, 1998.

     Sales made directly to government agencies are effected primarily through competitive bidding and to a lesser extent are a result of negotiated contracts. Other sales arise principally through personal solicitations by Logitek's personnel and also through independent sales representatives who are compensated solely on a commission basis.

     During the year ended June 30,1998, sales to major customers were as follows:

          Boeing Aircraft                              22%
          Various agencies of the U.S. Government      16%
          Falstrom                                     8%
          Various affiliates of the Loral group        7%.

     During the year ended June 30,1997, sales to major customers were as follows:

          Boeing Aircraft                              14%
          Various agencies of the U.S. Government      21%
          Various agencies of the Loral group          22%

     Each of the above major customers is comprised of a group of separate and distinct business units that make up the total sales. While it is possible one or more of Logitek's major customers might someday choose another vendor, Logitek feels this is highly unlikely. Nevertheless, should all these major customers leave, the impact on the financial statements would be a decrease in sales of approximately 53%.

     All government contracts or subcontracts are subject to cancellation by the government or the government's subcontractor, at or for the convenience of the government. In the event of contract termination, Logitek would ordinarily be entitled to recover payment for its costs and a reasonable pro rata share of profit based on work completed prior to termination.

     Logitek's current research is focused on the continuous upgrading of current products, development of new switch mode power supplies and a high density power supply. During the two fiscal years ended June 30, 1998 and June 30, 1997, Logitek spent approximately $246,000 and $221,000, respectively, on research and development.

     As of March 31, 1999, Logitek had approximately 45 employees, including one part-time employee.

Description of Property

     Logitek's executive offices and production facilities are located in a one-story free standing building owned by Logitek. The building is approximately 20,000 square feet and is located on approximately one and one-half acres of land in Ronkonkoma, New York.

     As of March 31, 1999, the property is subject to a mortgage held by the New York Job Development Authority ("JDA"), payable in monthly installments of approximately $2,656, including interest at 8.25% through June 2004, and a subordinate mortgage to Long Island Development Corp., payable in monthly installments of $4,427, including interest at 14.296% through June 2004. As of March 31, 1999 the JDA mortgage had a balance of $122,027 and the subordinate mortgage had a balance of $190,461.

     Logitek's facilities, including testing apparatus, machinery and equipment including oscilloscopes, differential voltmeters, spray painting equipment, production electrical test fixtures, auto test and manufacturing equipment, environmental and vibration test equipment and other items, are situated in the above building. Certain of this equipment are pledged as collateral for three leases payable in monthly installments of $1,123, $573, and $1,118 through June 2001, March 2002, and February 2003, respectively.

Legal Proceedings

     Neither Logitek, nor its property is presently subject to any material litigation nor, to Logitek's knowledge, is any material litigation threatened against Logitek or its properties, other than routine litigation arising in the ordinary course of business and which is expected to be covered by liability insurance.

Market For Common Equity and Related Shareholder Matters

     Logitek's common stock was traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol "LGTK" until May, 1992. The Logitek common stock was de-listed when NASDAQ increased its minimum capital, surplus and stock price requirements and Logitek was unable to meet such requirements. The Logitek common stock currently trades in the over-the-counter market.

     The table which appears below sets forth the quarterly range of high ask and low bid prices for the Common Stock for the periods indicated, as reported by The National Quotation Bureau, Inc. The figures shown below represent "inter-dealer" prices without adjustment for retail markups, markdowns or commissions, and may not represent actual transactions.

               Quarter Ended            Ask Price - High    Bid Price - Low
               -------------            ----------------    ---------------
               September 30, 1996            7/8                 1/2
               December 31, 1996             7/8                 1/2
               March 31, 1997                25/32               9/16
               June 30, 1997                 15/16               9/16
               September 30, 1997            27/32               21/32
               December 31, 1997             29/32               5/8
               March 31, 1998                27/32               17/32
               June 30 , 1998                31 /32              5/8
               September 30, 1998            13/16               11/16
               December 31, 1998             5/8                 1/2
               March 31, 1999                3/4                 5/8
               for the period from
               April 1 - May 14, 1999        84/100              23/32


     On March 26, 1999 the closing bid and ask prices for the Common Stock were $13/32 and $53/100 per share, respectively.

     As of March 29, 1999 there were 3,382,859 shares of Common Stock outstanding and approximately 120 record holders of Common Stock, which includes stock being held by brokers in street name.

     Logitek has never paid cash dividends on its common stock and does not intend to do so for the foreseeable future. It is anticipated that earnings, if any, will be retained to finance Logitek's growth. Future payments of cash dividends, if any, will be determined by the Board of Directors of Logitek based upon circumstances then existing, including contractual restrictions, financial condition, capital requirements and business outlook of Logitek.

                   SELECTED HISTORICAL FINANCIAL DATA

     Set forth below is selected financial data relating to Logitek.
The data should be read in conjunction with the historical financial statements of Logitek and the notes thereto. Logitek's financial statements as of and for the year's ended June 30, 1998, June 30, 1997, June 30, 1996, June 30, 1995 and June 30, 1994, were audited by Marcum & Kliegman LLP, independent auditors. Financial statements as of the year ended June 30, 1998 are included in this Proxy Statement from Logitek's Annual Report on Form 10-KSB for the year ended June 30, 1998, a copy of which is attached hereto as Appendix D. The Company's unaudited financial statements as of and for the nine months ended March 31, 1999 and March 31, 1998 are included in this Proxy Statement from Logitek's Quarterly Report on Form 10-QSB for the nine months ended March 31, 1999, a copy of which is attached hereto as Appendix E.


                                                          Fiscal       Fiscal      Fiscal       Fiscal       Fiscal
                             Nine Months   Nine Months     Year         Year        Year         Year         Year
                                Ended        Ended        Ended        Ended        Ended        Ended        Ended
                              March 31,     March 31,    June 30,    June 30,      June 30,    June 30,      June 30
                                1999          1998         1998         1997         1996        1995          1994
                             -----------   ----------  ----------    ----------   ----------   -----------  ----------

STATEMENT OF OPERATIONS DATA:

Sales. . . . . . . . . . . .  $3,313,114   $3,560,150   $4,815,518   $4,157,472   $3,461,412   $2,970,922   $3,332,388
Cost of Goods Sold . . . . .   2,106,039    2,112,834    2,852,002    2,549,797    2,046,622    1,932,054    2,418,109

  Gross Margin . . . . . . .   1,207,075    1,447,316    1,963,516    1,607,675    1,414,790    1,038,868      914,279
Operating Expenses . . . . .     996,988      935,484    1,329,205    1,187,557    1,054,061      873,469    1,240,015
Income from operations . . .     210,087      511,832      634,311      420,118      360,729      165,399     (325,736)
 . . . . . . . . . . . . . .
Interest and other expenses.      48,263       40,464       59,521       20,552       24,754       86,007     (384,174)
Income Tax Provision
 (Benefit) . . . . . . . . .      35,000      184,000      174,000       75,000       76,000      (14,841)       6,491

Net Income after taxes . . .    $126,824     $287,368     $400,790     $324,566     $259,975      $94,233      $51,947

Basic and diluted
earnings per share . . . . .        0.04         0.08         0.12         0.10         0.08         0.03         0.02
Weighted Average Common
Shares Outstanding . . . . .   3,375,731    3,412,059    3,382,859    3,423,730    3,424,000    3,424,000    3,424,000


                              March 31,     March 31,    June 30,    June 30,      June 30,    June 30,      June 30
                                1999          1999         1998         1997         1996        1995          1994
                             -----------   ----------  ----------    ----------   ----------   -----------  ----------
BALANCE SHEET DATA

Total Assets . . . . . . . .  $2,852,135   $2,883,576   $2,953,122   $2,666,845    $2,555,76   $2,100,403   $2,240,489
Long Term Debt, less
current maturities . . . . .    $265,093     $311,439     $300,360     $398,596     $541,921     $461,285     $449,438
Total Liabilities. . . . . .    $831,678   $1,090,814   $1,059,492   $1,161,449   $1,372,749   $1,177,396   $1,411,715
Working Capital. . . . . . .  $1,697,571   $1,502,550   $1,551,070   $1,229,866     $982,204     $632,077     $530,645
Shareholders' equity . . . .  $2,020,457   $1,792,762   $1,893,630   $1,505,396   $1,182,982     $923,007     $828,774


                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF LOGITEK


     The following table presents selected financial information for the periods March 31, 1999 and 1998, respectively.

                           Three Months Ended         Nine Months Ended
                                 March 31                 March 31,
                         ----------------------     ----------------------
                            1999        1998           1999       1998
                         ----------  ----------     ----------  ----------

Net sales                $1,002,260  $1,249,888     $3,313,114  $3,560,150

Gross profit               $324,161    $546,540     $1,207,075  $1,447,316

Gross margin                  32.3%       43.7%          36.4%       40.7%

Legal settlement income         -          -              -           -

Net income (loss)            $3,186    $123,109       $126,824    $287,368


General

     Logitek reported a profit of $126,824 for the nine months ended March 31, 1999 versus a profit of $287,368 for the prior year period. For the quarter ended March 31, 1999, Logitek reported a profit of $3,186 compared to a profit of $123,109 for the prior year period. Logitek reported a net after-tax profit of $400,790 for the year ended June 30, 1998, compared to a $324,566 profit for the year ended June 30, 1997.

Results of Operations

     Nine Months Ended March 31, 1999 Compared With the Nine Months Ended March 31, 1998:

     Net sales were $3,313,114 for the nine months ended March 31, 1999 compared to $3,560,150 or a decrease of $247,036 for the nine months ended March 31, 1998. Net sales for the quarter ended March 31, 1999 were $1,002,260 compared to $1,249,888 or a decrease of $247,628. Gross profit margin was 36.4% in the nine months ended March 31, 1999 compared to 40.7% for the prior year. This decrease was attributable to decreased sales with similar manufacturing overhead. Operating expenses were $996,988 for the nine months ended March 31, 1999, which represents an increase of $61,504 from the prior year. This occurred as a result of additional general and administrative overhead incurred.

     Comparison of Fiscal Years Ended June 30, 1998 and June 30, 1997:

     Sales for fiscal 1998 were $4,815,518 compared to $4,157,472 for the prior year, or a 16% increase of $658,046. The increase was due primarily to additional sales as a result of new product lines. Logitek has also begun to fully utilize automated test and assembly equipment and has redesigned certain of its products to take advantage of the more cost effective surface mount manufacturing technologies. Gross profit margins were 40.8 % and 38.7% for the twelve month periods ended June 30, 1998 and June 30, 1997. This reflects Logitek's commitment to manufacturing its products in a more efficient manner, as well as close cost containment.

     Operating expenses for fiscal 1998 were approximately $1,329,000 compared to $1,188,000 or an increase of $141,000. Of this increase, research and development expenses accounted for approximately $25,000. This increase reflects Logitek's ongoing design efforts which includes upgrading existing designs and completing design of certain unfinished models of the standard power supply products. These efforts also include modifications in order to improve manufacturing efficiency. Additional efforts are contemplated to continue design of the MC series high density power supply. The remaining
$116,000 consists of   numerous overhead items, but primarily a $61,000
increase in sales expenses. Of this amount, sales commissions were $16,000 and advertising was $45,000.

     Interest expense decreased approximately 3% due to decreased borrowing levels. During the past twelve month period, Logitek reduced total debt by $168,153. Logitek will now be required to service its two mortgages on the building and a term loan with a balance of $47,000 as of June 30, 1998. In June 1995 and October 1995 Logitek decided to borrow $ 65,000 and $47,500, respectively, in order to pay off its remaining equipment leases and to purchase additional new equipment as part of its plan to streamline its operations and to make more of the manufacturing an automatic process rather than labor intensive. Both of these loans were paid off in the year ended June 30, 1998.

     Legal expenses of $29,000 for the twelve month period ended June 30, 1998 were for normal ongoing legal matters, compared to $47,000 for the year ended June 30, 1997. Logitek reached a $105,000 settlement on a trademark infringement suit. $55,000 was collected in the year ended June 30,1996 and the remaining $50,000 was collected during the year ended June 30,1997.

     Logitek's effective tax rate of 22% differs from the statutory tax rate of 34% due principally to the utilization of federal tax credits and a state income tax provision.

Liquidity and Capital Resources

     As of March 31, 1999 and June 30, 1998, Logitek had cash on hand of $393,526 and $429,713, respectively; and, as of March 31, 1999, Logitek's current ratio was 4.71 compared to 3.46 as of June 30, 1998. Total borrowings were $394,374 at March 31, 1999, and $488,358 at June 30, 1998.
This represents a decrease of $93,984.

     Logitek does not anticipate any new borrowings, however, if the need arises to purchase equipment in its continuing effort to modernize its manufacturing capability it is Logitek's intention to lease such equipment rather than purchase in order to conserve as much cash as possible.

     Total borrowings were $394,374, $488,358 and $605,680, as of March 31, 1999, June 30, 1998 and June 30, 1997, respectively, which represent decreases of $93,984, or 19%, $168,153, or 28%, and $123,284 or 17%,
respectively, for the latest nine and twelve month periods. As of June 30, 1998, Logitek has decreased total debt, accounts payable and accrued expenses by approximately $102,000. As of June 30,1997, Logitek had decreased total debt, accounts payable and accrued expenses by $211,000. During this two year period, Logitek built its cash reserves to approximately $430,000 as of June 30, 1998.

     During the nine months ended March 31, 1999, Logitek decreased it cash by about $36,000 through its operating activities. Logitek used its cash to pay down debt by approximately $94,000.

     Logitek is not aware of any commitments or contingencies that are likely to have a material impact on the financial statements. Due to Logitek's current cash resources of $393,000 and its continued profitability, Logitek does not anticipate a need for additional outside financing.

Year 2000 Issue

     The Year 2000 Issue is the result of computer programs being written using two digits instead of four to define a specific year. Absent corrective actions, a computer program that has date sensitive software may recognize a date using "00" as the year 1900 instead of the year 2000. This could result in system failures or miscalculations causing disruptions to various activities and operations. Logitek has performed an assessment of major information technology systems and expects that all necessary replacements will be completed in a timely manner to ensure that systems are Year 2000 compliant. Logitek believes the cost of administering its year 2000 compliance plan will not have a material adverse impact on future earnings.

Directors' Fees

     The Board of Directors meets annually as well as on an interim basis, as the need arises. All directors, with the exception of Mr. Herbert Fischer, are paid $ 350 per meeting for their services.

                             NAI AND MERGER SUB

     NAI. NAI, a New York corporation, was formed in 1955. NAI is a leading supplier of innovative and cost-effective solutions to motion measurement, control, simulation and test requirements in the world-wide aerospace, military and industrial markets. NAI's customers develop or test systems used on-board commercial and military mobile platforms, as well as advanced industrial automation equipment. NAI emphasizes reliability, advanced performance, and competitive pricing. NAI's designs employ flexible modular architectures enabling creative, cost-effective solutions to customer-specific requirements.

     NAI's executive offices are located at 170 Wilbur Place, Bohemia, New York 11716 and its telephone number is (516) 567-1100.

     Merger Sub. NAI, Inc. is a wholly-owned subsidiary of NAI formed by NAI to effect the merger with Logitek. Merger Sub has had no prior business, and upon consummation of the Merger, its separate corporate existence will cease.


                       UNAUDITED PER SHARE INFORMATION

     Summarized below is per share information for Logitek for the fiscal year ended December 31, 1998 and for the quarter ended March 31, 1999:

                                             March 31, 1999 December 31, 1998
                                             -------------- -----------------
Net income (loss) per common share . . . . . $0             $.02
Cash dividends declared per common share . . $0             $0
Book value per common share. . . . . . . . . $.60           $.60


                         PER SHARE MARKET PRICE DATA

     Logitek common stock is traded on the NASDAQ OTC Bulletin Board under the symbol "LGTK." On March 26, 1999, the business day preceding public announcement that NAI and Logitek had entered into the Merger Agreement, the closing price per share of Logitek common stock as reported on the NASDAQ OTC Bulletin Board was $13/32. On April 16, 1999, the business day preceding public announcement that NAI had elected to pay the Merger Consideration all in cash, the closing price per share of Logitek common stock as reported on the NASDAQ OTC Bulletin Board was $23/32.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

     On March 29, 1999, Logitek had outstanding 3,382,859 shares of common stock, par value $.01 per share, each of which entitled the holder to one vote. Voting is not cumulative.

     The table below sets forth information as of March 29, 1999, with respect to all shareholders known by Logitek to be the beneficial owners of more than 5% of the outstanding Logitek common stocks, all directors, and all directors and executive officers as a group. Except as noted below, each shareholder has sole voting and investment power with respect to the shares shown.



                              Number of Common
Name and Address of           Shares Beneficially      Percentage
Beneficial Owner                   Owned               Ownership
------------------            -------------------      ----------

Logitek Employee Stock
Ownership Plan ("ESOP")
 101 Christopher St.
 Ronkonkoma, N.Y.  11779             601,737             17.8

Herbert L. Fischer
President & CEO
  10 Christopher St.
  Ronkonkoma, N.Y.  11779  (1)     1,254,689             37.1

Howard Fein, Director
   101 Christopher St.
   Ronkonkoma, N.Y.  11779 (2)        12,500               .4

Francis Vucci, Director
   101 Christopher St.
   Ronkonkoma, N.Y.  11779 (2)        12,500               .4


(1) 882,080 owned outright by Mr. Fischer, 250,000 shares subject to stock option exercise and 122,609 shares vested in Logitek's ESOP as of November 23, 1998.
(2)  Shares subject to stock option exercise.

                              APPRAISAL RIGHTS

     Under New York law, Logitek shareholders may dissent from and obtain payment of the fair value of their shares if the Merger is consummated.
"Fair value" means the value of the shares immediately before the date of filing of the certificate of merger with the Secretary of the State of New York (the "Effective Time"), excluding any appreciation or depreciation in anticipation of the Merger unless exclusion is inequitable. A copy of
Section 623 of the BCL, which govern the procedures for the exercise of such dissenters' rights under New York law, is attached as Appendix B. The description of dissenters' rights set forth below is a summary only and is qualified in its entirety by reference to the text of Section 623 of the BCL. Because failure by a Logitek shareholder to follow precisely all of the steps required by Section 623 will result in the loss of dissenters' rights, any Logitek shareholder contemplating the exercise of dissenters' rights is urged to review Appendix B carefully.

     Any Logitek shareholder who votes against the Merger may dissent and elect to exercise appraisal rights under Section 623 of the BCL. A dissenting shareholder must exercise appraisal rights with respect to all shares of Logitek common stock that are owned of record and beneficially by the shareholder. A nominee or fiduciary who holds shares of record for a beneficial owner may not dissent on behalf of the beneficial owner with respect to less than all shares held on behalf of the beneficial owner. A shareholder who dissents from the Merger will be entitled to dissenter's rights as set forth in Section 623 of the BCL, a copy of which is attached as Appendix B. Shareholders who follow the dissenters' rights procedure set forth in the statute will be entitled to receive a cash payment equal to the "fair value" of their shares.

     To be entitled to such cash payment, if the Merger is effected, a shareholder who elects to dissent must (a) file with Logitek, prior to or at the Special Meeting and before the vote, written objection to the Merger (and not withdraw the objection before the vote), and (b) vote against the Merger. The objection must include a written notice of the dissenting shareholder's election to dissent, such shareholder's name and residence address, the number and classes of shares owned by such shareholder and a demand for payment of "fair value" of such shareholder's shares if the Merger is consummated. It is recommended that any written objection which is mailed be sent registered or certified mail "return receipt requested." As noted above, a shareholder may not dissent as to fewer than all of such shareholder's shares as to which such shareholder has a right to dissent.

     Upon consummation of the Merger, each shareholder who dissented in accordance with the procedures set forth above (a "dissenter") will cease to have any rights as a shareholder, except the right to be paid the fair value of such dissenter's shares and any other rights under Section 623 of the BCL. The written notice of election to dissent may be withdrawn by the dissenter at any time prior to his or her acceptance in writing of an offer by Logitek of shares of Logitek common stock that he or she owns, but in no case later than 60 days after the consummation of the Merger. If a written notice of election is withdrawn, the dissenter shall lose his or her dissenter's rights. Promptly following the receipt of the withdrawal notice, the Surviving Corporation shall send the dissenter a check in the amount such dissenter would have been previously paid to such dissenter in connection with the dissenter's rights procedure set forth in section 623 of the BCL.

     At the time of filing the written notice of election to dissent or within 30 days thereafter, a dissenter must submit all of the certificates representing such dissenter's shares to Logitek, or after the Merger is effective, to the Surviving Corporation. Logitek or, after the Merger is effective, the Surviving Corporation, will then note thereon that a written notice of election to dissent has been filed in respect of such shares and will then return them to the dissenter. Any dissenter who fails to submit such shareholder's certificate for such notation in accordance with the preceding sentence will, if Logitek (or upon effectiveness of the Merger, the Surviving Corporation), at its option, so notifies such dissenter in writing within 45 days after the date of filing their written notice of election to dissent, lose his or her dissenter's rights (unless a court shall otherwise direct).

     Within the earlier of 15 days after the Merger is effective or 90 days after the Special Meeting, the Surviving Corporation will be required to make a written offer to each dissenter to pay for such dissenter's shares at a specified price which the Surviving Corporation considers to be their "fair value."

     Any dissenter who has followed the statutory procedures and who does not accept the Surviving Corporation's written offer, if any, may institute a legal proceeding for the purposes of determining fair value. The proceeding must be commenced within 80 days after the making of the offer by the Surviving Corporation, or if the Surviving Corporation makes no offer, within 65 days after the Merger is effective. If no such judicial proceeding is timely commenced, a dissenter's appraisal rights shall be lost, unless a court shall otherwise direct. The "fair value" of shares that would be determined by a court cannot be predicted.

     Any shareholder who fails to properly file a written notice of election to dissent or who votes for the Merger will lose all appraisal rights. Furthermore, if no court petition demanding determination of the fair value of the shares of dissenters is timely filed, all dissenters will lose their rights to appraisal under New York law (unless a court shall otherwise direct). However, if any dissenter properly files such a petition, the appraisal proceeding will be for the benefit of all dissenters. Promptly following the failure of such dissenter to comply with the relevant statutory procedural requirement, the Surviving Corporation shall send the dissenter a check in the amount such dissenter would have been previously paid to such dissenter in connection with the dissenter's rights procedure set forth in section 623 of the BCL.

     Merely voting against the Merger will not satisfy the requirements for a written demand for the payment of fair value of such shareholder's shares or the other actions specified in Section 623 of the BCL to perfect such appraisal rights, and the written demand for the payment of the fair value of such dissenter's shares must be in addition to and separate from any proxy or vote against the Merger.

     ANY LOGITEK SHAREHOLDER WHO DOES NOT DELIVER TO LOGITEK BEFORE THE VOTE IS TAKEN WRITTEN NOTICE OF HIS OR HER INTENT TO DEMAND FAIR VALUE PAYMENT FOR THE SHAREHOLDER'S SHARES, WHO VOTES IN FAVOR OF THE MERGER, WHO DOES NOT DEMAND PAYMENT OR WHO DOES NOT DEPOSIT THE SHAREHOLDER'S CERTIFICATES BY THE DATE SET FORTH IN THE DISSENTERS' NOTICE IS NOT ENTITLED TO FAIR VALUE PAYMENT FOR HIS OR HER SHARES OF LOGITEK COMMON STOCK UNDER SECTION 623 OF THE BCL.

                       INDEPENDENT PUBLIC ACCOUNTANTS

     Marcum & Kliegman LLP, independent auditors, have audited the consolidated financial statements of Logitek included in their Annual Report on Form 10-KSB for the year ended December 31, 1998, a copy of which is being delivered with this Proxy Statement.

     Representatives of Marcum & Kliegman LLP are expected to be present at the Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                            SHAREHOLDER PROPOSALS

     If Logitek's shareholders do not approve and adopt the Merger Agreement and the Merger, or if the Merger is not consummated for any other reason, any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at Logitek's 1999 Annual Meeting of Shareholders must have been received by Logitek on or before June 22, 1999 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by Logitek's Board of Directors in connection with such meeting. Shareholder proposals intended to be presented at Logitek's 1999 Annual Meeting of Shareholders that are not submitted pursuant to Exchange Act Rule 14a-8 must have been received by Logitek on or after June 22, 1999, but no later than June 28, 1999.

     Shareholder proposals should have been mailed to: Secretary, Logitek, Inc., 101 Christopher Street, Ronkonkoma, New York 11779.

                                OTHER MATTERS

     Management of Logitek knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons named in the enclosed Proxy or their substitutes will vote the Proxies in accordance with their judgment with respect to such matters.

                            FINANCIAL STATEMENTS

     Logitek's financial statements as of June 30, 1998 and the independent auditors' report of Marcum & Kliegman LLP, independent certified public accountants, on those financial statements appear on pages F-1 to F-16 of this Proxy Statement. Logitek's unaudited financial statements as of and for the nine months ended March 31, 1999 and March 31, 1998 appear on pages F-17 to F-21 of this Proxy Statement.

                            AVAILABLE INFORMATION

     Logitek is a small business issuer, subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, such materials may be accessed on the World Wide Web via the SEC's EDGAR database at its website (http://www.sec.gov). Logitek common stock is listed on the NASDAQ OTC Bulletin Board, and the reports, proxy statements and other information may also be inspected at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006.

     All information contained in this Proxy Statement concerning NAI, Merger Sub and its affiliates has been supplied by NAI and has not been independently verified by Logitek. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied by Logitek. No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Proxy Statement, in connection with the Merger Agreement or the Merger, and, if given or made, such information or representation may not be relied upon as having been authorized by Logitek or NAI.

                                Logitek, Inc.
Dear Shareholder:

     Please take note of the important information enclosed with this Proxy Ballot. You are encouraged to read carefully the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Special Meeting of Shareholders on July 22, 1999.

     Thank you in advance for your prompt consideration of these matters.

                              Sincerely,

                              Logitek, Inc.

-----------------------------------------------------------------------------
        Please Fold and Detach Here and Mail in the Envelope Provided

                                Logitek, Inc.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

Please sign this Proxy exactly as your name appears on the books of Logitek. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and, where more than one name appears, a majority must sign. If a corporation, this signature should be that of any authorized officer, who should state his or her title.

1. To approve and adopt (i) the Agreement and Plan of Merger dated as of March 29, 1999, as amended, among Logitek, North Atlantic Instruments Inc., a New York corporation ("NAI"), Herbert L. Fischer (the "ESOP Trustee"), solely in his capacity as trustee of, and on behalf of, the trust (the "ESOP Trust") forming a part of Logitek's Employees' Stock Ownership Plan, and NAI, Inc., a New York corporation and a wholly-owned subsidiary of NAI ("Merger Sub"), pursuant to which, among other things, (a) Merger Sub will be merged with and into Logitek, which will continue as the surviving corporation and as a wholly-owned subsidiary of NAI (the "Merger"), and (b) each outstanding share of common stock, par value $.01 per share, of Logitek will be converted into the right to receive $.915, as adjusted, and (ii) the Merger.


          FOR            AGAINST             ABSTAIN
          [  ]             [  ]               [  ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A VOTE FOR PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS. RECORD DATE SHARES: __________

SIGNATURE ____________ DATE _______ SIGNATURE ____________ DATE _______

PROXY                           Logitek, Inc.                           PROXY

                  PROXY FOR SPECIAL MEETING OF Shareholders
                        TO BE HELD ON July 22, 1999.

     The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) ___________________ and _______________, and each of them, attorney or attorneys of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Special Meeting of Shareholders of Logitek, Inc. (the "Company"), to be held at the executive offices of the Company located at 101 Christopher Street, Ronkonkoma, New York, 11779 on July 22, 1999 at 10:00 a.m. and any adjourned or postponed sessions thereof, and to vote and act upon the matters in respect of all shares of stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned or postponed sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned is not the registered direct holder of his or her shares, the undersigned must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
           BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO DIRECTION IS
               MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL 1.

 This proxy is solicited on behalf of the Board of Directors of the Company.

              PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN
                       PROMPTLY IN ENCLOSED ENVELOPE.

_____________________________________________________________________________
PROXY CARD                                                         PROXY CARD

                                LOGITEK, INC.
                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
              VOTING DIRECTION SOLICITED BY THE TRUSTEE OF THE
               LOGITEK INC.'S EMPLOYEES' STOCK OWNERSHIP PLAN

     The undersigned hereby directs Herbert L. Fischer, Trustee of the Logitek, Inc.'s Employees' Stock Ownership Plan ("ESOP"), to vote at the special meeting of shareholders of Logitek, Inc. on July 22, 1999, or any adjournment of such meeting, all shares of Common Stock that have been allocated to the account of the undersigned in the election of Directors, as more fully described in the Proxy Statement for the meeting, in the manner specified and on any other business properly coming before the meeting.

  YOU ARE ENCOURAGED TO MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE [X].
                              SEE REVERSE SIDE.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

       YOU SHOULD READ THE PROXY STATEMENT CAREFULLY IN ITS ENTIRETY.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

-----------------------------------------------------------------------------

NOTICE TO PARTICIPANTS IN THE LOGITEK, INC.'S EMPLOYEES' STOCK OWNERSHIP PLAN

Dear Plan Participant:

     Enclosed with this notice is a Proxy Statement of Logitek, Inc. (the "Corporation"), describing the special meeting of shareholders to be held on July 22, 1999 (the "Proxy Statement"). The special meeting of shareholders will be for the purpose of approving and adopting (i) the Agreement and Plan of Merger dated as of March 29, 1999, as amended (the "Merger Agreement") among the Corporation, North Atlantic Instruments, Inc., a New York corporation ("NAI"), Herbert L. Fischer (the "ESOP Trustee"), solely in his capacity as trustee of, and on behalf of, the trust (the "ESOP Trust") forming a part of Logitek, Inc.'s Employees' Stock Ownership Plan, and NAI, Inc., a New York corporation and a wholly-owned subsidiary of NAI ("Merger Sub"), pursuant to which, among other things, (a) Merger Sub will be merged with and into the Corporation, which will continue as the surviving corporation and as a wholly-owned subsidiary of NAI (the "Merger"), and (b) each outstanding share of Common Stock, par value $.01 per share, of the Corporation will be converted into the right to receive $.915, as adjusted pursuant to the terms of the Merger Agreement, and (ii) the Merger. Directors and officers of the Corporation will be present at the special meeting to respond to any questions that the shareholders may have regarding the business to be transacted. The Proxy Statement has been prepared by the Board of Directors of the Corporation, in connection with the business to be transacted at the special meeting of shareholders.

DIRECTIONS TO THE ESOP TRUSTEE

     Only Herbert L. Fischer, as the ESOP Trustee of the Logitek, Inc.'s Employees' Stock Ownership Plan can vote the shares of the Corporation stock (''Shares") held by the ESOP. However, under the terms of the ESOP, you, as a participant in the ESOP, are entitled to instruct the ESOP Trustee how the Shares allocated to your account under the ESOP are to be voted. Thus, through your instructions, you will be exercising power and control as a named fiduciary of the ESOP over the Shares allocated to your account.

     Enclosed with this notice is a confidential voting instruction card which is provided to you for the purpose of instructing the ESOP Trustee how to vote the Shares concerning the Merger, which is described in the enclosed Proxy Statement. Your interest in this matter is very important. Please take the time to complete the instruction card and return it in the enclosed envelope provided to you. The ESOP Trustee will vote your Shares in accordance with the instructions you provide on the voting instruction card received by the ESOP Trustee on or before July 22, 1999, unless the ESOP Trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

                      CONFIDENTIALITY AND INSTRUCTIONS

     How you vote will not be revealed, directly or indirectly, to any officer, to any other employee, or any director of the Corporation (other than the ESOP Trustee) or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the ESOP Trustee to vote Shares in the manner you think best.

                               VOTING DEADLINE

     Because of the time required to tabulate voting instructions from participants before the special meeting of shareholders, the ESOP Trustee must establish a cut-off date for receiving your instruction card. The cut-off date established by the ESOP Trustee is 5:00 P.M. Eastern Time July 19, 1999. The ESOP Trustee cannot insure that instruction cards received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and return your instruction card on or before July 19, 1999, in the envelope provided for your convenience. If the ESOP Trustee does not receive timely instructions from you, the ESOP Trustee will not vote your Shares.

     If you are a direct shareholder of Logitek, Inc., you will receive under separate cover, proxy solicitation materials, including a proxy card. This card CANNOT be used to direct the voting of Shares held by the ESOP.

                             FURTHER INFORMATION

     If you have questions regarding the information provided to you, you may contact the ESOP Trustee at the following telephone number between 9:00 A.M. and 5:00 P.M. Eastern Time, Monday through Friday at 516-467-4200.

     Your ability to instruct the ESOP Trustee how to vote your ESOP Shares is an important part of your rights as an ESOP participant. Please consider the enclosed material carefully and then furnish your voting instructions promptly.

June 28, 1999
                                        Herbert L. Fischer
                                        as Trustee of the
                                        LOGITEK, INC.'S EMPLOYEES' STOCK
                                        OWNERSHIP PLAN
-----------------------------------------------------------------------------
_____________________________________________________________________________

                                LOGITEK, INC.
           PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE [X]

1. To approve and adopt (i) the Agreement and Plan of Merger dated as of March 29, 1999, as amended (the "Merger Agreement") among the Corporation, North Atlantic Instruments, Inc., a New York corporation ("NAI"), Herbert L. Fischer (the "ESOP Trustee"), solely in his capacity as trustee of, and on behalf of, the trust (the "ESOP Trust") forming a part of Logitek, Inc.'s Employees' Stock Ownership Plan, and NAI, Inc., a New York corporation and a wholly-owned subsidiary of NAI ("Merger Sub"), pursuant to which, among other things, (a) Merger Sub will be merged with and into the Corporation, which will continue as the surviving corporation and as a wholly-owned subsidiary of NAI (the "Merger"), and (b) each outstanding share of Common Stock, par value $.01 per share, of the Corporation will be converted into the right to receive $.915, as adjusted pursuant to the terms of the Merger Agreement, and
(ii) the Merger.


          FOR            AGAINST             ABSTAIN

          [  ]             [  ]               [  ]

     In its sole discretion, the ESOP Trustee is authorized to vote as it shall determine on such other matters as may properly come before the meeting.

     Listed on this card are the number of shares of Common Stock allocated to your account. You may direct the ESOP Trustee of the ESOP to vote all such shares at the annual meeting. Please express your vote on the proposed Merger, date and sign below, and mail this card in the envelope provided.

     Shares for which no direction is received ("Undirected Shares") will not be voted by the ESOP Trustee. Under the ESOP, participants are "named fiduci-aries" to the extent of their authority to direct the voting of shares allo-cated to their accounts.

          Dated _____________________________________________________ , 1999

Signature(s) ______________________________________________________________

_____________________________________________________________________________
DIRECTION TO HERBERT L. FISCHER, AS TRUSTEE OF THE LOGITEK, INC.'S EMPLOYEES' STOCK OWNERSHIP PLAN, TO VOTE ALL SHARES FOR WHICH I AM ENTITLED TO GIVE VOTING DIRECTION.

Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

-----------------------------------------------------------------------------

                           | Please detach here  |

                                LOGITEK, INC.
_____________________________________________________________________________

                                LOGITEK, INC.

                  FINANCIAL STATEMENTS AS OF JUNE 30, 1998
                                TOGETHER WITH
                   REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Logitek, Inc.

We have audited the accompanying balance sheets of Logitek, Inc. as of June 30, 1998 and 1997, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Logitek, Inc. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Marcum & Kliegman LLP

Woodbury, New York
September 4, 1998

                                LOGITEK, INC.
                               BALANCE SHEETS
                                                 June 30,
                                             ----------------
ASSETS                                       1998           1997
                                             ----           ----

Current Assets:
Cash and cash equivalents                $429,713       $393,797
Accounts receivable                       676,704        422,549
Inventories                             1,061,103      1,046,082
Prepaid expenses and other current assets  15,332         34,292
Due from officer                                0         30,500
                                       ----------     ----------
    Total Current Assets                2,182,852      1,927,220
Property, Plant, and Equipment, net       680,134        668,861
Deferred income taxes,state                 7,000              0
Goodwill                                   34,441         34,441
Other Assets                               48,695         36,323
                                       ----------     ----------
    TOTAL ASSETS                       $2,953,122     $2,666,845
                                       ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt         $90,525       $145,182
Capitalized lease obligation, current      22,123         11,783
Accounts payable                          324,736        385,882
Accrued expenses and taxes                194,398        154,507
                                       ----------     ----------
    Total Current Liabilities             631,782        697,354
Capitalized lease obligation,
 less current portion                      75,350         50,119
Long-term debt, net of current portion    300,360        398,596
Deferred income taxes payable              52,000         15,380
                                       ----------     ----------
     TOTAL LIABILITIES                  1,059,492      1,161,449
                                       ----------     ----------
COMMITMENTS

STOCKHOLDERS' EQUITY
Common stock, $.01 par value; authorized
 10,000,000 shares; issued 3,600,000
 shares, of which 217,141 and 187,941
 shares are held in treasury,respectively  36,000         36,000
Capital in excess of par value            280,355        280,355
Retained earnings                       1,597,483      1,196,693
                                       ----------     ----------
                                        1,913,838      1,513,048

Less: Treasury stock, at cost              20,208          7,652
                                       ----------     ----------
Total Stockholders' Equity              1,893,630      1,505,396
  TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                 $2,953,122     $2,666,845
                                       ==========     ==========

 The accompanying notes are an integral part of the financial statements.
                               LOGITEK, INC.
                            STATEMENTS OF INCOME
                        For the Years Ended June 30,

                                          1998            1997
                                       ----------     ----------

Net sales                              $4,815,518     $4,157,472
Cost of goods sold                      2,852,002      2,549,797
                                       ----------     ----------
  Gross profit                          1,963,516     1, 607,675
                                       ----------     ----------
Operating expenses:
 Selling                                  352,567        291,034
 General and administrative               730,726        675,343
 Research and development                 245,912        221,180
                                       ----------     ----------
  Total operating expenses              1,329,205      1,187,557
                                       ----------     ----------

  Income from operations                  634,311        420,118
                                       ----------     ----------
Other income (expense):
Interest expense                          (78,882)      (81,300)
Interest income                            19,361         10,748
Other income                                    0         50,000
                                       ----------     ----------
  Total other  expense                    (59,521)      (20,552)
                                       ----------     ----------

  Income before income taxes              574,790        399,566

Income tax  expense                       174,000         75,000
                                       ----------     ----------
  Net income                             $400,790       $324,566
                                       ==========     ==========

Per Share Amounts:
Basic earnings per share                   $.12           $.10
                                           ====           ====
Diluted earnings per common share          $.11           $.09
                                           ====           ====

  The accompanying notes are an integral part of  the financial statements.

                                LOGITEK INC.
                     Statements of Stockholders' Equity
               For the Years Ended June 30,1998 and 1997

                                  Capital
                Common Stock      in Excess Retained   Treasury
                Shares    Amount  of Par    Earnings     Stock   Total
                ------    ------  --------- --------   --------  ----------

Balance at
 July 1,1996   3,424,000  $36,000  $280,355  $872,127  $(5,500)  $1,182,982

Net earnings                                  324,566               324,566

Purchase of
 Treasury Stock  (11,941)                                (2,152)    (2,152)
               ---------  -------  ------------------  --------  ----------

Balance at
 June 30,1997  3,412,059  $36,000  $280,355$1,196,693   $(7,652) $1,505,396
Net earnings                                  400,790               400,790

Purchase of
  Treasury Stock (29,200)                               (12,556)   (12,556)
               ---------  -------  ------------------  --------  ----------

Balance at
 June 30,1998  3,382,859  $36,000  $280,355$1,597,483  $(20,208) $1,893,630
               =========  =======  ==================  ========  ==========


 The accompanying notes are an integral part of the financial statements

                               LOGITEK, INC.
                          STATEMENTS OF CASH FLOWS
                        For the Years Ended June 30,

                                             1998           1997
                                             ----           ----
Cash Flows from Operating Activities:
Net income                               $400,790       $324,566
                                        ---------      ---------
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation                               80,978         91,441
(Increase) decrease in operating assets:
Accounts receivable                      (254,155)      (93,748)
Inventories                               (15,021)      (28,008)
Prepaid expenses and other current assets  18,960          (351)
Other assets                              (12,372)       (3,212)
Increase (decrease) in operating liabilities:
Accounts payable                          (61,146)      (78,007)
Accrued expenses and taxes                 70,391       (12,054)
Deferred income taxes payable              29,620          9,000
                                        ---------      ---------
 Total adjustments                       (142,745)     (114,939)
                                        ---------      ---------
   Net cash provided by operating activities258,045 209,627 Cash Flows from Investing Activities
Purchases of property,plant and equipment (41,420)      (39,373)
                                        ---------      ---------
   Net cash used in investing activities  (41,420)      (39,373)
                                        ---------      ---------
Cash Flows from Financing  Activities:
Repayment of long-term debt              (168,153)     (148,284)
Proceeds from long-term debt                    0        25,000
Purchase of treasury stock                (12,556)       (2,152)
   Net cash used in financing activities (180,709)     (125,436)
                                        ---------      ---------
Net increase  in cash and equivalents      35,916         44,818
Cash and cash equivalents, beginning of year393,797      348,979
                                        ---------      ---------
Cash and cash equivalents, end of  year  $429,713       $393,797
                                        =========      =========
SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION
  Cash paid during the years for:
   Interest                               $68,966        $72,400
                                        =========      =========
   Income taxes                          $174,000        $75,000
                                        =========     =========2

                 Noncash Investing and Financing Activities
During the year ended June 30,1998, a lease payable of $50,831 was incurred when the Company purchased equipment. During the year ended June 30, 1998 an advance to the Company president was written off against a bonus payable to him which was accrued for at June 30, 1998. During the year ended June 30, 1997 a lease payable of $23,695 was incurred when the Company purchased equipment.

   The accompanying notes are an integral part of the financial statements
                               LOGITEK, INC.
                       Notes to Financial Statements
NOTE 1 -  Description of Business and Summary of Significant Accounting
          Policies:

Description of business:

Logitek, Inc. ("the Company") is engaged in the design, development and production of electronic power monitoring equipment and electronic power supplies. The Company sells its products and provides services to domestic customers, and to a lesser extent to international customers, and to the United States government.

Accounts Receivable

Accounts receivable have been adjusted for all known uncollectible accounts. An allowance for doubtful accounts is not provided since, in the opinion of management, all accounts recorded on the books are deemed collectible.

Revenue recognition:

The Company recognizes sales when merchandise is shipped. For contracts subject to Department of Defense regulations, the Company recognizes revenue when the earnings process is deemed completed.

Inventories:

Inventories are carried at the lower of cost (based on a moving average) or market.

Property,plant and equipment and depreciation:

Property, plant and equipment is recorded at cost. Expenditures for major renewals and betterments to property and equipment are capitalized, and expenditures for maintenance and repairs are charged to operations as incurred. When assets are retired or otherwise disposed of, their cost and related accumulated depreciation are eliminated from the accounts. Any resulting gain or loss is reflected in income. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, which are as follows:
         Buildings and improvements               15 to 31.5 years
         Machinery and equipment                   5 to  7 years
         Furniture and fixtures                    5 to  7 years
         Automobiles                               5 years
Goodwill:

Goodwill that arose from a 1969 acquisition, is being reviewed by management as to its continuing value. The Company believes its value has diminished in recent years and is contemplating writing this off to earnings in the near term.

                                LOGITEK,INC.
                        Notes to Financial Statements
Note 1 -  Description of Business and Summary of Significant Accounting
          Policies
Income Taxes:

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.
Tax credits are accounted for on the flow-through method.

Research and development costs:

Research and development costs are expensed as incurred.

Cash and cash equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. At June 30, 1998 and June 30, 1997 the Company has cash deposits in banks in excess of the maximum amount insured by the Federal Deposit Insurance Corp.

Net earnings per common share:

In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128"), which establishes standards for computing and presenting earnings per share. The new standard replaces the presentation of primary earnings per share prescribed by Accounting Principles Board Opinion No. 15 "Earnings per Share" ("APB 15"), with a presentation of basic earnings per share and also requires dual presentation of basic and diluted earnings per share on the face of the statement of operations for all entities with complex capital structures. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed similarly to fully diluted earnings per share pursuant to APB 15. The Company adopted SFAS 128 in the fourth quarter of fiscal 1998 and has restated the prior period in its financial statements.

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding, which were 3,407,192 at June 30,1998 and 3,423,730 at June 30,1997. Diluted earnings per share are based on the weighted-average number of shares of common stock adjusted for the effects of assumed exercise of options under the treasury stock method,

                                LOGITEK,INC.
                                Notes to Financial Statements
Note 1 -  Description of Business and Summary of Significant Accounting
          Policies
Net earnings per share-continued

which were as follows:  3,595,166 at June 30,1998 and 3,676,394 at June
30,1997.

The following is a reconciliation of the earnings per share calculations for the years ended June 30, 1998 and 1997:
                                           1998           1997
                                           ----           ----
Basic Earning per share computation
    Numerator                            $400,790       $324,566
                                         --------       --------
    Denominator:
       Common shares outstanding        3,407,192      3,423,730
                                        ---------      ---------
    Basic earnings per share               $  .12         $  .10
                                           ======         ======

Diluted earnings per share computation
    Numerator                            $400,790       $324,566
    Denominator:
       Common shares outstanding        3,407,192      3,423,730
       Options                            187,974        252,664
                                          -------        -------
       Total shares                     3,595,166      3,676,394
                                        ---------      ---------
     Diluted earnings per share            $  .11         $  .09
                                           ======         ======

Use of Estimates in the Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liablilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs

Advertising costs are expensed as incurred.

Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts receivable and accounts payable. Due to the short-term nature of these instruments, the fair value of these instruments approximate their recorded value. The Company has long term debt which it believes is stated at estimated fair market value.

                                LOGITEK ,INC.
                        Notes to Financial Statements
Note 1 -  Description of Business and Summary of Significant Accounting
          Policies
Stock - Based Compensation

In October 1995, Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 123"Accounting for Stock Based Compensation"("SFAS No. 123"). SFAS No. 123 requires compensation expense to be recorded (i)using the new fair value method or (ii)using existing accounting rules prescribed by Accounting Principles Board Opinion No.25,"Accounting for Stock Issued to Employees"("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method.The Company intends to continue to account for its stock based compensation plans in accordance with the provision of APB 25.Had the Company elected to recognize compensation costs based on the fair value of the options at the date of grant as prescribed by SFAS No. 123,there would be no material effect from that recognized under APB 25 for the years ended June 30,1998 and 1997.

Recently Issued Statements of Financial Accounting Standards

In June 1997, the Financial Accounting Standards Board issued two new disclosure standards. Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income"("SFAS 130") establishes standards for reporting and display of comprehensive income.

Among other disclosures, SFAS 130 requires that all items that are required to be recognized as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for the way that public enterprises report information about operating segments. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. SFAS 131 requires separate disclosures for different operating segments.

Both of these new standards are effective for financial statements for periods beginning after December 15,1997 and require comparative information for earlier years to be restated. The Company does not expect that adoption of these standards will significantly impact its financial statements.

In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132") which standardizes the disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS 132 is not expected to significantly impact the Company's financial statements.

                                LOGITEK, INC.
                        Notes to Financial Statements

NOTE 2 - Inventories

Inventories consist of the following:



                                                June 30,
                                               ---------
                                           1998            1997
                                           ----            ----
Raw materials                            $547,117       $505,280
Work-in-process                           347,760        326,954
Finished goods                            166,226        213,848
                                          -------        -------
  Total                                $1,061,103     $1,046,082
                                       ==========     ==========

Note 3 - Property, Plant and Equipment

Property, plant and equipment consists of the following:

                                                 June 30,
                                                ---------
                                            1998           1997
                                            ----           ----
Land                                     $78,000        $78,000
Buildings and improvements               802,850        802,850
  Machinery and equipment              1,243,153      1,150,902
  Furniture and fixtures                 142,876        142,876
  Automobiles                             68,988         68,988
    Total                              2,335,867      2,243,616
  Less: Accumulated Depreciation     (1,655,733)     (1,574,755)
  Property Plant and Equipment, Net      680,134        668,861

(a) Depreciation expense charged to operations was $ 80,978 and $ 91,441 for the years ended June 30, 1998 and June 30,1997,respectively.
(b) The cost of equipment under a capital lease and accumulated depreciation on these assets was $ 122,646 and $ 25,930, respectively, at June 30,1998, $72,646 and $11,994 respectively at June 30,1997.

NOTE 4-Related Party Transactions

The Company had an uncollateralized loan receivable from its president and principal shareholder. The loan balance of $30,500 of June 30,1997 was paid in full during June 1998.

NOTE 5-Other Assets

Included in Other Assets is $39,390 and $36,024 of restricted cash as of June 30, 1998 and 1997, respectively, which is held as collateral for the mortgage payable to Long Island Development Corp. (See Note 7).

                                LOGITEK, INC.
                        Notes to Financial Statements
NOTE 6 - Leases
Capitalized lease obligation
During the years ended June 30,1998 and June 30,1997 the Company obtained equipment under capital leases expiring in February 2003 and March 2002 respectively. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives. As of June 30, 1998,future minimum lease payments under all capital leases are:
          Year ending
          June 30,                                          Amount
          ------                                            ------
             1999                                        $  22,123
             2000                                           25,339
             2001                                           26,770
             2002                                           16,751
             2003                                            6,490
                                                            ------
Total capitalized lease payments                            97,473
Less: current portion                                       22,123
                                                            ------
Total capitalized lease payments,net of
      current portion                                    $  75,350
                                                            ======



Operating leases

The Company leases certain equipment to support its manufacturing and test capabilities and certain office equipment. Such leases expire through June 2000. Rent expense for the years ended June 30, 1998 and 1997 was $5,252 and $5,252 respectively. Future minimum rental payments under noncancelable operating leases as of June 30,1998 are as follows:

               Year Ending
               June 30,            Amount
               -------             ------
               1999                $5,252
               2000                 3,532
               Total               $8,784
                                   ======

                                LOGITEK,INC.
                        Notes to Financial Statements

NOTE 7 - Long-Term Debt
Long-term debt consists of the following:

                                                             June 30,
                                                             -------
                                                         1998         1997
                                                         ----         ----
Mortgage payable to NY Job Development
   Authority (JDA) in monthly installments
   of $2,656 including interest (8.25%  at
   June 30, 1998 and 1997) through June 2004,
   collateralized by restricted cash, building and
   improvements with a net book value of
   approximately $406,822 (a)                  $     135,632    $  154,340
Mortgage payable to Long Island
   Development Corp. (LIDC) in monthly
   installments of $4,427, including
   interest at 14.296% through June 2004,
   subordinate to the JDA mortgage,
   collateralized by restricted cash, land,
   building and improvements with a net
   book value of $406,822  (b)                        208,253       229,340
Notes payable to a bank in monthly installments in the
 aggregate amount of $ 3,125 plus interest at 1.5%             above prime
through October 1998, collateralized by
 a secondary lien on all assets
 of the Company (d)                                         0        44,098
Term loan payable to bank (c)                          47,000       116,000
                                                    ---------     ---------
Total debt                                            390,885       543,778
Less: Current Portion                                 (90,525)    (145,182)
                                                    ---------     ---------
Total Long term debt                                 $300,360      $398,596
                                                    =========     =========

(a) Interest rate varies in response to market conditions. This mortgage is guaranteed by the U.S. Small Business Administration. The loan contains restrictive convenants including default if the Company defaults on any superior debt.
(b) This mortgage is personally guaranteed by the Company's president and principal stockholder. The mortgage contains restrictive covenants which include, among others, limiting property, plant and equipment additions in each year, obtaining written consent of the lender prior to incurring additional financing obligations and prior to transferring ownership of common stock belonging to the Company's president and principal stockholder. The mortgage is subordinated to the JDA mortgage.
(c) The term loan payable to bank requires monthly principal payments of $5,750 plus interest at 2% above the bank's prime rate ( 8.25% at June 30, 1998) through March 1999. The note is collateralized by accounts receivable, inventory and certain machinery and equipment.
(d) Interest rate varies in response to market conditions.

                                LOGITEK, INC.
                        Notes to Financial Statements

Note 7-Long Term Debt -Continued

Aggregate long-term debt maturities for the five fiscal years subsequent to June 30, 1998 are:

               Year Ending June 30,     Amount
               -------------------      ------
                    1999                $90,525
                    2000                 48,991
                    2001                 55,163
                    2002                 62,134
                    2003                 70,011
                    Thereafter           64,061
                                         ------
                      Total             $390,885
                                        ========

Note 8 - Retirement Plans
The Company has a defined contribution plan for all eligible employees under Internal Revenue Code Section 401(k). The plan states that the Company will provide a matching contribution of up to 25% of the first 3% of a participant's compensation as well as a discretionary payment. The Company has recorded expense associated with the plan of $41,500 and $30,000 for the years ended June 30, 1998 and 1997, respectively.

The Company has an Employee Stock Ownership Plan("ESOP") for the benefit of certain employees. As of June 30,1998 all shares in the ESOP have been earned and assigned to the respective employee's accounts. There is no expense associated with this plan for the years ended June 30, 1998 and 1997.

Note 9 - Income Taxes

The provision  for income taxes is as follows:


                                                Year Ended June 30,
                                                ------------------
                                                   1998       1997
                                                   ----       ----
Deferred : Federal                              $21,000    $ 9,000
         : State                                      0           0
Current  : Federal                              144,000      65,000
         : State                                  9,000       1,000
                                                -------      ------
                                               $174,000    $ 75,000
                                               ========    ========

Deferred income taxes result from temporary differences in the recognition of expenses for income tax and financial reporting purposes. Such differences result principally from the use for income tax purposes of accelerated depreciation.

                                LOGITEK,INC.
                        Notes to Financial Statements
Note 9-Income Taxes - Continued

The Company recognizes deferred tax assets or liabilities for the future tax consequences of events that have been recognized in its financial statements or tax returns. Accordingly, the Company has recorded a net deferred tax liability for the increase in income taxes payable in future years related to accumulated depreciation and inventory reserve.

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax (assets) liabilities:


                                1998       1997
Federal                       $ 52,000  $ 15,380
New York State                  (7,000)        0
                              --------  --------

   Net deferred tax liability $ 45,000  $ 15,380

Income taxes were different from the amount computed by applying the federal statutory tax rate to income before income taxes due to the following:

                                    1998      1997
Statutory rate                      34.0      34.0
State income taxes
State income taxes
(net of federal benefit)            1.1        3.0
Income tax credits                 (5.8)      (20.5)
Net change in items
giving rise to  deferred taxes       .7        2.3
                                   ----      -----
Effective rate                     30.0       18.8
                                   ====      =====


Note 10 - Stock  Options

The following options were granted, under a nonqualified stock option plan, during the years ended June 30, 1998 and June 30,1997. All options as of June 30, 1998 were exercisable for a total exercise price of $236,780.


                                                         RANGE OF
                                          SHARES  EXERCISE PRICE
                                          ------   --------------

Balance June 30,1996                      396,000            $.25
    Granted June 30,1997                   10,000            $.50
Balance June 30,1997                     406,000
    Granted June 30,1998                  225,000    $.70-$.81
    Expired June 30,1998                 (125,000)           $.25
                                          -------
Balance June 30,1998                      506,000
                                          =======

                                LOGITEK, INC.
                        Notes to Financial Statements

Note 10 Stock Options -Continued

The exercise price of the options were set at fair market value on the date of grant. As of the balance sheet date no options have been exercised. All of the options, with the exception of a 250,000 share option held by a major shareholder, are exercisable no sooner than over five years, due to an annual limit of 20%. These remaining options are held by various employees and members of the board of directors.

Note 11 - Major Customers

During the year ended June 30,1998 the Company sold a substantial portion of its merchandise to four customers. Net sales to these customers were approximately $ 1,079,000(22%),$789,000 (16%) $368,000(8%) and 337,000(7%) .
At June 30,1998 amounts due from these customers and included in accounts receivable were $63,825, $129,450, $0 and $20,856,respectively.

During the year ended June 30,1997, the Company sold a substantial portion of its merchandise to three customers. Net sales to these customers accounted for $575,000 (14%) , $868,000 (21%) and $ 933,000 (22%) At June 30,1997
amounts due from these customers were $37,809,$59,545 and $110,769,respectively.

Note 12 - Treasury Stock

During the years ended June 30,1998 and 1997 the Company acquired 11,941 and 29,200 shares of treasury stock for $2,152 and $12,556 , respectively. The treasury stock was recorded at cost.

                                LOGITEK, INC.

                            FINANCIAL STATEMENTS
                 FOR THE QUARTER ENDED AS OF MARCH 31, 1999

                            FINANCIAL STATEMENTS
                                LOGITEK, INC
                               BALANCE SHEETS

                                                    March 31,      June 30,
ASSETS                                                1999           1998
                                                    ---------     ---------
Current Assets:                                            (unaudited)
  Cash                                               $393,526      $429,713
  Accounts Receivable                                 599,557       676,704
Inventories (Note 2)                                1,123,604     1,061,103
 Prepaid expenses and other                            37,988        15,332
                                                   ----------     ---------
  Total Current Assets                              2,154,675     2,182,852
Property and equipment, less
    accumulated depreciation                          614,434       680,134
Other Assets:
Deferred Income Taxes, State                            7,000         7,000
  Goodwill                                             34,441        34,441
  Other                                                41,585        48,695
                                                   ----------    ----------
    Total Assets                                    2,852,135     2,953,122
                                                   ==========    ==========


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Current portion of debt
$122,597
  Current portion of debt                             $47,395       $90,525
  Capitalized lease obligation                         24,405        22,123
  Accounts payable                                    265,475       324,736
  Accrued expenses                                    119,829       194,398
     Total current liabilities
457,104631,782
Capitalized lease obligation,less current portion      57,481        75,350
Long-term debt, less current maturities               265,093       300,360
Deferred income taxes                                  52,000        52,000
                                                   ----------    ----------
  Total Liabilities                                   831,678     1,059,492
STOCKHOLDERS' EQUITY
  Common stock, $.01 par value; authorized
   10,000,000 shares; issued 3,600,000 shares          36,000        36,000
  Capital in excess of par value                      280,355       280,355
  Retained earnings                                 1,724,310     1,597,483
                                                   ----------    ----------
  Sub-total                                         2,040,665     1,913,838
  Less:
    Treasury shares, at cost, 176,000 shares          (20,208)     (20,208)
                                                   ----------    ----------
      Total stockholders' equity                    2,020,457     1,893,630
                                                   ----------    ----------
    Total liabilities and stockholders' equity     $2,852,135    $2,953,122
                                                   ==========    ==========


                   See notes to the financial statements.

                                LOGITEK, INC
               STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
         For the Three and Nine Months Ended March 31, 1999 and 1998
                                 (Unaudited)



                           Three Months Ended         Nine Months Ended
                                 March 31                 March 31,
                         ----------------------     ----------------------
                            1999        1998           1999       1998
                         ----------  ----------     ----------  ----------

Net sales                $1,002,260  $1,249,888     $3,313,114  $3,560,150
Cost of goods sold          678,099     703,348      2,106,039   2,112,834
                         ----------  ----------     ----------  ----------
  Gross profit              324,161     546,540      1,207,075   1,447,316

Operating expenses:
  Selling                    66,575      84,928        259,219     249,841
  General and
   administrative           183,606     203,770        533,021     554,889
  Research and
   development               53,638      52,834        204,748     130,754
                         ----------  ----------     ----------  ----------
  Total operating
   expenses                 303,819     341,532        996,988     935,484

Income (loss) from
 operations                  20,342     205,008        210,087     511,832

Other (income) expense:
  Interest expense, net      17,156      11,899         48,263      40,464
  Legal settlement
   (Note 4)                    0           0              0            0
                         ----------  ----------     ----------  ----------
Total other (income)
 expense                     17,156      11,899         48,263      40,464

Income (loss) before
 provision for income
 taxes                        3,186     193,109        161,824     471,368

Provision for income
 taxes (Note 3)                 0        70,000         35,000     184,000
                         ----------  ----------     ----------  ----------
Net income (loss)             3,186     123,109        126,824     287,368

Retained earnings,
 beginning of period        740,826     568,165        612,152     517,919
                         ----------  ----------     ----------  ----------
Retained earnings,
 end of period            1,724,310    1484,059      1,724,310   1,484,059
                         ==========  ==========     ==========  ==========
Per share amounts
Net income (loss)            $0.00       $0.03          $0.04       $0.08
                             =====       =====          =====       =====

Weighted average shares
  outstanding             3,375,731   3,412,059      3,375,731   3,412,059
                         ==========  ==========     ==========  ==========


                     See notes to financial statements.

                               LOGITEK, INC.
                          STATEMENTS OF CASH FLOWS
         For the Nine and Three Months Ended March 31, 1999 and 1998
                                 (Unaudited)

                           Three Months Ended         Nine Months Ended
                                 March 31                 March 31,
                         ----------------------     ----------------------
                            1999        1998           1999       1998
                         ----------  ----------     ----------  ----------

Net income (loss)            $3,186    $123,109       $126,824    $287,368
Adjustments to reconcile
 net income (loss) to
 cash provided (used)
 by operations:
   Depreciation              21,900      23,250         65,700      69,750
   Accounts receivable       26,278     150,981         77,147   (138,413)
   Inventories              (2,500)      30,500       (62,501)      20,289
   Prepaid expenses and other(4,910)     13,517       (22,651)      14,973
   Other assets               5,915     (4,241)          7,110     (3,333)
   Accounts payable       (101,809)    (76,039)       (59,261)   (104,064)
   Accrued expenses        (19,774)      85,159       (74,569)     109,955
   Deferred taxes              0         10,000           0         50,000
                           --------    --------       --------    --------
 Total adjustments         (74,900)     233,127       (69,025)      19,157
Net cash provided (used)
   by operating activities (71,714)     356,236         57,799     306,525
                           --------    --------       --------    --------

Cash flows from
 investing activities:
   Acquisition of equipment   0      (25,992)             0       (25,992)
                           --------    --------       --------    --------
Net cash provided by
  investing activities        0      (25,992)             0       (25,992)
                           --------    --------       --------    --------

Cash flows from financing
 activities:
  Repayment of long-term
   debt                    (24,740)    (38,137)       (78,397)   (109,742)
  Capitalized lease
   obligation               (1,871)     (6,245)       (15,589)    (16,782)
                           --------    --------       --------    --------
Net cash (used) by
 financing activities     (26,611)     (44,382)       (93,986)   (126,524)
                           --------    --------       --------    --------

Net increase (decrease)
 in cash                   (98,325)     285,862       (36,187)     154,009
Cash, beginning of period   491,851     261,944        429,713     393,797
                           --------    --------       --------    --------


Cash, end of period        $393,526    $547,806       $393,526    $547,806
                           ========    ========       ========    ========

Supplemental disclosures:
  Cash paid for:
    Interest                $17,156     $11,899        $48,263     $40,464
                           ========    ========       ========    ========

                     See notes to financial statements.

                               LOGITEK, INC.
                       Notes to Financial Statements
Note 1 - Basis of Presentation

The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and reflect all adjustments which are, in the opinion of management, necessary to present fairly the information required therein. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB filed with the Securities and Exchange Commission for the year ended June 30, 1998.

The results of operations for the three and nine months ended March 31, 1999 are not necessarily indicative of the results of operations to be expected for the full year.

NOTE 2 - Inventories
Inventories consisted of the following:

                                    March 31,      June 30,
                                       1999          1998
                                   ----------     ----------
     Raw materials                   $609,618       $547,117
     Work-in-process                  347,760        347,760
     Finished goods                   166,226        166,226
                                   ----------     ----------
           Total                   $1,123,604     $1,061,103
                                   ==========     ==========
For the three and nine months ended March 31,1999 the Company used the gross profit method to calculate ending inventory values.

Note 3 - Provision for Income Taxes
Income taxes were different from the amounts computed by applying the federal income tax rate to the income before taxes due to the following:

                         Three Months Ended  Nine Months Ended
                         ------------------  -----------------
                         3/31/99   3/31/98   3/31/99   3/31/98
                         -------   -------   --------  -------
Statutory rate            34%       34%       34%       34%
State income taxes,
 net of federal
 tax benefit               2         4         2         4
Deferred Tax Provision     0         6         0        10
General business credit  (36)       (8)      (14)       (9)
                         ----      ----      ----      ----
Effective tax rate        00%       36%       22%       39%
                         ====      ====      ====      ====

                                 APPENDIX A


=============================================================================












                        AGREEMENT AND PLAN OF MERGER

                                    among

                      NORTH ATLANTIC INSTRUMENTS, INC.,

                                 NAI, INC.,

         HERBERT L. FISCHER, as Trustee of the Trust forming a part of the Logitek, Inc.'s Employees' Stock Ownership Plan

                                     and

                                LOGITEK, INC.

                         dated as of March 29, 1999











=============================================================================


                              TABLE OF CONTENTS

                                                                         Page

                                  ARTICLE 1

                     APPROVALS OF THE BOARD OF DIRECTORS
                              AND SHAREHOLDERS


     1.1  Company Actions. . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.2  Company Shareholder Approval . . . . . . . . . . . . . . . . . . .2
     1.3  Sub Shareholder Approval . . . . . . . . . . . . . . . . . . . . .2
     1.4  Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . .2

                                  ARTICLE 2

                                 THE MERGER


     2.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.2  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.3  Effective Time of the Merger . . . . . . . . . . . . . . . . . . .4
     2.4  Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . .4

                                  ARTICLE 3

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
           THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES


     3.1  Effect on Capital Stock. . . . . . . . . . . . . . . . . . . . . .5
     3.2  Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . .5
     3.3  Payment for Non-ESOP Shares. . . . . . . . . . . . . . . . . . . .6
     3.4  Payment of the Merger Consideration for ESOP Shares. . . . . . . .7
     3.5  Stock Transfer Books . . . . . . . . . . . . . . . . . . . . . . .7
     3.6  Stock Option Plans . . . . . . . . . . . . . . . . . . . . . . . .8
     3.7  Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . .9
     3.8  Deliveries at Closing. . . . . . . . . . . . . . . . . . . . . . .9


                                                                         Page

                                  ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES


     4.1  Representations and Warranties of the Company. . . . . . . . . . 10
     4.2  Representations and Warranties of ESOP Trustee.  . . . . . . . . 34
     4.3  Representations and Warranties of Parent and Sub.  . . . . . . . 35

                                  ARTICLE 5

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1  Covenants of the Company.  . . . . . . . . . . . . . . . . . . . 37

                                  ARTICLE 6

                            ADDITIONAL AGREEMENTS

     6.1  Access to Information. . . . . . . . . . . . . . . . . . . . . . 43
     6.2  Notice of Certain Events . . . . . . . . . . . . . . . . . . . . 43
     6.3  Assistance . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     6.4  Environmental Matters; Environmental Site Assessments. . . . . . 44
     6.5  Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . 44
     6.6  Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . 45
     6.7  Indemnification; Directors' and Officers' Insurance. . . . . . . 45
     6.8  Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . 46
     6.9  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     6.10 Withholding Rights . . . . . . . . . . . . . . . . . . . . . . . 46
     6.11 Real Estate and Stock Transfer Taxes . . . . . . . . . . . . . . 46
     6.12 Governmental Approvals . . . . . . . . . . . . . . . . . . . . . 47
     6.13 [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . 47
     6.14 Responsibilities of ESOP Trust . . . . . . . . . . . . . . . . . 47
     6.15 Termination of the ESOP. . . . . . . . . . . . . . . . . . . . . 47
     6.16 [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . 47


                                                                         Page

                                  ARTICLE 7

                            CONDITIONS PRECEDENT


     7.1  Conditions to Each Party's Obligation to Effect the Merger . . . 48
     7.2  Conditions to Obligations of Parent and Sub. . . . . . . . . . . 49
     7.3  Conditions to Obligations of the Company . . . . . . . . . . . . 51

                                  ARTICLE 8

                          TERMINATION AND AMENDMENT


     8.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     8.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . 53
     8.3  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     8.4  Extension; Waiver.   . . . . . . . . . . . . . . . . . . . . . . 53

                                  ARTICLE 9

                             GENERAL PROVISIONS


     9.1  Nonsurvival of Covenants and Agreements. . . . . . . . . . . . . 54
     9.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     9.3  Interpretation; Disclosure of Information. . . . . . . . . . . . 55
     9.4  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     9.5  Entire Agreement; No Third Party Beneficiaries;
          Right of Ownership . . . . . . . . . . . . . . . . . . . . . . . 56
     9.6  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 56
     9.7  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     9.8  Director and Officer Liability . . . . . . . . . . . . . . . . . 56
     9.9  Specific Performance . . . . . . . . . . . . . . . . . . . . . . 56


Schedules

Schedule 3.6(a)     -    Cancellation of Options
Schedule 4.1(b)     -    Capital Structure
Schedule 4.1(c)     -    Authority; No Violations; Consents and Approvals
Schedule 4.1(f)     -    No Default
Schedule 4.1(g)     -    Compliance with Applicable Laws
Schedule 4.1(h)     -    Litigation
Schedule 4.1(i)     -    Taxes
Schedule 4.1(i)(xi) -    Basis; Net Operating Losses
Schedule 4.1(j )    -    Banking Relationships and Investments
Schedule 4.1(k)     -    Accounts Receivable
Schedule 4.1(m)     -    Material Contracts
Schedule 4.1(n)     -    Pension and Benefit Plans
Schedule 4.1(o)     -    Certain Changes or Events
Schedule 4.1(p)     -    Material Liabilities
Schedule 4.1(s)     -    Labor Matters
Schedule 4.1(t)     -    Title of Assets
Schedule 4.1(u)     -    Insurance
Schedule 4.1(v)     -    Environmental Matters
Schedule 4.1(w)     -    Real Property
Schedule 4.1(x)     -    Customers and Products
Schedule 4.1(y)     -    Intellectual Property
Schedule 4.1(z)     -    Trade Secrets
Schedule 4.1(aa)    -    Software and Information Systems
Schedule 4.1(dd)    -    Related Party Transactions
Schedule 4.2(h)     -    ESOP Governing Documents
Schedule 5.1(1)     -    Certain Employee Matters
Schedule 6.6(a)     -    Brokers or Finders


Exhibits

Exhibit A           -    Shareholder's Agreement
Exhibit B           -    Option Conversion Agreement
Exhibit C           -    Certificate of Incorporation
Exhibit D           -    By-laws

                        AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of March 29, 1999 (the "Agreement"), is made and entered into by and among North Atlantic Instruments, Inc., a New York corporation ("Parent"), NAI, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Sub"), Herbert L. Fischer (the "ESOP Trustee"), solely in its capacity as trustee of, and on behalf of, the trust (the "ESOP Trust") forming a part of the Logitek, Inc.'s Employees' Stock Ownership Plan (the "ESOP"), and Logitek, Inc., a New York corporation (the "Company").

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company and the ESOP Trustee have approved the merger (the "Merger") of Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, Parent and Sub are unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, contemporaneously with the execution and delivery hereof, certain beneficial and record holders of outstanding shares of common stock, par value $0.01 per share, of the Company ("Shares" or "Company Common Stock") and Options (as defined in Section 3.5) enter into a Shareholder's Agreement substantially in the form of Exhibit A hereto (the "Shareholder's Agreement") and, in order to induce Parent and Sub to enter into this Agreement, the Company and such holders have agreed to execute and deliver the Shareholder's Agreement; and

     WHEREAS, Parent and Sub are unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, on or prior to the Closing Date (as defined in Section 2.2), each beneficial and record holder of Options enters into an Option Conversion Agreement substantially in the form of Exhibit B hereto (collectively, the "Option Conversion Agreements") and, in order to induce Parent and Sub to enter into this Agreement, the Company and each such holder has agreed to execute and deliver an Option Conversion Agreement; and

     WHEREAS, Parent, Sub, the ESOP Trustee and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


                                  ARTICLE 1

                     APPROVALS OF THE BOARD OF DIRECTORS
                              AND SHAREHOLDERS

     1.1 Company Actions. The Company hereby consents to the Merger and represents that (a) its Board of Directors (at a meeting duly called and held) has (i) determined that this Agreement, the Shareholder's Agreement and the Option Conversion Agreements (collectively, the "Transaction Documents") and the transactions contemplated hereby or thereby, including the Merger, are fair to and in the best interests of the shareholders of the Company,
(ii) approved the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby, including the Merger, and such approval constitutes board approval of the foregoing for purposes of Article 9 of the New York Business Corporation Law, as amended (the "BCL"), (iii) resolved to recommend approval and adoption of this Agreement by the holders of Company Common Stock, provided that Glenis Group, Inc. (the "Financial Advisor") has delivered to the Board of Directors of the Company its written opinion that as of the date hereof based upon and subject to the matters set forth therein the Merger Consideration (as determined in Section 3.2(a)) to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders (the "Financial Advisory Opinion").

     1.2 Company Shareholder Approval. The Company shall, in accordance with applicable law and the Company's Certificate of Incorporation, as amended (such Certificate of Incorporation as amended being hereinafter referred to as the "Certificate of Incorporation"), and By-Laws (as defined in Section 2.4(d)), (i) duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Company Shareholder Meeting") and authorizing the Board of Directors and officers to complete the transaction without further shareholder action and (ii) upon receipt of the Financial Advisory Opinion include in the proxy statement (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement") the recommendation of the Board of Directors that the shareholders of the Company approve and adopt this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, and use all reasonable efforts to obtain such approval and adoption.

     1.3 Sub Shareholder Approval. Parent, in its capacity as the sole shareholder of Sub, by its execution hereof, approves and adopts this Agreement and the transactions contemplated hereby.

     1.4 Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") the preliminary Proxy Statement with respect to the actions to be taken at the Company Shareholder Meeting; provided, however, that the Company shall furnish such preliminary Proxy Statement to Parent for review before such filing with the SEC and that such filing shall be subject to Parent's prior approval of the preliminary Proxy Statement, which approval shall not be unreasonably withheld or delayed. Parent and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments from the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. As promptly as practicable after comments are received from the SEC with respect to the preliminary Proxy Statement, the Company shall use all reasonable efforts to respond to the comments of the SEC. The Company shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments of the SEC prior to their being filed with or sent to the SEC; provided, however, that the Company shall furnish such proposed amendments, supplements and responses to Parent for review before filing any of such documents with the SEC and that the filing of such documents shall be subject to Parent's prior approval, which approval shall not be unreasonably withheld or delayed. Parent shall promptly provide the Company with such information as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC. After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Proxy Statement, to the reasonable satisfaction of Parent, has been included therein by the Company, the Company shall file with the SEC the Proxy Statement and the Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as soon thereafter as practicable. The Company shall cause the Proxy Statement to be mailed to its Shareholders of record as promptly as practicable after clearance by the SEC. The Company shall cause the Proxy Statement to include, and continue to include until the vote is taken at the Company Shareholder Meeting, the recommendation of the Board of Directors of the Company in favor of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, unless a Financial Advisory Opinion is not obtained or such recommendation conflicts with the fiduciary duties of its members and this Agreement is terminated.


                                  ARTICLE 2

                                 THE MERGER

     2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.3). At the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and a direct wholly-owned subsidiary of Parent or its successor (Sub and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company is sometimes hereinafter referred to as the "Surviving Corporation") and shall continue under the name "Logitek, Inc." Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Company as the Surviving Corporation and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.1 and subject to the satisfaction or waiver of the conditions set forth in Article 7, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, on the second business day after satisfaction and/or waiver of all of the conditions set forth in Article 7 (the "Closing Date"), at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, New York, New York 10104, unless another date, time or place is agreed to in writing by the parties hereto.

     2.3 Effective Time of the Merger. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of New York, as provided in the BCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger as the Company and Sub shall agree (the "Effective Time").

     2.4  Effects of the Merger.

          (a) The Merger shall have the effects as set forth in the applicable provisions of the BCL.

          (b) The directors and officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws (as defined in Section 2.4(d)).

          (c) The Certificate of Incorporation of the Company immediately in effect prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the BCL.

          (d) The by-laws of the Company shall be the by-laws (the "By-laws") of the Surviving Corporation until thereafter amended as provided by applicable law, the Certificate of Incorporation or the By-laws.


                                  ARTICLE 3

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
           THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Common Stock or any holder of shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each share of common stock of Sub, no par value, issued and outstanding immediately prior to the Effective Time, shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock. Each share of Company Common Stock and all other shares of capital stock of the Company that are owned by the Company as treasury stock or by any wholly-owned subsidiary of the Company shall be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

     3.2 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of the Company Common Stock:

          (a) Subject to the other provisions of this Section 3.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned, directly or indirectly, by the Company and Dissenting Shares (as defined in Section 3.7)) shall be converted into the right to receive $.915 (the "Merger Consideration"), payable to the holder thereof in cash, without any interest thereon, in accordance with the provisions of Sections 3.3 and 3.4 hereof.

          (b) All such shares of Company Common Stock, when converted as provided in Section 3.2(a), no longer shall be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing such Company Common Stock shall thereafter represent only the right to receive the Merger Consideration. The holders of certificates previously evidencing Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of certificates in accordance with the provisions of Sections 3.3 and 3.4, shall only have the right to receive for their Company Common Stock, the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The aggregate Merger Consideration payable to each holder shall be rounded to the nearest penny. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company.

     3.3  Payment for Non-ESOP Shares.  The payment of the Merger
Consideration for all outstanding shares of Company Common Stock which are not ESOP Shares (as hereinafter defined) (the "Non-ESOP Shares") shall be made as follows:

          (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a United States bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration, and Parent shall deposit with the Paying Agent in a separate fund established for the benefit of the holders of Non-ESOP Shares, for payment in accordance with this Article 3 through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 3.2 and this Section 3.3 to holders of Non-ESOP Shares (other than the Company or holders of Dissenting Shares). The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund.

     If for any reason the Payment Fund is inadequate to pay the amounts to which holders of Non-ESOP Shares shall be entitled under this Section 3.3, Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

          (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct the Paying Agent to mail to each holder of record (other than the Company) of a certificate or certificates which, immediately prior to the Effective Time, evidenced outstanding Non-ESOP Shares (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (x) the number of Non-ESOP Shares represented by such Certificate and (y) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If any holder of Non-ESOP Shares shall be unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.3(b),each Certificate (other than Certificates representing Shares owned by the Company or holders of Dissenting Shares) shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Merger Consideration.

          (c) Termination of Payment Fund; Interest. Any portion of the Payment Fund which remains undistributed to the holders of Non-ESOP Shares for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand by the Surviving Corporation, and any holders of Non-ESOP Shares who have not theretofore complied with this Article 3 and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation.

          (d) No Liability. None of Parent, the Company or the Surviving Corporation shall be liable to any holder of Non-ESOP Shares for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     3.4 Payment of the Merger Consideration for ESOP Shares. At the Closing, immediately subsequent to the Effective Time, the ESOP Trust, as the record holder of all share certificates formerly representing all outstanding shares of Company Common Stock which are owned beneficially by the participants in the ESOP (the "ESOP Participants") and of record by the ESOP Trust (the "ESOP Shares"), shall surrender all share certificates of ESOP Participants who have voted in favor of the Merger for cancellation to the Surviving Corporation, together with a letter of transmittal duly executed by the ESOP Trust as the holder of record of all such share certificates, and upon such surrender and cancellation, the ESOP Trust shall receive on the Closing Date, in accordance with the provisions of this Section 3.4, cash in an amount equal to the product of (i) the number of ESOP Shares represented by such share certificates and (ii) the Merger Consideration.

     3.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Paying Agent, Surviving Corporation or Parent for any reason, except notation thereon that a shareholder has elected to exercise his rights to appraisal pursuant to the BCL, shall be converted into the Merger Consideration as provided in this Article 3.

     3.6  Stock Option Plans.

          (a) Cancellation of Options. At the Effective Time, each then outstanding option (including stock purchase rights and options granted to outside directors) to purchase shares of Company Common Stock under the option plans and agreements set forth on Schedule 3.6(a) hereof (collectively, the "Stock Option Plans"), whether or not then exercisable or vested (collectively, the "Options"), shall be canceled and shall represent the right to receive an amount (subject to any applicable withholding tax) in cash equal to 100% of the difference between the Merger Consideration and the per share exercise price of such Option, to the extent such difference is a positive number (the "Option Consideration"); provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act, any such Option Consideration shall not be payable until the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act, but shall be paid as soon as practicable thereafter.

          (b) Termination of Rights. The surrender of an Option to the Company in exchange for the Option Consideration shall be deemed a release of Parent, Sub, the Company and their respective successors and assigns, any and all rights the holder had or may have had in respect of such Option. On or prior to the Closing Date, the Company shall have obtained from each of the holders of Options an Option Conversion Agreement pursuant to which each such holder has consented and agreed to the treatment of his or her Options as described in this Section 3.6. The Stock Option Plans shall terminate as of the Effective Time, and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be canceled as of the Effective Time. Prior to the Closing, the Company shall use all reasonable efforts to take all action necessary (including causing the Board of Directors of the Company to take such actions as are allowed by the Stock Option Plans) to (i) provide that, following the Effective Time, no participant in the Stock Option Plans or any other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and (ii) terminate all such plans, programs and arrangements as of the Effective Time. As used in this Agreement, the word "Subsidiary", with respect to any party, means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, limited liability company, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) at least 50% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

          (c) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall mail to each holder of an Option identified on Schedule 3.6(a), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Options shall pass, only upon proper delivery of the agreement, certificates or other documents evidencing ownership of such Options (the "Option Agreement"), if any, to the Surviving Corporation) and (ii) instructions for use in effecting the surrender of the Option Agreement in exchange for payment of the Option Consideration. Upon surrender of the Option Agreement for cancellation to the Surviving Corporation together with such letter of transmittal, or upon execution of other reasonably appropriate documents, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Options shall be entitled to receive in respect thereof the Option Consideration as set forth in paragraph (a) of this Section 3.6, and the Option Agreement so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the cash portion of the Option Consideration payable upon the surrender of any Option Agreement. Until settled in accordance with the provisions of this
Section 3.6(c), each Option shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Option Consideration.

     3.7  Dissenting Shares.

          (a) Notwithstanding anything in this Agreement to the contrary, any shares of Common Stock which are outstanding immediately prior to the Effective Time and which are held or beneficially owned by holders, including ESOP Participants, who shall not have voted such Shares in favor of the Merger or consented thereto in writing and who shall have filed with the Company a written objection to the Merger and a demand for appraisal of such Shares in accordance with the BCL ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration, but instead, such holders shall be entitled only to such rights as are granted by Section 910 of the BCL with respect to Dissenting Shares held by them in accordance with the provisions of the BCL, except that all Dissenting Shares held by holders who shall have failed to perfect or who effectively shall have withdrawn or lost rights to appraisal of such Dissenting Shares under the BCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided for of the certificate or certificates that formerly evidenced such shares.

          (b) The Company shall give Sub (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the BCL and received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the BCL. The Company shall not, except with the prior written consent of Sub, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     3.8  Deliveries at Closing.  At the Closing:

          (a) Parent, Sub and the Company shall cause the Certificate of Merger to be filed in accordance with the BCL, and shall take any and all other lawful actions, and do any other lawful things necessary, to effect the Merger and to enable the Merger to become effective.

          (b) The ESOP Trust, as the holder of record of all share certificates representing all outstanding ESOP Shares, shall deliver to the Company for cancellation all such share certificates other than share certificates representing Dissenting Shares of ESOP Participants.

          (c) Parent and Sub shall deliver, or cause to be delivered, to the ESOP Trust the Merger Consideration for the ESOP Shares which were voted in favor of the Merger by wire transfer of immediately available funds to an account designated by the ESOP Trust to the Parent at least two business days prior to the Closing Date.


                                  ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Power; No Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has full corporate power to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not
(i) have a Material Adverse Effect (as defined below) with respect to the Company or (ii) materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company has heretofore made available to Parent complete and correct copies of its Certificate of Incorporation and By-laws which are attached hereto, respectively, as Exhibits C and D. The Company has no subsidiaries. As used in this Agreement, a "Material Adverse Effect" shall mean, with respect to any party, any events, changes or effects which, individually or in the aggregate, would have a material adverse effect on the business, operations, assets, or financial condition of such party and its Subsidiaries, taken as a whole, other than which relate generally to the industry in which the Company operates.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of common stock, par value $0.01 per share. As of the date hereof (the "Capitalization Date"), (i) 3,382,859 Shares were issued and outstanding of which 601,737 Shares are owned of record by the ESOP Trust and beneficially by ESOP Participants (the "ESOP Shares") and 2,781,122 are Non-ESOP Shares, (ii) 456,000 Shares were reserved for issuance pursuant to Options outstanding under the Stock Option Plans and (iii) 217,141 Shares are held by the Company in treasury. All outstanding Shares are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. Set forth on Schedule 3.6(a) is a list of all outstanding options, warrants and rights to purchase shares of Company Common Stock and the exercise prices and vesting periods relating thereto. Except as set forth on Schedule 4.1(b), there are not as of the date hereof, and there will not be at the Effective Time, any shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the shareholders of the Company with respect to the Merger. Except for the issuance of the Company Common Stock pursuant to the exercise of the Options and except as set forth on
Schedule 3.6(a), there are outstanding: (A) no securities of the Company that are convertible into, or exchangeable or exercisable for, shares of Company Common Stock, or other voting securities of the Company, and (B) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company is a party or by which it is bound, in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Company Common Stock or other voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Each individual who is a party to an Option Conversion Agreement is the holder of the number of Options set forth opposite such individual's name on Schedule 3.6(a).

          (c)  Authority; No Violations; Consents and Approvals.

               (i) The Company has all requisite corporate power and authority to enter into the Transaction Documents and, subject to the Company Shareholder Approval (as defined in Section 4.1(c)(iii)), to consummate the transactions contemplated in the Transaction Documents. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Shareholder Approval. The Transaction Documents have been duly executed and delivered by the Company and, subject, with respect to consummation of the Merger, to the Company Shareholder Approval, and assuming that each of the Transaction Documents to which Parent or Sub is a party constitutes the valid and binding agreement of Parent or Sub, constitute valid and binding obligations of the Company enforceable in accordance with their respective terms and conditions except that the enforcement thereof may be limited by
(a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (ii) Except as set forth on Schedule 4.l(c), the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company will not (A) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets or property, or right of first refusal with respect to any asset or property (any such conflict. violation, default, right of lamination, cancellation or acceleration, loss, creation or right or first refusal, a "Violation"), pursuant to any provision of the Certificate of Incorporation or By-laws of the Company or (B) except as to which requisite waivers or consents have been obtained and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in subsection (iii) of this Section 4.1(c) are duly and timely obtained or made and, if required, the Company Shareholder Approval has been obtained, result in any Violation of (1) any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, Benefit Plan (as defined in Section 4.1(n)), Company Permit (as defined in Section 4.1(g)), or any other agreement, obligation, instrument, concession, franchise or license or (2) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets (collectively, "Laws"). The Board of Directors of the Company has taken all actions necessary under the BCL, including approving the transactions contemplated by the Transaction Documents, to ensure that
Section 912 of the BCL has been complied with.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of any of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby, except for (A) the filing with the SEC of (1) the Proxy Statement in definitive form relating to the Company Shareholder Meeting and (2) such reports under and such other compliance with the Exchange Act (as hereinafter defined) and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (B) the filing of the Certificate of Merger with the Secretary of State of the State of New York and appropriate documents with the relevant authorities of other states in which the Company does business; (C) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (D) such filings in connection with any state or local tax which is attributable to the beneficial ownership of the Company's real property, if any (collectively, the "Gains and Transfer Taxes"); (E) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement; (F) the approval of this Agreement and the Merger by the holders of 66 2/3% of the outstanding Shares ("Company Shareholder Approval"); and
(G) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices or permits the failure of which to be obtained or made would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations under any of the Transaction Documents or prevent the consummation of any of the transactions contemplated thereby.

          (d) SEC Documents. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January l, 1996 (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, to the knowledge of the Company, the Company SEC Documents complied in all respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to year-end audit adjustments and any other adjustments described therein, which will not be material, either individually or in the aggregate) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company for the periods presented therein.

          (e) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the holders of the Company Common Stock or on the date of the related shareholder meeting (the "Meeting Date") or on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Meeting Date, any event with respect to the Company, or with respect to other information supplied by the Company specifically for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, including the Proxy Statement, insofar as it relates to the Company or other information supplied by the Company specifically for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act, the Exchange Act or the rules and regulations thereunder, and each such document required to be filed with any Governmental Entity other than the SEC will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied or to be supplied by Parent or Sub for inclusion in the Proxy Statement.

          (f) No Default. Except as set forth on Schedule 4.1(f), no Violation exists (and no event has occurred which, with notice or the lapse of time or both, would constitute a Violation) of any term, condition or provision of (i) the Certificate of Incorporation or By-laws of the Company,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which the Company is now a party or by which the Company or any of its properties or assets is bound or (iii) any law, order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

          (g)  Compliance with Applicable Laws.  Except as set forth on
Schedule 4.1(g), the Company conducts its businesses, including, without limitation, the ownership of the Owned Property (as hereinafter defined) in compliance with law and in this regard hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except where the failure to hold any such Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations under any of the Transaction Documents or prevent the consummation of any of the transactions contemplated thereby. Except as set forth on Schedule 4.1(g), the Company is in compliance with the terms of the Company Permits, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations under any of the Transaction Documents or prevent the consummation of any of the transactions contemplated thereby. As of the date of this Agreement, except as set forth on Schedule 4.1(g), no investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, has been threatened.

          (h) Litigation. Except as set forth on Schedule 4.1(h) or disclosed in the Company SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company ("Company Litigation"), the loss of which would have a Material Adverse Effect on the Company, nor is there any judgment, decree, unfunded settlement, conciliation agreement, letter of deficiency, award, temporary restraining order, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company ("Company Order") that would have a Material Adverse Effect on the Company. In addition, except as expressly set forth on Schedule 4.1(h) as having such effect, none of the claims and judgments pending or, to the knowledge of the Company, threatened pursuant to all Company Litigation and Company Orders, would, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations under any of the Transaction Documents or prevent the consummation of any of the transactions contemplated thereby.

          (i)  Taxes.  Except as set forth on Schedule 4.1(i) hereto:

               (i) All Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company, and any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member, have been duly and timely filed (taking into account all valid extensions of filing dates), and all such Tax Returns are true, correct and complete in all material respects. The Company and any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member ("Company Affiliated Group") has duly and timely paid (or there has been paid on its behalf) all Taxes (as hereinafter defined) that are due, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company's unaudited financial statements for the quarter ended December 31, 1998 in accordance with GAAP. With respect to any period for which Taxes are not yet due with respect to the Company Affiliated Group, the Company has made due and sufficient current accruals for such Taxes in accordance with GAAP in the most recent financial statements contained in the Company SEC Documents. No claim has ever been made by any authority in any jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction. The Company has made (or there has been made on its behalf) all required estimated Tax payments sufficient to avoid any underpayment penalties. The Company has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party.

               (ii) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company Affiliated Group, for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or, to the knowledge of the Company, threatened in regard to any Taxes due from or with respect to the Company or any material Tax Return filed by or with respect to the Company Affiliated Group. All deficiencies of Taxes assessed by any applicable taxing authority have been paid, fully settled or adequately provided for in the financial statements contained in the Company SEC Documents. The Company has not received notice that any assessment of Taxes is proposed against the Company or any of its assets.

               (iii) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its assets. The Company has not agreed to make any adjustment pursuant to Section 481 (a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company, which, will or would reasonably cause the Company to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date. To the knowledge of the Company, neither the Internal Revenue Service ("IRS") nor any other taxing authority has proposed, and the Company is not required to make, any adjustment or change in accounting method.

               (iv) Except as set forth in the Company SEC Documents, the Company is not a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract, agreement or arrangement.

               (v) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount by the Company that would not be deductible by the Company by reason of Section 280G of the Code or that would constitute compensation whose deductibility is limited under Section 162 of the Code.

               (vi) The Company has not executed or entered into with the IRS, or any taxing authority, a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits for, the Company for any taxable period ending after the Closing Date.

               (vii) There are no requests for rulings, outstanding subpoenas or information document requests from any taxing authority for information with respect to Taxes of the Company of its and, to the knowledge of the Company, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by the Company have been proposed in written form.

               (viii) None of the property of the Company is held in an arrangement that could be classified as a partnership for Tax purposes, and the Company does not own any interest in any controlled foreign corporation (as defined in Section 957 of the Code), passive foreign investment company (as defined in Section 1296 of the Code) or other entity the income of which is required to be included in the income of the Company.

               (ix) None of the property of the Company is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

               (x) The term "Code" shall mean the Internal Revenue Code of 1986, as amended. The term "Tax" (and, with correlative meaning, "Taxes") shall mean (i) any net income, alternative or add-on minimum, environmental (including Taxes under Code Section 59A), gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by the Company payroll, employment, social security, disability, excise, production, severance, stamp, occupation, premium, property, environmental or windfall profit tax, customs, duty, real, personal, or other transfer tax or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority, (ii) any liability of the Company for the payment of any amounts of the type described in (i) as a result of being a transferee, successor or a member of an affiliated or consolidated group or arrangement whereby liability of the Company for the payment of such amounts was determined or taken into account with reference to the liability of any other person for any period and (iii) liability of the Company with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person. The term "Tax Return" shall mean all returns, declarations, reports, estimates, information returns and statements (including any schedule or attachment and any amendment thereto) required to be filed by or with respect to the Company in respect of any Taxes, including, without limitation, (i) any consolidated federal income Tax return in which the Company is included and (ii) any state, local or foreign income Tax returns filed on a consolidated, combined or unitary basis (for purposes of determining tax liability) in which the Company is included.

               (xi) Schedule 4.1(i)(xi) sets forth the information relating to: (A) the basis of the Company in its assets and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

          (j) Banking Relationships and Investments. Schedule 4.1(j) sets forth an accurate and complete list of all banks and financial institutions with which the Company has an account, deposit, safe-deposit box, lock box (including for the collection of receivables) or line of credit or other loan facility or relationship, including the names of all persons authorized to draw on those accounts or deposits, or to borrow under such lines of credit or other loan facilities, or to obtain access to such boxes. Schedule 4.1(j) sets forth an accurate and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company (the "Investments"). The Company has good and marketable title to all of the Investments. The Investments reflected on the Company's financial statements are (a) properly valued at the lower of cost or market,
(b) readily marketable, and (c) fully paid and not subject to assessment or other claims upon the Company thereof.

          (k) Accounts Receivable. Schedule 4.1 (k) sets forth an accurate and complete aging of all outstanding accounts and notes receivable as of December 31, 1998 of the Company. All outstanding accounts and notes receivable reflected on the financial statements delivered to Parent are due and valid claims against account debtors for goods or services delivered or rendered, collectible in full within 60 days of delivery and subject to no defenses, offsets or counterclaims, except as reserved against on the financial statements in accordance with GAAP. All receivables arose in the ordinary course of business. No receivables are subject to prior assignment, claim, lien or security interest. The Company has not incurred any liabilities to customers for rebates, discounts, returns, refunds, promotional allowances or otherwise, except as provided for on the financial statements. Where receivables arose out of secured transactions, all financing statements and other instruments required to be filed or recorded to perfect the title or security interest of the Company have been properly filed and recorded.

          (l) Inventory. All inventories reflected on the financial statements of the Company delivered to Parent are (a) properly valued at the lower of average cost or market value on a first-in, first-out basis in accordance with GAAP as consistently applied in prior annual financial statements; (b) of good and merchantable quality and contain no material amounts that are not salable and usable for the purposes intended in the ordinary course of the Company's business and meet the current standards and specifications of the Company's business; (c) in conformity with warranties customarily given to buyers of like products; and (d) at levels adequate and not excessive in relation to the circumstances of the Company's business and in accordance with past inventory stocking practices. All inventories disposed of subsequent to December 31, 1998, have been disposed of only in the ordinary course of business and at prices and under terms that are normal and consistent with past practice. No inventory is held by the Company on consignment. The Company does not hold title to any inventory held by others. There are no tooling forms, patterns or similar assets owned by the Company in the hands of vendors. The financial statements of the Company delivered to Parent contain adequate reserves for obsolete inventory.

          (m)  Material Contracts.

               (i) Schedule 4.1(m) sets forth a true, accurate and complete list of each agreement, commitment or arrangement, arising out of the operation of the Company's business, whether oral or written, and all amendments thereto, relating to any: (A) agreement, commitment or arrangement for the sale, lease or sublease of the real property of the Company; (B) note, debenture, bond, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit, guarantee, pledge or undertaking of the indebtedness of any other person; (C) agreement, commitment or arrangement for the purchase, rental or leasing by the Company of materials, supplies, services, machinery or equipment providing for payment by the Company of more than $10,000, under each such agreement, commitment or arrangement, other than pursuant to purchase orders placed in the ordinary course of the Company's business consistent with past practices; (D) agreement, commitment or arrangement for the sale, rental, leasing, licensing or distribution of
(1) the Company's products, services, other than pursuant to purchase orders placed in the ordinary course of the Company's business consistent with Company's past practices, or (2) the Intellectual Property (as defined in Section 4.1(y)); (E) agreement, commitment or arrangement for any capital expenditure or leasehold improvement providing for payment of $10,000 or more in each instance; (F) agreement, commitment or arrangement which contains any covenant on the part of the Company or any of its officers, employees and consultants not to compete in certain geographic area, during a certain time period, in a certain business or otherwise restricts the use of confidential information used in the Company's business; (G) written agreement, contract or commitment with any employee, agent or consultant that is not "at will" (collectively, the "Material Contracts").

               (ii) The Company has delivered to the Parent true, accurate and complete copies of each of the Material Contracts. All Material Contracts have been duly authorized and delivered by the Company, are in full force and effect and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms against the Company. As to the Material Contracts, except set forth on Schedule 4.1(m),
(A) there are not existing breaches or defaults by the Company, and to the Company's knowledge, by any other party thereunder, and (B) no event, act or omission has or, as a result of the consummation of the transactions contemplated hereby, will occur which (with notice or without notice, lapse of time or the happening or occurrence of any other event) would result in a material default thereunder, give cause for termination thereof or permit the acceleration of any obligation thereunder.

          (n)  Pension And Benefit Plans: ERISA.

               (i) Schedule 4.1(n) sets forth a complete and correct list of:

                    (A) all "employee benefit plans", as defined in Section 3(3) of ERISA, contributed to or maintained within the past seven years by the Company or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with the Company under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), or to which the Company or any of its ERISA Affiliates has any obligation or liability, contingent or otherwise ("Benefit Plans"); and

                    (B) all employment, severance or consulting agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, stock award, stock option, stock purchase or other employee benefit policies or arrangements which the Company or any of its ERISA Affiliates contributes to or maintains or to which the Company or any of its ERISA Affiliates has any obligation or liability (contingent or otherwise), other than Benefit Plans (the "Employee Arrangements").

               (ii) With respect to each Benefit Plan and Employee Arrangement, a complete and correct copy of each of the following documents (if applicable) has been made available to Parent: (A) the most recent plan and related trust documents, and all amendments thereto; (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) Form 5500 (including schedules and attachments) for the last three years; (D) the most recent IRS determination letter; (E) actuarial reports for the last three years and; (F) the most recent statement of assets for all Benefit Plans.

               (iii) The Benefit Plans and Employee Arrangements and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received favorable determination letters from the IRS regarding the Tax Reform Act of 1986 with respect to such qualified status and nothing has occurred since the date of such letters that could reasonably be expected to cause any such qualified status to change.

               (iv) All material contributions or other payments required to have been made by the Company or any of its ERISA Affiliates to or under any Benefit Plan or Employee Arrangement by applicable law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made or are properly accrued on the Company's unaudited financial statements in accordance with generally accepted accounting principles.

               (v) The Benefit Plans and Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable laws, and all filings of applicable reports, documents and notices, the non-filing of which would have a Material Adverse Effect, have been participants and beneficiaries.

               (vi) Except as disclosed on Schedule 4.1(n), there are no pending or, to the best knowledge of the Company, threatened actions, claims or proceedings against or relating to any Benefit Plan or Employee Arrangement (other than routine benefit claims by persons entitled to benefits thereunder) that would have a Material Adverse Effect.

               (vii) Except as disclosed on Schedule 4.1(n), the Company and its ERISA Affiliates do not maintain or have an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors, nonemployees or employees of the Company or any of its ERISA Affiliates except (A) as may be required under Part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary or (B) a medical expense reimbursement account plan pursuant to Section 125 of the Code.

               (viii) Except as disclosed on Schedule 4.1(n), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee or group of employees of the Company; (B) increase any benefits otherwise payable under any Benefit Plan or Employee Arrangement; or
(C) result in the acceleration of the time of payment or vesting of any such benefits.

               (ix) Except as disclosed on Schedule 4.1 (n), the Company does not have any consulting agreement or arrangement with any person involving compensation in excess of $25,000 per annum, except as are terminable upon one month's notice or less.

               (x) Except as disclosed on Schedule 4.1(n), no stock or other security issued by Company or any ERISA Affiliate forms or has formed a part of the assets of any Benefit Plan.

               (xi) The Company has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise, except as disclosed on Schedule 4.1(n).

               (xii) Except as disclosed on Schedule 4.1(n), no amount has been paid by the Company, and no amount is expected to be paid by the Company, which would be subject to the provisions of 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

               (xiii) As to each Benefit Plan subject to Title IV of ERISA, for the period commencing on January 1,1990, through the Closing Date, to the best knowledge of the Company, no notice of intent to terminate has been given under Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate, such that would result in a material liability to the Company or any ERISA Affiliates; no material unsatisfied liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred; no material unsatisfied accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
Section 412 of the Code has been incurred; and all financial statements and actuarial valuations including information regarding the assets and liabilities of each Benefit Plan have been supplied to Parent and nothing has occurred since completion of such financial statements and actuarial valuations that would materially affect the comparison of such assets and liabilities.

               (xiv) Neither the Company nor any ERISA Affiliate contributes to, or has an obligation to contribute to, and has not within the preceding six years contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

               (xv) None of the Company nor any of its ERISA Affiliates has, or will have, incurred, by reason of the transaction contemplated by this Agreement any material liability under Section 4062(e) of ERISA. Except as disclosed on Schedule 4.1(n), neither the Company nor any of its ERISA Affiliates is a participant in any plan to which Sections 4063 or 4064 of ERISA apply.

               (xvi) Neither the Company nor any of its ERISA Affiliates has engaged in any transaction described under Section 4069 of ERISA nor can any lien be imposed with respect to a material amount on any of the Company, any ERISA Affiliate or any of their respective assets under Section 4068 of ERISA.

               (xvii) Since January 1, 1990, the Company has not taken any action to vest any overfunded benefits in any Benefit Plan in any of the participants thereunder.

               (xviii)   No act, omission or transaction by the Company or an
ERISA Affiliate has occurred which would result in imposition on the Company or an ERISA Affiliate of (A) a breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsection (c), (i) or (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code.

          (o) Absence of Certain Changes or Events. Since December 31, 1998, except as disclosed in Schedule 4.1(o), the Company has conducted its business, in all material respects, only in the ordinary course and in a manner consistent with past practice (except in connection with the negotiation and execution and delivery of this Agreement and the other Transaction Documents) and since December 31, 1998, except as disclosed in
Schedule 4.1(o), there has not been (i) any change by the Company in its accounting methods, principles or practices, or any Tax elections, (ii) any entry by the Company into any commitment or transaction material to the Company, except in the ordinary course of business and consistent with past practice (except in connection with the negotiation and execution and delivery of this Agreement and the other Transaction Documents), (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of the Company's securities, (iv) other than pursuant to the Benefit Plans and the Employee Arrangements, any increase in, amendment to, or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, (v) a grant of any general increase in compensation, bonus or other benefits payable to the employees of the Company, except for increases occurring in the ordinary course of business in accordance with its customary practice, (vi) the payment of any bonus to the employees of the Company, (vii) any incurrence of indebtedness for borrowed money or assumption or guarantee of indebtedness for borrowed money by the Company, or the grant of any lien on the material assets of the Company to secure indebtedness for borrowed money except, in any such case, any drawdowns by the Company under its revolving credit facility or its accounts receivable facility, (viii) any sale or transfer of any material assets of the Company other than in the ordinary course of business and consistent with past practice, (ix) any loan, advance or capital contribution to or investment in any person in an aggregate amount in excess of $25,000 by the Company (excluding any loan, advance or capital contribution to, or investment in, the Company and except for drawdowns by the Company under its revolving credit facility or its accounts receivable facility), (x) any amendment to its Certificate of Incorporation or By-laws; (xi) any liens placed on any assets of the Company; (xii) any failure to pay any creditor of the Company any amount owed to such creditor within 60 days of such amount becoming due; (xiii) any capital expenditure or commitment for any capital expenditure (including capitalized lease obligations) in excess of $15,000 individually or $50,000 in the aggregate, (xiv) any termination, cancellation to compromise of any undisputed material claims; (xv) any amendment or modification or early termination of a Material Contract; or (xvi) any agreement to do any of the foregoing.

          (p)  No Undisclosed Material Liabilities.  Except as set forth on
Schedule 4.1 (p), there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are material to the Company considered as a whole and that are required to be disclosed in an audited balance sheet (or in the notes thereto) prepared in accordance with GAAP, other than (i) liabilities reflected on the Company's audited financial statements (together with the related notes thereto) filed with the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 (as filed with the SEC), (ii) liabilities under this Agreement and (iii) any liabilities that have occurred in the ordinary course of business since December 31, 1998, none of which are material.

          (q)  [Intentionally omitted].

          (r) Vote Required. The affirmative vote of the holders of 66 2/3% of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve the Merger and this Agreement and the transactions contemplated hereby.

          (s) Labor Matters. Except to the extent as such would not have a Material Adverse Effect on the Company or as set forth on Schedule 4.1(s) or in the Company SEC Documents:

               (i) The Company is not a party to any labor or collective bargaining agreement, and no employees of the Company are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the best knowledge of the Company, there have been no organizing activities involving the Company with respect to any group of employees of the Company.

               (ii) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company. There are no unfair labor practice charges or complaints pending or, to the best knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company.

               (iii) There are no complaints, charges or claims against the Company pending or, to the best knowledge of the Company, threatened to be brought or filed, with any Governmental Entity or arbitrator(s) based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company.

               (iv) To the best knowledge of the Company, the Company is in compliance in all material respects with all laws, regulations and orders relating to employment and labor, including but not limited to all such laws, regulations and orders relating to wages and hours, collective bargaining, equal employment opportunity, affirmative action, discrimination, civil rights, employee benefits, plant closing and mass layoff, immigration, medical and family leave, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

               (v) As of the date hereof, there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of the Company threatened, with respect to which any current or former director, officer, employee or agent of the Company is entitled, or has asserted he is entitled, to claim indemnification from the Company pursuant to the Certificate of Incorporation or By-Laws of the Company, as provided in any indemnification agreement to which the Company is a party or pursuant to applicable law that has a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations under any of the Transaction Documents or prevent the consummation of any of the transactions contemplated thereby.

               (vi) Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), the Company has not effectuated
(i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 4.1(s) none of the Company's employees has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the date of this Agreement.

          (t) Title of Assets. The Company is the sole and exclusive legal and equitable owner of all right, title and interest in and has good and marketable title to all of the owned assets of the Company. Except as set forth on Schedule 4.1(t), none of the assets which the Company purports to own are subject to (a) any title defect or objection; (b) any contract of lease, license or sale; (c) any security interest, mortgage, pledge, lien, charge or encumbrance of any kind or character, direct or indirect, whatsoever, whether accrued, absolute, contingent or otherwise, ("Liens") except minor Liens incurred in the ordinary course which do not materially detract from the value or interfere with the present use thereof; (d) any royalty or commission arrangement; or (e) any claim, covenant or restriction.
Schedule 4.1(t) sets forth an accurate and complete list of all depreciable assets. The assets are in good operating condition and repair (reasonable wear and tear excepted), are suitable for the purposes for which they are presently being used, except where the failure to be in such repair or suitable would not individually or in the aggregate have a Material Adverse Effect on the Company and are adequate to meet all present and reasonably anticipated future requirements of the Company as presently conducted. The assets will furnish Parent with all of the capacity and rights to design, manufacture, produce, develop, use, sell, market and distribute the products and to perform the same services in the same manner as presently conducted by the Company and to meet all reasonably anticipated future requirements of the Company.

          (u) Insurance. Schedule 4. l(u) sets forth an accurate and complete list (including the name of the insurer, coverage, premium and expiration date) of all binders, policies of insurance, sell insurance programs or fidelity bonds ("Insurance") maintained by the Company in which the Company is a named insured. All Insurance has been issued by nationally recognized insurance companies under valid and enforceable policies or binders for the benefit of the Company, and all such policies or binders are in such types and full force and effect and are in amounts and for risks, casualties and contingencies customarily insured against by enterprises in operations similar to the Company's business. There are no pending or asserted claims against any Insurance that have been disallowed or improperly filed. Schedule 4.1(u) sets forth the claims experience for the last two full fiscal years and the interim period through the date hereof with respect to the Company (both insured and self-insured). No notice of cancellation or non-renewal with respect to, or material increase of premium for, any insurance has been received by the Company. The Company has no knowledge of any facts or the occurrence of any event which (i) reasonably might form the basis of any claim against the Company relating to the conduct or operations of the Company's business which will materially increase the insurance premiums payable under any insurance, or (ii) otherwise will materially increase the insurance premiums payable under any Insurance. The Company is not overdue with respect to payment of any premium under any Insurance.

          (v)  Environmental Matters.

               (i)   For purposes of this Agreement:

                    (A) "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the reasonable costs of investigation and feasibility studies and the reasonable costs to clean up, remove, treat, or in any other way address any Hazardous Materials, as defined below) arising with respect to any violation of or liability arising pursuant to or under any Environmental Law or as the result of any exposure or alleged exposure of any person or property to any Hazardous Material.

                    (B) "Environmental Law" means any applicable law regulating or prohibiting Releases of Hazardous Materials into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety from Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C.
Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, including, without limitation, ISRA, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

                    (C) "Hazardous Material" means any substance, material or waste which is regulated with respect to its toxic or otherwise hazardous character or the potential deleterious effects arising from its improper management by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "containment," "solid waste," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials:

                    (D) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the environment; and

                    (E) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to
(1) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the environment; (2) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare or the environment; (3) perform preremedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (4) bring the applicable party into compliance with any Environmental Law.

               (ii) Except as set forth on Schedule 4.1(v) hereto:

                    (A) The operations of the Company have been and, as of the Closing Date, will be, in compliance in all respects with all Environmental Laws;

                    (B) The Company has obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses;

                    (C) The Company is not subject to any outstanding written orders from, or written agreements with, any Governmental Entity respecting (A) violations or liability pursuant to Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                    (D) The Company has not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability is outstanding;

                    (E) There has been no Release of any Hazardous Material into the environment (whether on-site or off-site) which would result in the Company incurring Environmental Costs and Liabilities which would result in a Material Adverse Effect on the Company;

                    (F) The operations of the Company do not involve the transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under permit requirements set forth in 40 C.F.R Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

                    (G) There is not now nor has there been in the past, on or in any property of the Company any of the following: (A) any underground storage tanks or surface impoundments containing Hazardous Materials, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls in regulated quantities; and

                    (H) No judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of the Company, threatened against the Company alleging the violation of or seeking to impose liability pursuant to any Environmental Law or as the result of the Release or alleged Release of a Hazardous Material.

               (iii) This Section 4.1(v) sets forth the sole and exclusive representations and matters arising under Environmental Laws

     (w)  Real Property.

               (i) Schedule 4.1(w) sets forth a list of all real property owned in fee by the Company (individually, an "Owned Property" and, collectively, the "Owned Properties"). The Company has good title, insurable without additional premium, to its Owned Property, including the buildings, structures and other improvements located thereon, in each case free and clear of all Liens, except for (i) Liens for taxes and other governmental charges, assessments or fees which are not yet due and payable and (ii) those matters set forth on Schedule 4.1(w) ("Permitted Liens"). None of the Owned Properties nor the use thereof contravene any applicable zoning or building bylaw, covenant, registered or unregistered restriction, land use contract, law, ordinance or regulation (whether relating to fire, safety, the environment, building standards, health standards or otherwise) of any Governmental Entity, all of which permit the present use and occupation of the Owned Properties other than contraventions which either individually or in the aggregate do not have a Material Adverse Effect on the Company. The Company has not received or has knowledge of any notice or request from any Governmental Entity, insurance company or board of fire underwriters requesting the performance of any work or alteration in respect of any of the Owned Properties. There are no material or structural defects relating to any improvements on any of the Owned Properties. The Company has delivered to Parent complete and accurate copies of all title insurance policies and surveys for the Owned Property.

               (ii) The Company leases and subleases no real property from and to others.

               (iii) The Owned Properties constitute, in the aggregate, all of the real property used to conduct the business of the Company in the manner in which such business was conducted during the 12 month period ended December 31, 1998 and since such time.

               (iv) No portion of the Owned Property is subject to any pending condemnation or eminent domain (which term, as used herein, shall include all compulsory acquisitions or taking by governmental entities) proceeding or any proceeding by any governmental authority and no such condemnation or other proceeding is threatened or contemplated.

               (v) Except as set forth on Schedule 4.1(w), the structures, improvements and fixtures at or upon the Owned Property, including, but not limited to, roofs and structural elements thereof and the mechanical, electrical, plumbing, heating, ventilation, air conditioning and similar units and systems, have to date been reasonably maintained and are in good operating condition for their intended use subject to the provision of usual and customary maintenance and repair performed in the ordinary course of business with respect to similar properties of like age and construction.

               (vi) All facilities located on the Owned Property are supplied with utilities and other services necessary for the operation of such facilities as presently operated, and all of such services are adequate to conduct that portion of the businesses as presently is conducted at each of such facilities.

               (vii) Except as set forth on Schedule 4.1(w), none of the Owned Property is located in either a special service district or an area for which federal or other flood risk insurance is necessary.

               (viii) There is no water diffusion or other intrusion into any buildings, structures or other improvements located on the Owned Property which would impair the market value or use thereof in connection with the conduct of the businesses conducted thereon.

               (ix) Except as set forth on Schedule 4.1(w), no notice of any increase in the assessed valuation of the Owned Property and no notice of any contemplated special assessment has been received by the Company and, to the best knowledge of the Company, there is no threatened special assessment pertaining to any of the Owned Property.

               (x) Except as set forth on Schedule 4.1(w), there are no contracts or agreements to which the Company is a party or which were effectuated by the Company or by which any of the Owned Property is bound, granting to others the right of use or occupancy of any portion of the Owned Property.

               (xi) Except as set forth on Schedule 4.1(w), any zoning or special use permit if applicable to each tract of the Owned Property permits the presently existing improvements and the continuation of the businesses presently being conducted on the Owned Property as a conforming use. The existing use of each tract of the Owned Property is not dependent on the use or availability of any other tract and no material or unusual restrictions exist in the right to remodel, rebuild or replace any improvements located on the Owned Property, or to continue the operation of the respective businesses thereon. The Company is not aware of nor has reasonable grounds to believe that there are any pending changes in laws, regulations, statutes or the like (including zoning) that will render any part of the businesses conducted on Owned Property as presently conducted illegal or uneconomical. The Company is not aware of nor has reasonable grounds to believe that there is any plan, study or effort by any governmental authority or of any nongovernmental person or entity that in any way would have a Material Adverse Effect on the Company.

               (xii) There is no building, structure or other improvement located on any land adjoining any of the Owned Properties which encroaches upon any of the Owned Property and there is no building, structure or other improvement located on any of the Owned Property which encroaches on any land adjoining any of the Owned Property.

          (x)  Customers and Products.

               (i) All sales contracts and orders with customers and suppliers entered into since December 31, 1998 were entered into by or on behalf of the Company and were entered into in the ordinary course of business for usual quantities and at normal prices. Schedule 4.1(x) sets forth an accurate and complete list of the 5 largest customers of the Company (the "Material Customers"), determined on the basis of revenues from items sold for each of the fiscal years ended June 30, 1997 and 1998. Except as set forth on Schedule 4.1(x), since December 31, 1998, there has been no cancellation of any backlogged orders aggregating in excess of $10,000.

               (ii) Neither the Company, nor any of its officers or employees, has, directly or indirectly, given or agreed to give any rebate, gift or similar benefit to any supplier, customer, distributor, broker, governmental employee or other person, who was, is or may be in a position to help or hinder the business (or assist in connection with any actual or proposed transaction) which could subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would have a Material Adverse Effect on the Company's business.

               (iii) Set forth on Schedule 4.1(x) is a list of all products of the Company which have been discontinued since January 1, 1996, including a detailed description of the reasons for such discontinuance.

          (y) Intellectual Property. Schedule 4.1(y) sets forth an accurate and complete list and description (showing in each case any product, device, process, service, advertising program, business or publication covered thereby, the registered or other owner, registration number, and registration or other expiration date, if any) of all Patent Rights, Trademarks, and Copyrights (each as hereinafter defined) utilized in the Company's business (the "Intellectual Property"). With respect to the Intellectual Property:

               (i) Except as set forth on Part I of Schedule 4.1(y) which Schedule sets forth the nature of the Company's rights (or grant of rights), or any limitations thereon, the owner of such rights (or the licensee or grantee of such rights and the nature of such grant), and attaching a copy of the relevant agreement(s) pursuant to which the Company obtained (or granted) such rights, the Company has sole and exclusive right, title and interest in and to the Intellectual Property or the sole and exclusive right to use the Intellectual Property.

               (ii) The Company's rights in the Intellectual Property are free and clear of any Liens and there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing, sale, resale or promotion of the Intellectual Property between the Company and any other person.

               (iii) Except as set forth on Part II of Schedule 4.1(y), with respect to the Intellectual Property (i) no action, suit, proceeding or investigation is pending or threatened; (ii) none of the Intellectual Property owned or used by the Company, and, to the Company's knowledge, none of the Intellectual Property owned by third parties and used by the Company, interferes with, infringes upon, conflicts with or otherwise violates the rights of others or is being interfered with or infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or charge; (iii) no royalty, commission or similar arrangements require any further payment by the Company, (iv) the Company has not agreed to indemnify any person for or against any infringement of or by the Intellectual Property; (v) there is no patent, invention or application therefor or similar property which would infringe upon any of the Intellectual Property or render obsolete or adversely affect the manufacture, processing, distribution or sale of products or services of the Company; and (vi) all items of Intellectual Property owned by the Company, and all of the Company's interests in Intellectual Property owned by third parties, are registered under applicable law and all such registrations are valid and in force, and in the case of applications, all patent applications with respect to Patent Rights and all applications to register any unregistered Copyrights and Trademarks are pending and in good standing, all without challenge of any kind.

               (iv) Except as set forth on Part III of Schedule 4.1(y), none of the Intellectual Property, including any agreements or arrangements pursuant to which the Company has rights in third party Intellectual Property, is subject to any extensions, renewals, taxes or fees due within 90 days after Closing.

               (v) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local or other governmental agency or instrumentality, domestic or foreign, or any arbitrator, nor is a party to any contract which restricts or impairs the use of any Intellectual Property.

               (vi) During the preceding five years, the Company has not been known by or done business under any other name not listed on Schedule 4.1(y).

               (vii) For purposes of this Agreement and the provisions of this Section 4.1(y), the following terms shall have the following meanings:

                    (A) "Copyrights" means United States and foreign copyrights, copyrightable works, and mask works, whether registered or unregistered, and pending applications to register the same and all agreements, contracts, licenses, sublicenses, assignments and indemnities that relate or pertain to any of the forgoing;

                    (B) "Patent Rights" means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patented) or improvements thereto, and all agreements, contracts, licenses, sublicenses, assignments and indemnities that relate or pertain to any of the foregoing; and

                    (C) "Trademarks" means United States, state and foreign trademarks, service marks, logos, trade dress, trade names (including all assumed or fictitious names under which the party is conducting business or has within the past five years conducted business), product designations, labels, logos, brands, and any other source-identifying devices or symbols, and any combination or variations thereof, whether registered or unregistered, and pending applications to register the foregoing and all registrations thereof, and all agreements, contracts, licenses, sub-licenses, assignments and indemnities that relate or pertain to any of the forgoing.

          Copies of all Intellectual Property registrations, applications, registration renewals and the like, and all correspondence with respect thereto, shall be delivered to Parent at the Closing.

          (z) Trade Secrets. Schedule 4.1(z) sets forth an accurate and complete list of all information in the nature of confidential ideas, know-how, trade secrets or proprietary information that may provide the Company with an advantage over competitors who do not know or use it, including formulae, patterns, molds, tooling, inventions, industrial models, processes, designs, devices, compilations of information and/or data, customer lists, mailing lists, business plans, copyrightable material and technical information and other proprietary information of the Company (the "Technical Information"). With respect to the Technical Information:

               (i) It is owned solely and exclusively by the Company and the Company is solely responsible for its development.

               (ii) It is fully and completely documented and in condition readily usable by the Company.

               (iii) It has been maintained and protected with appropriate proprietary notices (including without limitation, notice of ownership), confidentiality and non-disclosure agreements and such other measures as necessary to properly protect and prevent disclosure to unauthorized parties of the proprietary, trade secret and/or confidential information contained therein; only the individuals named in Schedule 4.1(z), which describes their relationship with the Company, have had access to the Technical Information, and unless otherwise noted in Schedule 4.1(z), each individual has signed a non-disclosure agreement requiring the individual not to disclose Technical Information to any third party, maintain Technical Information as the confidential and proprietary information of the Company, and use the Technical Information only in connection with the performance of services on behalf of the Company.

               (iv) All Technical Information and any copies thereof shall be delivered to Parent at Closing.

               (v) The Company has no knowledge of any violation of any trade secret rights or other Intellectual Property rights with respect to such Technical Information.

          (aa) Software and Information Systems. Schedule 4.1 (aa) sets forth an accurate and complete list of all computer software programs and other information systems, in any media, including, without limitation, all program specifications, charts, procedures, input data, databases, compilations, routines, tool sets, compilers, higher level or "proprietary" languages, report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts and related documentation and materials, whether in source code, object code or human readable form, and all other related material used by the Company ( the "Software") and identifies (i) Software that is owned by the Company and any licenses or other rights granted by the Company with respect to the Software,
(ii) Software that is licensed to the Company, the licensor of the Software, and, if different, the owner thereof, and whether any copies of the licensed Software have been made, any other Software in which the Company has any right of use, possessory or proprietary rights, and the manner in which the Company acquired rights and the owner of the Software, and (iii) all pending Software development projects, together with a description of such projects and the stage of their development, an identification of the persons undertaking the projects, and a description of any Software licensed for use in the projects. With respect to the Software:

                    (A) Except as set forth on Schedule 4.1(aa), the Software is not subject to any transfer, assignment, source code escrow agreement, reversion, site, equipment, or other operational limitations; the Company has maintained and protected the Software with appropriate proprietary notices (including without limitation, notice of ownership), confidentiality and non-disclosure agreements and such measures to protect and prevent disclosure to unauthorized parties of the proprietary, trade secret and/or confidential information contained therein; the Software is protectable under applicable copyright law and has not been forfeited to the public domain and has been registered with the United States Copyright Office or is eligible for registration; the Company has copies of all releases or versions of the Software and source code for the Software, so that the same may be registered in the United States Copyright Office; Software developed by the Company internally or acquired by the Company has been developed without the aid or use of any consultants, agents, independent contractors or persons (other than employees of the Company); and Software commissioned for development by the Company has been developed subject to written agreements whereby the ownership of the software vested immediately in the Company and to the extent that vesting did not occur, the developer is required to assign all ownership to the Company without further consideration.

                    (B) All Software documentation is current, accurate and sufficient in detail and content to identify and explain the nature thereof, and to allow its full and proper use by the Company without reliance on the special knowledge or memory of others and includes statement and principles of operation and schematics, as well as pertinent commentary and explanation used for the development, implementation, maintenance and use thereof so that a trained computer programmer could maintain, enhance, modify, support, compile and use all releases or versions of the Software.

                    (C) The Company's rights in the Software are free and clear of any Liens and there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing, sale, resale or promotion of the Software between the Company and any other person.

                    (D) The Company has received no notice of any violation of patent, trade secret rights, copyrights or other proprietary rights with respect to any Software and knows of no basis therefor

                    (E) Except as set forth on Schedule 4.1(aa), the Software and related systems in their current form are Year 2000 Compliant. "Year 2000 Compliant" means that the Software and the hardware systems used or relied on in the Company's business is designed to be used prior to, during and after the calendar year 2000 A.D., and the Company's Software will accurately receive, provide and process data/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of data/time data, to the extent that other information technology used in combination with Software, properly exchanges date/time data with it.

                    (F) The Software contains no timer, virus, copy protection device, disabling code, clock, counter or other limiting design or routine that causes the Software (or any operation thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was contemplated for use under this Agreement to such an extent that such erasure, inoperability, impairment or incapability of use would result in a Material Adverse Effect.

                    (G) The Software may be exported and re-exported to all countries, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the United States Department of Commerce or the United States State Department.

          Copies of all Software owned by the Company and copies of all licenses and other agreements with respect to Software shall be delivered to Parent at Closing.

          (bb) Board Recommendation. As of the date hereof, the Board of Directors of the Company, at a meeting duly called and held, has by the vote of those directors present (i) determined that the Transaction Documents and the transactions contemplated thereby, including the Merger, taken together, are fair to and in the best interests of the Shareholders of the Company and has approved the same and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger (if required).

          (cc) Appointment of ESOP Trustee. The ESOP Trustee has been properly appointed as trustee of the ESOP Trust. The Company has delivered to the ESOP Trustee complete and accurate copies of the ESOP plan document and the trust agreement establishing the ESOP Trust (the "Trust Agreement"), and there have been no amendments to such documents since June 26, 1995 which have not been promptly forwarded to the ESOP Trustee

          (dd) Related Party Transactions. Except as set forth on Schedule 4.1(dd) and except for the Employee Arrangements or the Benefit Plans or as otherwise disclosed hereunder, no director, officer, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or (ii) is otherwise a party to any contract, arrangement or understanding with the Company.

          (ee) Other Agreements.    The Company is not committed to be sold,
restructured or merged pursuant to the terms of another agreement.


     4.2 Representations and Warranties of ESOP Trustee. The ESOP Trustee, in its capacity as such, represents and warrants to Parent and Sub as follows

          (a) Organization; Authority. The ESOP Trustee (i) has full authority to act as ESOP Trustee and exercise trust powers under the laws of its jurisdiction of organization and (ii) subject to and in reliance on the Company's representation in Section 4.1(cc) has full power and authority to act on behalf of the ESOP Trust and to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All authority exercised hereunder by the ESOP Trustee is solely in its fiduciary capacity as the trustee under the Trust Agreement, and in no other capacity.

          (b) Enforceability. This Agreement has been duly executed and delivered by the ESOP Trustee on behalf of the ESOP Trust and constitutes the legal, valid and binding obligation on the ESOP Trust enforceable against the ESOP Trustee in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

          (c) Non-Contravention. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate (i) any provision of any indenture, mortgage, deed of trust, agreement, instrument, order, arbitration award, judgment or decree to which the ESOP Trustee or the ESOP Trust is a party or by which it or the ESOP Trust or any of their respective properties or assets are bound, or (ii) to the knowledge of the ESOP Trustee after due inquiry, ERISA.

          (d) Governmental Consents. No authorization, approval or consent of any Governmental Entity is necessary to be obtained by the ESOP Trustee or the ESOP in connection with the sale of the ESOP Shares by the ESOP Trustee on behalf of the ESOP hereunder.

          (e)  [Intentionally omitted].

          (f) Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by the ESOP Trustee with respect to the ESOP Trustee for the purpose of inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein if necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) Voting of ESOP Participants. Each ESOP Participant is entitled to direct the ESOP Trustee to vote Shares of the Company Common Stock allocated to its respective company stock account in the ESOP Trust in connection with the Company Shareholder Approval.

          (h) ESOP Governing Documents. True and correct copies of all documents relating to the ESOP, the ESOP Trust and the ESOP Trustee are attached hereto as Schedule 4.2(h).

     4.3 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. All of the issued and outstanding capital stock of Sub is owned directly by Parent free and clear of any lien, mortgage, pledge, charge or encumbrance of any kind. Parent and Sub have heretofore made available to the Company complete and correct copies of their respective Certificates of Incorporation and By-laws.

          (b)  Authority; No Violations; Consents and Approvals.

               (i) Each of Parent and Sub has all requisite corporate power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents to which Parent or Sub is a party and the consummation of the transactions contemplated thereby have been respectively duly authorized by all necessary corporate action on the part of Parent and Sub. Each of the Transaction Documents to which Parent or Sub is a party have been respectively duly executed and delivered by each of Parent and Sub and, assuming that such constitute the valid and binding agreements of the other parties thereto respectively constitute valid and binding obligations of Parent and Sub enforceable in accordance with their terms and conditions except that the enforcement hereof or thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (ii) The execution and delivery of each of the Transaction Documents to which the Parent or Sub is a party and the consummation of the transactions contemplated thereby by each of Parent and Sub will not
(A) result in any Violation pursuant to any provision of the respective Certificates of Incorporation or By-laws of Parent or Sub or (B) except as to which requisite waivers or consents have been obtained and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this Section 4.3(b) are duly and timely obtained or made and, if required, the Company Shareholder Approval has been obtained, result in any Violation of (1) any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, concession, franchise or license or (2) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets that, in the case of clauses (1) and (2), reasonably could be expected to have a Material Adverse Effect on Parent, materially impair the ability of either the Parent or Sub to perform its obligations hereunder or under any of the Transaction Documents or prevent the consummation of any of the transactions contemplated hereby or thereby.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity is required by or with respect to Parent or Sub in connection with their respective execution and delivery of each of the Transaction Documents to which it is a party or the consummation by each of Parent and Sub of the transactions contemplated thereby, except for: (A) the filing with the SEC of such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby;
(B) the filing of the Certificate of Merger with the Secretary of State of the State of New York; (C) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (D) such filings in connection with any Gains and Transfer Taxes; (E) such other such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement.

          (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the holders of Company Common Stock or at the Meeting Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Meeting Date, any event with respect to Parent or Sub, or with respect to information supplied by Parent or Sub specifically for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, such document, such event shall be so described to the Company. All documents that Parent or Sub is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form, in all material respects, with the provisions of the Securities Act, the Exchange Act or the rules and regulations thereunder, and each such document required to be filed with any Governmental Entity other than the SEC will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, Parent and Sub make no representation or warranty with respect to the information supplied or to be supplied by the Company for inclusion in the Proxy Statement.

          (d) Board Recommendation. As of the date hereof, the Boards of Directors of the Parent and Sub have determined by unanimous written consent that each of the Transaction Documents to which they are a party and the transactions contemplated thereby, including the Merger, taken together, are fair to and in the best interests of Parent and Sub and have approved the same.

          (e) Litigation. There are no actions, suits, proceedings or investigations pending, or to the knowledge of Parent or Sub, threatened, nor has notice of any such items been received by Parent or Sub, in any court or before any Governmental Authority, against or affecting Parent or Sub which would restrict or limit Parent's or Sub's rights to execute and deliver this Agreement and perform its obligations hereunder.

          (f) Financial Sophistication; Due Diligence. Parent and Sub are financially sophisticated and have adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated hereby and have independently and without reliance upon the Company, other than upon the representations and warranties being made by the Company hereunder, and based on such information as the Parent and Sub have deemed appropriate, made their own analysis and decision to enter into this Agreement. Parent and Sub further represent that they are aware that the financial results for the second half of fiscal 1999 may be less than the results for the same period for the year before.


                                  ARTICLE 5

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees that (except as expressly contemplated or permitted by the Transaction Documents, or to the extent that Parent shall otherwise consent in writing):

          (a) Ordinary Course. The Company shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, in each case in all material respects.

          (b)  Dividends; Changes in Stock.  The Company shall not
(i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine, adjust, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase or otherwise acquire any shares of its capital stock, except as required by the terms of its securities outstanding or any employee benefit plan in effect on the date hereof.

          (c)  Issuance of Securities.   The Company shall not (i) grant any
options, warrants or rights to purchase shares of Company Common Stock,
(ii) amend the terms of or reprice any Option or amend the terms of any of the Stock Option Plans, or (iii) issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class or series, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, or convertible securities, other than the issuance of Shares upon the exercise of Options that are outstanding on the date hereof.

          (d) Access by Parent. The directors, officers, employees, lenders, accountants, counsel and other representatives of Parent (collectively, the "Representatives") shall be permitted reasonable access, during usual business hours during the period prior to the Closing Date to the properties, accounts, books, contracts, commitments, tax returns and records of the Company and such other information relating to the Company as Parent shall reasonably request. The Representatives shall be permitted to discuss the business affairs, finances and accounts of the Company with the officers, directors, executives, counsel, auditors and actuaries of the Company.

          (e) Governing Documents. The Company shall not amend or propose to amend its Certificate of Incorporation or By-laws.

          (f)  No Solicitation.

               (i) From and after the date hereof until the Closing Date or earlier termination of this Agreement, the Company shall not and shall not authorize or permit any of its Representatives to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate or engage in, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or for the purpose of obtaining an Acquisition Proposal; provided, however, that if, at any time prior to the receipt of the Company Shareholder Approval, the Board of Directors of the Company determines in good faith, based on the advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the Company Shareholders under applicable law, the Company, in response to a written Acquisition Proposal that (A) was unsolicited or that did not otherwise result from a breach of this Section, and (B) is reasonably likely to lead to a Superior Proposal (as hereinafter defined), may furnish non-public information to, and participate in discussions or negotiations with, the person or entity that makes such Acquisition Proposal (provided that such person or entity has entered into a customary confidentiality agreement with the Company). The Company will promptly notify the Parent if it has received a written Acquisition Proposal.

               (ii) The Board of Directors of the Company shall not (A) withdraw or modify, or propose to withdraw or modify, in any manner adverse to Parent or Sub, its approval or recommendation of this Agreement or the Merger unless there is a Superior Proposal outstanding, (B) approve or recommend, or propose to approve or recommend, an Acquisition Proposal that is not a Superior Proposal, or (C) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Acquisition Proposal that is not a Superior Proposal, unless the Board of Directors of the Company shall have (x) determined in good faith, based on advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the Company Shareholders under applicable law, and (y) terminated this Agreement pursuant to the termination provisions.

               (iii) Nothing contained in this Section shall prohibit the Company from taking and disclosing to the Shareholders of the Company a position contemplated by Rule 14e-2 under the Exchange Act if, after the receipt of an unsolicited written, bona fide Acquisition Proposal, the Board of Directors of the Company, after consultation with its independent legal counsel (who may be the Company's regularly engaged independent counsel), determines in good faith that such action is advisable for the Board of Directors of the Company to comply with its fiduciary duties to holders of Shares under applicable law.

               (iv) The Company shall notify Parent orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to, and all material aspects of, all inquiries and proposals which it or any of its Representatives may receive relating to the making of an Acquisition Proposal and, if such inquiry or proposal is in writing, the Company shall deliver to Parent a copy of such inquiry or proposal as promptly as practicable. The Company will, to the extent reasonably practicable, keep Parent and Sub fully informed of the status and details of any Acquisition Proposal or inquiry.

               (v) Nothing in this Section 5.1(f) shall permit the Company to enter into any agreement with respect to any Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, any Acquisition Proposal other than a confidentiality agreement in reasonably customary form following receipt from a third party of an unsolicited written, bona fide Acquisition Proposal). The Company shall immediately cease and cause to be eliminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any Representatives with respect to any Acquisition Proposal existing on the date hereof.

               (vi) For purposes of this Agreement, "Acquisition Proposal" shall mean any inquiry, proposal or offer with regard to any of the following transactions involving the Company: (A) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of a material portion of the assets of the Company in a single transaction or series of transactions; (C) any tender offer or exchange offer for all or any portion of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (D) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing; and "Superior Proposal" means any bona fide fully written offer made by a third party to acquire, directly or indirectly, all of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms wherein the Board of Directors of the Company determines to be economically superior to the transactions contemplated by this Agreement.

          (g) No Acquisitions. The Company shall not, (i) merge or consolidate with, or acquire any equity interest in, any corporation, partnership, association or other business organization, or enter into an agreement with respect thereto or (ii) acquire or agree to acquire any assets of any corporation, partnership, limited liability company, association or other business organization or division thereof, except for the purchase of inventory and supplies in the ordinary course of business or the acquisition by the Company of equity interests in any customer or supplier of the Company in satisfaction of outstanding claims against such party in bankruptcy proceedings consistent with past practice.

          (h) No Dispositions. Other than sales of inventory or sales or returns of obsolete or surplus equipment in the ordinary course of business consistent with past practice, the Company shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets.

          (i) Governmental Filings. The Company shall promptly provide Parent (or its counsel) with copies of all filings made by the Company with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (j) Termination of Affiliate Agreements. Effective as of the Closing, the Company shall cause each of the agreements described on Schedule 4.1(m) (and that are indicated thereon as being subject to this Section 5.1(j)) to be terminated without any liability to the Company.

          (k) No Dissolution Etc. The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company.

          (l)  Certain Employee Matters.  Except as set forth on
Schedule 5.1(1), the Company shall not (without the prior written consent of Parent) (i) grant any increases in the compensation of any of its directors, officers, management employees or key employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated to be paid prior to the Effective Time by any of the existing Benefit Plans or Employee Arrangements as in effect on the date hereof to any such director, officer, management employee or key employee, whether past or present; (iii) enter into any new, or materially amend any existing, employment or severance or termination agreement with any such director, officer, management employee or key employee; or (iv) except as may be required to comply with applicable law, become obligated under any new Benefit Plan or Employee Arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

          (m)  Indebtedness; Agreements.

               (i) The Company shall not, without the prior written consent of Parent (which shall not be unreasonably withheld), assume, incur or refinance any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or guarantee any debt securities of any other person or enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of the Company in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of any other person.

               (ii) Without the prior written consent of Parent (which shall not be unreasonably withheld), the Company shall not (A) enter into any contracts involving aggregate annual payments in excess of $25,000 or
(B) modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any Material Contract in any manner that is material and adverse to the Company or (C) take any action or fail to take any actions that, with or without either notice or lapse of time, would constitute a material default under any Material Contract.

          (n) Accounting. The Company shall not take any action, other than in the ordinary course of business, consistent with past practice or as required by the SEC, by law or by changes in generally accepted accounting principles, with respect to accounting or tax policies, procedures and practices.

          (o) Capital Expenditures. The Company shall not incur any capital expenditures (including capitalized lease obligations).

          (p)  Representations and Warranties.   Except as expressly
permitted by the terms of this Agreement, the Company will not knowingly or intentionally take or agree or commit to take any action that is reasonably likely to result in any of the Company's representations or warranties hereunder being untrue in any respect or any of the conditions to the Merger not being satisfied in all respects.

          (q) Taxes. The Company shall not settle or compromise any tax liability or agree to any adjustment of any Tax Attribute or fail to duly and timely file any tax return with the appropriate Governmental Authorities required to be filed by it in a true complete and correct form or to timely pay all taxes shown to be due thereon or make any material elections with respect to taxes with respect to tax returns.

          (r) Accounts Payable. The Company shall not make any change in its accounts payable practices generally.

          (s) Insurance. The Company shall not terminate or amend or fail to perform any of its obligations or permit any material default to exist or cause any material breach under, or enter into (except for renewals in the ordinary course of business consistent with past practice), any material policy of insurance.

          (t) Intellectual Property. The Company shall not dispose of or permit to lapse any material item of Intellectual Property.

          (u) Union Agreements. The Company shall not modify, amend or enter into any collective bargaining agreement.

          (v) Orders. All orders with suppliers will be entered into only in the ordinary course of business and only for usual quantities and at usual prices.

          (w) Sales Contracts. All sales contracts have been entered into in the ordinary course of business and at average prices which would maintain the Company's gross margins consistent with past practice.

          (x) Transaction Costs. Parent and Sub hereby acknowledge that the payment or incurrence of expenses and fees by the Company, including, without limitation, fees and expenses payable to financial advisors, banks and other financial institutions and their counsel, and all fees and expenses of counsel, accountants, exchange agents and other advisors to the Company (collectively, "Transaction Expenses") whether incurred prior to, or after the date hereof, in connection with the Merger and the consummation of the transactions contemplated by this Agreement shall not constitute a breach of any provision of this Article V. The Company shall keep the Parent apprised, from time to time, of the Transaction Expenses.

          (y) Net Worth. The Company will take all necessary steps to insure that, as of the Effective Date, the net worth of the Company shall be not less than $2,017,268; provided, however, that if the net worth of the Company is less than $2,017,268 as of the Effective Date, Parent and Sub shall have the option of continuing to consummate the transactions contemplated hereunder; in such event the price per share as set forth in
Section 3.2(a) hereto shall be adjusted downward such that the aggregate Merger Consideration payable hereunder is reduced by the amount of the shortfall. Any dispute arising relating to the calculation of Net Worth shall be resolved by arbitration in accordance with the rules and regulations of the American Arbitration Association. For the purposes hereof, the net worth of the Company shall be calculated as of the last day of the month prior to the Closing Date. The parties hereto currently anticipate that the Closing Date will be on July 22, 1999 and that the net worth of the Company will be calculated as of June 30, 1999.


                                  ARTICLE 6

                            ADDITIONAL AGREEMENTS

     6.1 Access to Information. Upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent and Sub, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period and the Company shall furnish promptly to Parent and Sub, (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as Parent and Sub may reasonably request.

     6.2 Notice of Certain Events. The Company and Parent shall promptly notify each other of:

               (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any Government Entity in connection with the transactions contemplated by this Agreement;

               (iii) any action, suits, claims, investigations or proceedings commenced or, to the actual knowledge of the executive officers of the notifying party, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries;

               (iv) an administrative or other order or notification relating to any violation or claimed violation of law;

               (v) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

               (vi) any failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided, however, that the delivery of any notice pursuant to this
Section 6.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.3 Assistance. If Parent requests, the Company will cooperate, and will cause its accountants to cooperate, in all reasonable respects with any filings that may be made by Parent or its affiliates with the SEC.

     6.4 Environmental Matters; Environmental Site Assessments. If Parent or its lenders or other financing sources require Phase I or Phase II environmental studies (the "ESAs"), the Company covenants and agrees that, upon written notice from Parent to the Company identifying the locations at which such ESAs are required, the Company shall cause to be performed by a nationally recognized and duly qualified environmental consultant reasonably acceptable to Parent and the Company ESAs at each identified parcel of real property or facility owned, operated, or leased by the Company. The ESAs which are to be conducted for the benefit of Parent shall be performed in a manner that at a minimum satisfies the requirements of ASTM Practice E 1527-
94. The Company covenants and agrees that, upon receipt of the notice referred to above, it shall diligently pursue the performance of the requisite ESAs to their completion, with final copies of the ESA reports made available to Parent by no later than 20 days following the date on which the Company receives the notice referred to above. The cost of any ESA shall be advanced to the Company and borne by the Parent.

     6.5  Fees and Expenses.

          (a)  Except as otherwise provided in this Section 6.5 and Section
6.17 and except with respect to claims for damages incurred as a result of the material breach of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          (b)  In the event this Agreement is terminated pursuant to
Section 8.1(e), (g) or (h), then the Company shall promptly pay to Parent a termination fee equal to $150,000; provided, however, that this obligation shall become effective only upon receipt by the Company of the opinion of the Financial Advisor in accordance with Section 7.1(f). Notwithstanding the foregoing to the contrary, in the event that the Company does not receive the opinion of the Financial Advisor in accordance with Section7.1(f) and does not consummate the transactions contemplated hereby, the Company shall promptly pay the Parent its Transaction Expenses in an amount equal to $75,000.

          (c) In the event this Agreement is terminated by the Company pursuant to Section 8.1(f), the Parent shall promptly reimburse the Company for all fully documented Transaction Expenses.

          (d) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorney's and expert witness' fees and expenses) incurred in connection with such action.

          (e) Any amounts due under this Section 6.5 that are not paid when due shall bear interest at the prime rate from the date due through and including the date paid.

     6.6   Brokers or Finders.

          (a)  The Company represents that, except as set forth in
Schedule 6.6(a), no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the Financial Advisor, whose fees and expenses will be paid by the Company in accordance with the Company's agreements with such firm (copies of which have been delivered by the Company to Parent prior to the date of this Agreement).

          (b) The ESOP Trustee represents that it has not employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

          (c) Parent represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     6.F  Indemnification; Directors' and Officers' Insurance.

          (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company as provided in the Certificate of Incorporation and By-laws of the Company or existing indemnification agreements (which agreements have heretofore been delivered to Parent) shall survive the Merger and shall continue in full force and effect in accordance with their terms. Currently, there are no pending actions against any director or officer of the Company relating to their acts or omissions as directors and/or officers of the Company.

          (b) The Company (or after the Effective Time, the Surviving Corporation) shall indemnify any Indemnified Party against all costs and expenses (including attorney's fees and expenses) relating to the enforcement of such Indemnified Party's rights under this Section 6.7 if it is ultimately determined that such Indemnified Party was entitled to indemnification hereunder. Any amounts due pursuant to the preceding sentence shall be payable upon such ultimate determination and shall bear interest from the date that such were originally due and payable at a rate equal to the prime rate of interest as announced by the Wall Street Journal, Eastern Edition, plus 1% as in effect on the date of such ultimate determination.

          (c) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before and acts or omissions occurring or existing at or prior to the Effective Time including the transactions contemplated by this Agreement. The last annual premium paid by the Company was approximately $5,000.

          (d) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Sub, the Company and the Surviving Corporation.

     6.8 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to and make effective the transactions contemplated by the Transaction Documents subject, as applicable, to the Company Shareholder Approval. The Company will use all reasonable efforts to obtain any consent from third parties necessary to allow the Company to continue operating its business as presently conducted as a result of the consummation of the transactions contemplated hereby. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     6.9 Publicity. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law (or stock exchange rules), in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

     6.10 Withholding Rights. Parent and Sub, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or Sub, as applicable, is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or Sub, and Parent or Sub shall timely remit such amount to the appropriate Tax authority in accordance with applicable law.

     6.11 Real Estate and Stock Transfer Taxes. Parent and Sub shall pay the full amount (on behalf of themselves, the Company and the shareholders of the Company) of any and all transfer, capital gains and other taxes, fees or costs incurred or assessed by any New York State or City (or other state or local) taxing authority for which Parent, Sub, the Company or the shareholders of the Company are liable in connection with the direct or indirect sale or transfer of real estate pursuant to the Merger as well as any documentary transfer taxes applicable to the transfer of stock (related to which it will retain all rights to any rebates). Parent and Sub shall not be entitled to and shall not deduct from the consideration otherwise payable to a holder of Shares pursuant to the offer or the Merger any amounts required to be paid by Parent and Sub pursuant to the immediately preceding sentence.

     6.12 Governmental Approvals. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use all reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by Parent or the Company or any of Parent's Subsidiaries in connection with the merger or the taking of any other action contemplated by this Agreement.

     6.13 [Intentionally omitted].

     6.14 Responsibilities of ESOP Trust. The ESOP Trustee, on behalf of the ESOP Trust, will, as promptly as practicable following execution hereof, take all steps necessary to recommend to the ESOP Participants approval of the Merger as contemplated herein and to solicit voting instructions from ESOP Participants. The ESOP Trustee hereby agrees to, and shall be bound by, the provisions of Section 4.2 hereof. Accordingly, the ESOP Trustee, after consultation with outside counsel, may withdraw its approval recommendation upon its receipt of an alternative Acquisition Proposal which it deems to be a Superior Proposal in accordance with the provisions of Section 5.1(f)(vi) hereof.

     6.15 Termination of the ESOP. The Surviving Corporation shall terminate the ESOP immediately following the Closing, as determined by the ESOP Trustee and the Parent after consultation. The Company and the ESOP Trustee shall take all steps, including application to the IRS, if necessary, to effect such termination.

     6.16 [Intentionally omitted].

     6.17 Post Signing Schedules and Due Diligence. The parties hereto agree that Schedule 4.1(v) to the Agreement and the Parent's due diligence with respect thereto and the subject matter corresponding to the applicable Section of the Agreement, have not, as of the date hereof, been completed.
In addition, the Parent has not yet completed its environmental studies with respect to the Company. Notwithstanding the foregoing, the parties have elected to execute the Agreement with the express agreement that the Parent shall have thirty (30) days from the date hereof to (a) complete its due diligence with respect to such Schedule and the subject matter corresponding to the applicable Section of the Agreement; and (b) to complete its environmental review. The Company agrees to provide a completed Schedule within such thirty (30) day period. If the Parent is not satisfied with any adverse matter revealed in such Schedule or as a result of the due diligence conducted in connection therewith, then the parties agree to attempt, in good faith, to resolve such matters. If the parties are unable to resolve such matters to the reasonable satisfaction of the parties, then the Parent, at its sole option, may elect to terminate this Agreement. Notwithstanding the foregoing, if the environmental assessment results in a clean-up or remediation cost prior to the Closing Date, and the Parent does not elect to terminate the Agreement, then the aggregate Merger Consideration shall be reduced, on a dollar for dollar basis, by the amount of such clean-up or remediation cost.


                                  ARTICLE 7

                            CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Company shall have received the Company Shareholder Approval.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

          (c) Statutes. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any government or governmental agency or authority which prohibits the consummation of the Merger.

          (d) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect following the Effective Time; provided, however, that the Parent, at its sole option, may waive any and all consents, orders and approvals of (or filings or registrations with) any Governmental Entity required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement that have not been obtained or made as of the Closing Date and may elect to consummate the transactions contemplated hereby.

          (e) Compliance With ERISA. The ESOP Trustee, after considering the opinions and recommendations of its advisers and such other information as it may deem necessary or advisable, shall have reached the conclusions that (i) the solicitation of voting instructions from the ESOP Participants in connection with obtaining the required vote of the ESOP Participants was done in a manner which would not cause the ESOP Trustee to be in violation of ERISA in complying with the provisions of the ESOP plan document regarding voting of ESOP Shares and (ii) consummation of the transactions contemplated by this Agreement would not cause the ESOP Trustee to be in violation of any provision of ERISA, and the Parent and Company shall have received a certificate of the ESOP Trustee to such effect.

          (f) Opinion of Financial Advisor. The Company shall have received the opinion of the Financial Advisor dated as of the date hereof, to the effect that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair from a financial point of view to such holders, a signed, true and complete copy of which opinion shall be delivered to Parent, with such opinion not having been withdrawn or modified. True and complete copies of all agreements and understandings between the Company or any of its affiliates and the Financial Advisor relating to the transactions contemplated by this Agreement will have been delivered to Parent.

          (g)  [Intentionally omitted].

     7.2 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Parent and Sub:

          (a) Dissenting Shares. No more than ten percent (10%) of the shares the Company Common Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares.

          (b) Representations and Warranties of the Company. Each of the representations and warranties of the Company set forth in this Agreement, other than a breach of a representation or warranty which would not, individually or in the aggregate with other breaches, be reasonably expected to (i) have a Material Adverse Effect on the Company or (ii) materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, shall be true and correct in all material respects (provided that any representation or warranty of the Company contained herein that is subject to a materiality, Material Adverse Effect or similar qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representations and warranties expressly speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Parent and Sub shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c) Performance of Obligations of the Company. The Company shall have performed in all material respects (provided that any obligation the performance of which is subject to a materiality, Material Adverse Effect or similar qualification shall not be further qualified hereby) all Material Obligations (as defined below) required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Sub shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect. As used in this Section 7.2, "Material Obligations" shall mean all of the obligations, including covenants, of the Company hereunder other than obligations the breach of which would not, individually or in the aggregate with other breaches, be reasonable expected to (i) have a Material Adverse Effect on the Company, the ESOP Trustee, Parent or Sub, as the case may be, or (ii) materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby.

          (d) No Material Adverse Change. There shall not have been any event or events following the execution of this Agreement having a Material Adverse Effect on the Company.

          (e) Representations and Warranties of the ESOP Trustee. Each of the representations and warranties of the ESOP Trustee set forth in this Agreement, other than a breach of a representation or warranty which would not, individually or in the aggregate with other breaches, be reasonably expected to (i) have a Material Adverse Effect on the Company or (ii) materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, shall be true and correct in all material respects (provided that any representation or warranty of the ESOP Trustee contained herein that is subject to a materiality, Material Adverse Effect or similar qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representations and warranties expressly speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Parent and Sub shall have received a certificate signed on behalf of the ESOP Trustee to such effect.

          (f) Performance of Obligations of the ESOP Trustee. ESOP Trustee shall have performed in all material respects (provided that any obligation the performance of which is subject to a materiality, Material Adverse Effect or similar qualification shall not be further qualified hereby) all Material Obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Sub shall have received a certificate signed on behalf of the ESOP Trustee to such effect.

          (g) Corporate Action and Receipt of Documents. Parent shall have received a copy of the resolutions duly adopted by each of the Company and the ESOP Trustee, authorizing the execution, delivery and performance by the Company and the ESOP Trustee, respectively, of this Agreement, certified as true. Parent shall have received duly executed copies of the Shareholder's Agreement and Option Conversion Agreements and a certified copy of the Certificate of Merger.

          (h) Environmental Review. Parent shall have been satisfied with the due diligence review contemplated by Section 6.17 in accordance with the terms thereof.

          (i) Release of Liens. The Company shall have received the release of Liens on its accounts receivable, inventory and certain machinery and equipment from Apple Bank for Savings under that certain Term Loan Note and Security Agreement dated March 1, 1996.

     7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Company:

          (a) Representations and Warranties of Parent and Sub. Each of the representations and warranties of Parent and Sub set forth in this Agreement, other than a breach of a representation or warranty which would not, individually or in the aggregate with other breaches, be reasonably expected to (i) have a Material Adverse Effect on the Company or (ii) materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, shall be true and correct in all material respects (provided that any representation or warranty of Parent and Sub contained herein that is subject to a materiality, Material Adverse Effect or similar qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Sub by the President or Vice President of each of Parent and Sub to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects (provided that any obligation the performance of which is subject to a materiality, Material Adverse Effect or similar qualification shall not be further qualified hereby) all Material Obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

          (c) Consulting Agreement. Parent shall have obtained that certain letter of credit as contemplated by the Consulting Agreement dated the date hereof between the Parent and Herbert L. Fischer (the "Consulting Agreement") in accordance with the terms thereof, unless Herbert L. Fischer has waived that provision of the Consulting Agreement.


                                  ARTICLE 8

                          TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or by Parent:

          (a) by mutual written consent of the Company, Parent and ESOP Trustee, by mutual action of their respective Boards of Directors;

          (b) by any of the Company, ESOP Trustee or Parent if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such injunction or other order;

          (c) by any of the Company, ESOP Trustee or Parent if the Merger shall not have been consummated by August 31, 1999; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (d) by any of the Company, ESOP Trustee or Parent if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at the Company Shareholder Meeting, or at any adjournment thereof;

          (e) by Parent, so long as Parent is not then in material breach of its obligations hereunder, if there has been a breach of any representation or warranty of Company or the ESOP Trustee (when made on or at the time of termination as if made on such date of termination, except to the extent it relates to a particular date) or a breach of Section 5.1(f) or a material breach of any other covenant or agreement on the part of the Company or the ESOP Trustee set forth in this Agreement; provided that any such breach (other than a breach of any covenant or agreement set forth in Section 5.1(f)) has not been cured within ten calendar days following receipt by the Company of notice of such breach and is existing at the time of the termination of this agreement, unless such breach could not, individually or in the aggregate with other breaches, be reasonably expected to (A) have a Material Adverse Effect on the Company or (B) materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby;

          (f) by the Company or the ESOP Trustee, so long as the terminating entity is not then in material breach of its obligations hereunder, if there has been a breach of any representation or warranty (when made on or at the time of termination as if made on such date of termination, except to the extent it relates to a particular date) or a material breach of any covenant or agreement on the part of Parent or Sub set forth in this Agreement: provided that any such breach has not been cured within ten calendar days following receipt by Parent or Sub of notice of such breach and is existing at the time of the termination of this Agreement, unless such breach could not, individually or in the aggregate with other breaches, be reasonably expected to (A) have a Material Adverse Effect on Parent or Sub or (B) materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby;

          (g) by Parent if (i) the Board of Directors of the Company (whether or not under circumstances permitted by this Agreement) shall have failed to recommend the Merger to the Company Shareholders or shall have withdrawn or modified, in any manner which is adverse to Parent, its recommendation of approval of the Merger or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the Shareholders of the Company any Acquisition Proposal, or shall have resolved to do so,
(iii) the ESOP Trustee shall have failed to recommend the Merger to the ESOP Participants or shall have withdrawn or modified, in a manner adverse to Parent, its recommendation of approval of the Merger or this Agreement and the transactions contemplated hereby, or (iv) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced (other than by the Company or its affiliates) and the Board of Directors of the Company fails to timely recommend against the Shareholders of the Company tendering their shares into such tender offer or exchange offer;

          (h) by the Company or the ESOP Trustee if, prior to the receipt of the Company Shareholder Approval, any person has made a bona fide proposal relating to an Acquisition Proposal, or has commenced a tender offer or exchange offer for the Shares, and either the Board of Directors of the Company or the ESOP Trustee determines in good faith, that such transaction, if consummated, would be a Superior Proposal; or

          (i)  by the Parent, pursuant to Section 6.17.

     8.2 Effect of Termination. In the event of termination of this Agreement by the Company, the ESOP Trustee or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Company and the ESOP Trustee or their respective affiliates, officers, directors or shareholders except (a) with respect to this Section 8.2 and Section 6.5 and (b) that no such termination shall relieve any party from liability for a material breach hereof.

     8.3 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Sub, the Company and the ESOP Trustee at any time prior to the Effective Date with respect to any of the terms contained herein; provided, however, that, after the Company Shareholder Approval, no term or condition contained in this Agreement shall be amended or modified in any manner that would reduce the amount of or change the form of the Merger Consideration.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                  ARTICLE 9

                             GENERAL PROVISIONS

     9.1 Nonsurvival of Covenants and Agreements. None of the representations, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the covenants and agreements contained in Article 3 and Sections 6.6, 6.8 and 6.14 hereof and any other covenant or agreement that contemplates performance after the Effective Date.

     9.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

          (a)  if to Parent or Sub, to:

               North Atlantic Instruments, Inc.
               170 Wilbur Place
               Bohemia, NY 11716
               Attn: William Forman
               Telephone: (516) 567-1100
               Telecopy: (516) 218-1241

          with copies to:

               Rivkin Radler & Kremer
               EAB Plaza
               Uniondale, NY 11556-0111
               Attn: Barry R. Shapiro, Esq.
               Telephone: (516) 357-3000
               Telecopy: (516) 357-3333

          (b)  if to the Company, to:

               Logitek, Inc.
               101 Christopher Street
               Ronkonkoma, NY 11779
               Attn: Herbert L. Fischer
               Telephone: (516) 467-4200
               Telecopy: (516) 467-4090

          with a copy to:

               Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, New York 10104
               Attn: Michael N. Rosen, Esq.
               Telephone: 212-541-2000
               Telecopy: 212-541-4630

          (c)  if to the ESOP Trustee, to:

               Herbert L. Fischer
               c/o Logitek, Inc.
               101 Christopher Street
               Ronkonkoma, NY 11779
               Telephone: (516) 467-4200
               Telecopy: (516) 467-4090

          with a copy to:

               Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, New York 10104
               Attn: Michael N. Rosen, Esq.
               Telephone: 212-541-2000
               Telecopy: 212-541-4630

     9.3 Interpretation; Disclosure of Information. (a) When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents, list of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

          (b) Any information disclosed on any Schedule hereto or in the Company SEC Documents shall be deemed disclosed on all Schedules. Inclusion of any information on any Schedule shall not be deemed to constitute a representation or admission that such information is material or is required to be set forth therein pursuant to this Agreement.

     9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.5 Entire Agreement; No Third Party Beneficiaries; Right of Ownership. This Agreement (together with the other Transaction Documents, and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, except as provided in Section 6.7, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to its rules of conflict of law.

     9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed direct wholly-owned Subsidiary of Parent or Sub. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.8 Director and Officer Liability. The directors, officers, and Shareholders of each of the parties and their affiliates acting in such capacity shall not have any personal liability or obligation arising under this Agreement (including any claims that the other parties may assert) other than as an assignee of this Agreement.

     9.9 Specific Performance. The parties recognize that in the event the Company or the ESOP Trustee should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Parent and Sub shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, both the Company and the ESOP Trustee hereby waive the defense that there is an adequate remedy at law.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.


                                   NORTH ATLANTIC INSTRUMENTS, INC.


                                   By: /s/William Forman
                                       ----------------------------------
                                       Name:   William Forman
                                       Title:  CEO


                                   NAI, INC.


                                   By: /s/William Forman
                                       -----------------------------------
                                       Name:   William Forman
                                       Title:  CEO, President


                                   LOGITEK, INC.


                                   By: /s/Herbert L. Fischer
                                       -----------------------------------
                                       Name:   Herbert L. Fischer
                                       Title:  President


                                   Herbert L. Fischer, as
                                     ESOP Trustee


                                   By: /s/Herbert L. Fischer
                                       -----------------------------------
                                       Herbert L. Fischer, as ESOP Trustee


                                  EXHIBIT A

                           Shareholder's Agreement


                           SHAREHOLDERS AGREEMENT


          THIS SHAREHOLDERS AGREEMENT, dated as of March 29, 1999 (the "Agreement"), is made and entered into by North Atlantic Instruments, Inc., a New York corporation ("Parent"), NAI, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Sub"), and Herbert L. Fischer (the "Shareholder").

                            W I T N E S S E T H:

          WHEREAS, in order to induce Parent and Sub to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Logitek, Inc., a New York corporation ("Target"), Parent and Sub have requested the Shareholder, and the Shareholder has agreed, to enter into this Agreement with respect to all shares (the "Shares") of common stock, par value $0.01 per share, of Target (the "Common Stock") or options to purchase Common Stock (the "Options") that the Shareholder beneficially owns and any additional shares acquired by the Shareholder (whether by purchase or otherwise) after the date of this Agreement (the "Shares").

          WHEREAS, set forth opposite the Shareholder's name on Schedule A is the number of shares of Common Stock and Options to purchase shares of Common Stock owned by the Shareholder; and

          WHEREAS, the Shareholder is executing this Agreement as an inducement to Parent and Sub to enter into the Merger Agreement.

          NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Definitions. Unless otherwise defined herein, the capitalized terms used herein shall have the meaning assigned to such terms on the Merger Agreement. For purposes of this Agreement:

               (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing but excluding any shares deemed to be beneficially owned by a Person as a result of the participation of such Person in a "group" within the meanings of Section 13(d)(3) of the Exchange Act.

               (b) "Merger" shall mean the merger contemplated by the Merger Agreement.

               (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

               (d) "Termination Event" shall mean the termination of the Merger Agreement by any party thereto.

          2.   The Acquisition Offer.

               (a) The Shareholder hereby agrees to vote all Shares that such Shareholder is entitled to vote in favor of the approval and adoption of the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the shareholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the shareholders of Target. Shareholder hereby agrees that, from the date hereof until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement it will not vote any Shares in favor of the approval of any
(i) acquisition proposal, (ii) reorganization, recapitalization, liquidation or winding up of Target or any other extraordinary transaction involving Target, (iii) corporate action, the consummation of which would frustrate the purposes, or prevent or delay the consummation of the transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters.

               (b) The Shareholder hereby agrees to permit Target to publish and disclose in the Merger Agreement, and, if shareholder approval is required under applicable law, the Proxy Statement, if any (including all documents and schedules filed with the SEC), the Shareholder's identity and ownership of Common Stock and the nature of the Shareholder's commitments, arrangements and understandings under this Agreement.

          3. Termination. All obligations of the Shareholder under this Agreement shall terminate upon a Termination Event.

          4.   Covenants, Representations and Warranties of Each Shareholder.

               (a) The Shareholder hereby represents and warrants to Parent and Sub as follows:

                    (i) Ownership by Shares. The Shareholder is the record and Beneficial Owner of, or the Beneficial Owner but not the record holder of, the number of Shares and Options to purchase Shares set forth opposite the Shareholder's name on Schedule A hereto. As of March 29, 1999 the Shares and Options set forth opposite the Shareholder's name on Schedule A hereto constitute all of the Shares and Options owned of record or Beneficially Owned by such Shareholder. The Shareholder has sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares and Options set forth opposite such Shareholder's name on Schedule A hereto with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                    (ii) Power; Binding Agreement. The Shareholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of its Agreement by the Shareholder will not violate any other agreement to which the Shareholder is a party, including, without limitation, any voting agreement, stockholder's agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against the Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby. If the Shareholder is married and the Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against person in accordance with its terms.

                    (iii) No Conflicts. Except for filings under the Exchange Act [and any necessary approval of the Small Business Administration] (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Shareholder and the consummation by Shareholder of the transactions contemplated hereby, except where the failure to obtain consent, permit, authorization, approval or filing would not interfere with the Shareholder's ability to perform its obligations hereunder, and (B) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to the Shareholder, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which Shareholder or any of the Shareholder's properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Shareholder or any of the Shareholder's properties or assets, in each case except to the extent that any conflict, breach, default or violation would not interfere with the ability of Shareholder to perform its obligations hereunder.

                    (iv) No Encumbrances. Except as required by Sections 2 and 4, the Shares and Options of the Shareholder and the certificates representing the Shares and the Options are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

                    (v) No Finder's Fees. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

                    (vi) No Solicitation. The Shareholder shall, in his capacity as such, comply with the terms of Section 5.1(f) of the Merger Agreement.

                    (vii) Restriction on Transfer, Proxies and Non-Interference. Prior to the occurrence of a Termination Event, except as required by this Agreement, the Shareholder shall not directly or indirectly without the consent of Parent or Sub: (A) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shareholder's Shares and Options, or any interest therein, (B) grant any proxies or powers of attorney, deposit any shares into a voting trust or enter into a voting agreement with respect to any Shares and Options, or (C) take any action that could reasonably be expected to have the effect of preventing or disabling the Shareholder from performing the Shareholder's obligations under this Agreement.

                    (viii) Waiver of Appraisal Rights. The Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Shareholder may have.

               (b) Parent and Sub each hereby represent and warrant to the Shareholder as follows:

                    (i) Organization, Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and each has adequate corporate power and authority to own its properties and carry on its business as presently conducted. Each of Parent and Sub has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

                    (ii) No Conflicts. Except, if applicable, for filings under the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by either Parent or Sub and the consummation by Parent and Sub of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with its ability to perform its obligations hereunder, and (B) none of the execution and delivery of this Agreement by Parent or Sub, the consummation by Parent or Sub of the transactions contemplated hereby or compliance by Parent and Sub with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to Parent or Sub, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Sub is a party or by which Parent or Sub or any of Parent's or Sub's properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or Sub or any of Parent's or Sub's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of Parent or Sub to perform its obligations hereunder.

                    (iii) Execution, Delivery and Performance by Parent and Sub. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and Sub, and each of Parent and Sub has taken all other actions required by law, its Certificate of Incorporation and its Bylaws or other organizational documents in order to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of Parent and Sub and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

          5. Stop Transfer. The Shareholder agrees with, and covenants to, Parent and Sub that prior to a Termination Event the Shareholder shall not request that Target register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares and Options, unless such transfer is made in compliance with this Agreement.

          6. Recapitalization. In the event of a stock dividend or distribution, or any change in the shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and the Purchase Price shall be amended as may be appropriate to reflect such event.

          7. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of Target makes any agreement or understanding herein in his capacity as such director or officer and nothing herein shall limit or affect any action taken by such person in his capacity as a director or officer. The Shareholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shareholder's Shares.

          8. Further Assurances. From time to time, at the other parties' reasonable request and without further consideration, Shareholder, Sub and Parent shall execute and deliver such additional documents as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the tender of Shares and Options by the Shareholder as contemplated by Section 2 of this Agreement.

          9.   Miscellaneous.

               (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               (b) Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Shares and Options and shall be binding upon any person or entity to which legal or beneficial ownership of the whether by operation of law or otherwise, including, without limitation, the Shareholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares and Options, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

               (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties.

               (d) Amendment, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that after a Termination Event, this Agreement may be amended, changed, supplemented, waived or otherwise modified or terminated without the consent of, or the execution of any written agreement on the part of, Parent and Sub, so long as such amendment, change, supplement, waiver or modification does not increase the obligations of either Parent and Sub hereunder.

               (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

          If to Parent or Sub:     North Atlantic Instruments, Inc.
                                   170 Wilbur Place
                                   Bohemia, NY 11716
                                   Attn: William Forman

               copies to:          Rivkin Radler & Kremer
                                   EAB Plaza
                                   Uniondale, NY 11556-0111
                                   Attn: Barry R. Shapiro, Esq.

          If to the Company:       Logitek, Inc.
                                   101 Christopher Street
                                   Ronkonkoma, NY 11779
                                   Attn: Herbert L. Fischer

               copies to:          Robinson Silverman Pearce Aronsohn
                                     & Berman LLP
                                   1290 Avenue of the Americas
                                   New York, New York 10104
                                   Attn: Michael Rosen, Esq.

          If to Shareholder:       At the addresses set forth on the
                                   signature pages

               copies to:          Robinson Silverman Pearce Aronsohn
                                     & Berman LLP
                                   1290 Avenue of the Americas
                                   New York, New York 10104
                                   Attn: Michael Rosen, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

               (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

               (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

               (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

               (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

               (j) No Third-Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of the Shareholder's death, the benefits to be received by the Shareholder hereunder shall inure to his successors and heirs.

               (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

               (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Supreme Court in the State of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

               (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               (n) Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to be original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on this ___ day of March, 1999.



                                   ---------------------------------------
                                   Herbert L. Fischer
                                   c/o Logitek, Inc.
                                   101 Christopher Street
                                   Ronkonkoma, NY 11779


                                   NORTH ATLANTIC INSTRUMENTS, INC.


                                   By:
                                      ------------------------------------
                                   Name:
                                   Title:


                                   NAI, INC.


                                   By:
                                      ------------------------------------
                                   Name:
                                   Title:


                                 SCHEDULE A


Herbert L. Fischer

No. of Shares                                     882,080

No. of Options and Exercise Price                 250,000 at an exercise
                                                  price of $0.25 per share

No. of shares in ESOP as of November 23, 1998     122,609




                                  EXHIBIT B

                        Option Conversion Agreements

                         OPTION CONVERSION AGREEMENT


     THIS OPTION CONVERSION AGREEMENT (the "Agreement") is made as of __________, 1999 by Logitek, Inc., a New York corporation (the "Company"), and the undersigned holder (the "Holder") of an option to purchase shares of Common Stock of the Company ("Common Stock").

                                 Background

     The Company is a party to an Agreement and Plan of Merger, dated March 29, 1999 (the "Merger Agreement"), among North Atlantic Instruments, Inc., a New York corporation ("Parent"), NAI, Inc., a New York Corporation ("Acquisition Sub"), Herbert L. Fischer and the Company pursuant to which Acquisition Sub will merger with and into the Company (the "Merger").

     The Holder owns an option (the "Option") to purchase the number of shares of Common Stock that are specified on Schedule A hereto at a purchase price of $_________ per share, and the Option is represented by a Stock Option Agreement between the Holder and the Company dated on the date specified on Schedule A hereto.

                                 WITNESSETH

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein and with the understanding that the Company will rely upon the Holder's representations, warranties, covenants and agreements contained herein by proceeding with the Merger, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. Cancellation of Option; Agreement to Option Conversion Procedures. (aF Subject to the terms and conditions of this Agreement and in consideration of past services rendered by the Holder to the Company, as of immediately prior to the effectiveness of the Merger as provided in the Merger Agreement, the Option shall be canceled and of no further force and effect and shall be converted into the right to receive the consideration set forth in Section 3.6 of the Merger Agreement.

          (b) By the execution and delivery of this Agreement, the Holder consents to and agrees to the treatment of his or her Option as set forth in
Section 3.6 of the Merger Agreement.

     2. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

          (a) He or she (i) is the true and lawful record owner of the Option described above in the Background section, (ii) has full capacity, power and authority to surrender the Option for cancellation, free and clear of all liens, claims, restrictions and encumbrances of any kind whatsoever,
(iii) does not own any shares of stock, options, warrants or other securities of the Company of any type whatsoever other than (A) any securities as to which the Holder has submitted a letter of transmittal to surrender such securities in connection with the Merger and (B) the Option, and (iv) is not a party to, and the Option is not subject to, any existing agreements, subscriptions, options, warrants, calls, commitments or other rights of any kind whatsoever to purchase or otherwise acquire from the undersigned at any time the Option or any of the shares issuable thereunder.

          (b) The Option surrendered by the Holder hereby will not be subject to any "adverse claim" as such term is defined in the Uniform Commercial Code.

          (c) Effective upon the cancellation of the Option as provided herein, the Holder shall be deemed to have waived and released any rights that the Holder may have with respect to the Option.

     3. Termination. This Agreement shall terminate and be of no further force and effect as of a termination of the Merger Agreement under the terms thereof.

     4.   Miscellaneous.

          (a) Upon request, the Holder shall execute and deliver any additional documents deemed reasonably necessary or desirable by the Company to effectuate the cancellation and conversion of the Option as provided herein.

          (b) This Agreement shall not be affected by, and shall survive, the death or incapacity of the Holder. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, successors and assigns of the parties.

          (c) This Agreement may be enforced by Parent and Acquisition Sub to the same extent as if they were parties hereto.

          (d) This Agreement sets forth the entire understanding of the parties hereto with respect to the cancellation and conversion of the Option. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

          (e) This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

               [SIGNATURE PAGE TO OPTION CONVERSION AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Option Conversion Agreement on the date first written above.

                              LOGITEK, INC.



                              By:
                                -----------------------------------------
                                Name:
                                Title:



                              --------------------------------------------
                              PRINT NAME OF HOLDER



                              --------------------------------------------
                              SIGNATURE OF HOLDER

                                 SCHEDULE A

                                  EXHIBIT C

                        Certificate of Incorporation

State of New York
                    }
Department of State


I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original

     Witness my hand and seal of the Department of State on      MAR 23 1999

               [SEAL]
                                        [SIGNATURE]

                                        Special Deputy Secretary of State

DOS-1266 (5/96)

                        CERTIFICATE OF INCORPORATION

                                     OF

                           NESOR ENTERPRISES, INC.

              Under section 402 of the Business Corporation Law

                                *     *     *


     The Undersigned, a natural person of the age of twenty-one years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:

     First:    The name of the corporation is
                    NESOR ENTERPRISES, INC.

     Second:   The purposes for which the corporation is formed are as
follows:

          (a) To engage in the electrical and electronic business and related businesses, including without limitation, the manufacture and distribution of electronic and electrical parts to persons, firms, corporations, and governmental agencies.

          (b) To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer, and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus, and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever, and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

          (c) To purchase, receive, lease or otherwise acquire and to manage, hold, own, use, improve, convey, sell, mortgage, or otherwise deal in and with lands, buildings and real property of every description or any interest therein.

          (d) to adopt, apply for, obtain, register, purchase, lease, or otherwise acquire, and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to any trademarks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks, and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae and the like, including such thereof as may be covered by, used in connection with, or secured or received under Letters Patent of the United States of America or elsewhere or otherwise, and any licenses in respect thereof and any or all rights connected therewith or appertaining thereto.

          (e) In furtherance of its corporate business and subject to the limitations prescribed by statute, to acquire by purchase, exchange, or otherwise all or any part of or any interest in the properties, assets, business and goodwill of any one or more corporations, associations, partnerships, firms, syndicates or individuals, and to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange, or in any manner dispose of the whole or any part thereof; and in connection therewith to assume or guarantee performance of any liabilities, obligations, or contracts of corporations, associations, partnerships, firms, syndicates, or individuals, and to conduct in any lawful manner the whole or any part of any similar business thus acquired.

          (f) To acquire or become interested in, whether by subscription, purchase, underwriting, loan, participation in syndicates or otherwise; to own, hold, to sell, assign, or otherwise dispose of, or in any manner to deal in or with stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, or other securities or obligations of any kind by whomsoever issued; to exercise in respect thereof all powers and privileges of individual ownership or interest therein, including the right to vote thereon for any and all purposes; to consent or otherwise act with respect thereto without limitations; and to issue in exchange therefor the corporation's stock, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind.

          (g) To borrow money for its corporate purposes, and to make, accept, endorse, execute, and issue promissory notes, bills of exchange, bonds, debentures, or other obligations, from time to time, for the purchase of property or for any purpose relating to the business of the corporation, and if deemed proper, to secure the payment of any such obligations by mortgage, pledge, guarantee, deed of trust, or otherwise.

          (h) to lend its uninvested funds from time to time to such extent, on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

          (i) In furtherance of its corporate business and subject to the limitations prescribed by statute, to be a promoter, partner, member, associate, or manager of other business enterprises or ventures, or to the extent permitted in any other jurisdiction to be an incorporator of other corporations of any type or kind and not organize or in any way participate in the organization, reorganization, merger, or liquidation of any corporation, association, or venture and the management thereof.

          (j) Subject to the limitations prescribed by statute and in furtherance of its corporate business, to pay pensions, establish and carry out pension, profit-sharing, share bonus, share purchase, share option, savings, thrift, and other retirement, incentive and benefit plans, trusts, and provisions for any or all of its directors, officers, and employees.

          (k) To conduct its business in all or any of its branches, so far as permitted by law, in the State of New York and in all other states of the United States of America, in the territories and the District of Columbia, and in any or all dependencies or possessions of the United States of America, and in foreign countries; and to hold, possess, purchase, lease, mortgage, and convey real and personal property and to maintain offices and agencies either within or outside the State of New York.

          (l) To carry out all or any part of the foregoing purposes as principal, factor, agent, broker, contractor, or otherwise, either alone or in conjunction with any persons, firms, associations, corporations, or others in any part of the world; and in carrying on its business and for the purpose of attaining or furthering any of its purposes, to make and perform contracts of any kind and description, and to do anything and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated.

          (m) For the accomplishment of the aforesaid purposes and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law, or in accordance with the provisions of any other statute of the State of New York.

     Third:    The office of the corporation is to be located in the Village of Farmingdale, County of Nassau, State of New York.

     Fourth:   The aggregate number of shares which the corporation shall have authority to issue is one million shares, all of which are to be of the par value of $.01 per share.

     Fifth:    The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against it may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Robinson Silverman Pearce Aronsohn & Berman, 1290 Avenue of the Americas, New York, New York 10104.

     Sixth:    No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration and on such terms as the Board of Directors in its discretion may determine, without first offering the same or any thereof, to any said holder, Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of Paragraph (e) of Section 622 of the Business Corporation Law.

     IN WITNESS WHEREOF, this Certificate of Incorporation has been signed by the subscriber this _____ day of November, 1969.


                         ___________________________________
                         Richard J. Wells
                         230 Park Avenue
                         New York, New York  10017
STATE OF NEW YORK   )
                    :   ss.:
COUNTY OF NEW YORK  )


     On this ____ day of November, 1969, before me personally appeared RICHARD J. WELLS, to me known and known to me to be the individual described in and who executed the foregoing Certificate of Incorporation and he duly acknowledged to me that he executed the same.

                         _________________________________________
                                        Notary Public
                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                           NESOR ENTERPRISES, INC.

             (Under Section 805 of the Business Corporation Law)

                                  ********

     1. The name of the corporation, and the name under which the corporation was formed, is NESOR ENTERPRISES, INC.

     2. The certificate of incorporation was filed by the Department of State on November 10, 1969.

     3. The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:

               To change the name of the corporation.

               To accomplish the foregoing, Article First of the certificate of incorporation is hereby stricken out in its entirety and the following new
Article is substituted in lieu thereof:

                   "First:  the name of the corporation is
                               LOGITEK, INC."

     4. The manner in which the aforesaid amendment of the certificate of incorporation was authorized is as follows:

                    By the unanimous written consent of
                    the holders of all of the outstanding
                    shares of the corporation entitled to
                    vote on the aforesaid amendment of
                    the Certificate of Incorporation.

     IN WITNESS WHEREOF, we have subscribed this document on December 30, 1969, and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                         ___________________________________
                         Herbert Fischer - President


                         ___________________________________
                         Michael N. Rosen - Secretary
STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


     MICHAEL N. ROSEN, being duly sworn deposes and says that he is one of the persons who signed the foregoing Certificate of Amendment; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the said certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.


                         ____________________________________
                                   Michael N. Rosen


Subscribed and sworn to
before me on December 30, 1969


_____________________________
        Notary Public
                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                                LOGITEK, INC.

             Under Section 805 of the Business Corporation Law.

          Pursuant to the provisions of Section 805 of the Business Corporation Law of the State of New York, the undersigned hereby certify that:

          FIRST:    The name of the corporation is:
                                LOGITEK, INC.

          SECOND:   The Certificate of Incorporation was filed by the
Department of State of the State of New York on November 10, 1969 under the name Nesor Enterprises, Inc.

          THIRD:    The Certificate of Incorporation is amended as authorized
by Section 801 of the Business Corporation Law to effect following amendments:

               (a) to change all of the previously authorized 1,000,000 shares par value of $.01 per share, of which 450,000 are issued, into a different number of shares of the same par value, by deleting Article Fourth of the Certificate of Incorporation and substituting the following new Article in lieu thereof:

                    "Fourth:  The aggregate number of shares which the
               corporation shall have authority to issue is 2,000,000 shares of Common Stock, of the par value of $.01 each."

               (b) to add a provision to give authority to the directors to amend the By-laws by adding a new paragraph Seventh to read as follows:

                    "Seventh:  The By-Laws may be altered, amended or
               repealed or new By-Laws adopted by a majority of the entire Board of Directors at any regular or special meeting of the Board, said By-Laws to be subject to amendment or repeal by the shareholders.

     FOURTH:   All of the previously authorized 1,000,000 shares par value
$.01 per share, of which 450,000 shares are issued, are hereby changed into 2,000,000 new shares of Common Stock of the par value of $.01 each. The 450,000 issued shares, par value $.01 per share, are changed into 669,565, new shares of Common Stock of the par value of $.01 each at the rate of
1.48792222 new shares of Common Stock for each previously authorized and issued share and the 550,000 authorized but unissued shares without par value are changed into 1,330,435 new shares of Common Stock of the par value of $.01 each.

     FIFTH:    This amendment of the Certificate of Incorporation has been authorized by unanimous written consent of the holders of all outstanding shares entitled to vote thereon.

     WITNESS WHEREOF, this Certificate has been signed this 10th day of April, 1970.

                         ___________________________________
                         Herbert L. Fischer, President


                         ___________________________________
                         Michael N. Rosen, Secretary

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


          HERBERT L. FISCHER, being duly sworn, deposes and says:

          That he is the President of LOGITEK, INC., the corporation named in the foregoing Certificate of Amendment; that he has read and signed the same, and that the statements contained therein are true.

                         _________________________________
                         Herbert L. Fischer

Sworn to before me this
10th day of April, 1970


_________________________
     Notary Public
                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                                LOGITEK, INC.

                             ___________________

              Under Section 805 of the Business Corporation Law


     Pursuant to the provisions of Section 805 of the New York Business Corporation Law, the undersigned hereby certify that:

     FIRST:    The name of the corporation is:
                    LOGITEK, INC.

     SECOND:   The Certificate of Incorporation was filed with the Department of State of the State of New York on November 10, 1969 under the name Nesor Enterprises, Inc., and Certificates of Amendment to the Certificate of Incorporation were filed with the Department of State on January 15, 1970 and April 15, 1970.

     THIRD:    The Certificate of Incorporation, as amended, is further
amended, as authorized by Section 801 of the Business Corporation Law, to effect the following change:

               The total number of shares which the Corporation is authorized to issue and the par value of such shares shall remain unchanged. The 669,565 previously issued and outstanding shares of Common Stock, $.01 par value, are hereby changed into 150,000 new shares of Common Stock, $.01 par value, at the rate of .22403 new shares for each previously authorized and issued share, and the 1,330,435 authorized but unissued shares of Common Stock, $.01 par value, are hereby changed into 1,850,000 new shares of Common Stock, $.01 par value. The foregoing change shall be effected by reducing the Corporation's stated capital by $5,196 from $6,696 to $1,500 and by increasing its capital surplus from $90,804 to $96,000.

     FOURTH:   This amendment of the Certificate of Incorporation has been authorized by unanimous written consent of the holders of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, this Certificate has been signed this 29th day of October, 1970.

                         ______________________________
                         Herbert L. Fischer, President


                         ______________________________
                         Michael N. Rosen, Secretary

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


     HERBERT L. FISCHER, being duly sworn, deposes and says:

     That he is the President of LOGITEK, INC., the corporation named in the foregoing Certificate of Amendment; that he has read and signed the same, and that the statements contained therein are true.



                         ___________________________________
                         Herbert L. Fischer

Sworn to before me this
29th day of October, 1970


__________________________
     Notary Public

                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                                LOGITEK, INC.

              Under Section 805 of the Business Corporation Law

          Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President and Secretary of the Corporation, hereby certify:

          FIRST:    The name of the Corporation is LOGITEK, INC.  The
Corporation was formed under the name Nesor Enterprises, Inc.

          SECOND:   The Certificate of Incorporation of the Corporation was
filed by the Department of State on November 10, 1969.

          THIRD:    The Certificate of Incorporation of the Corporation is
hereby amended by adding to the Certificate of Incorporation an Article EIGHTH relating to the indemnification of directors which shall read as follows:

          ARTICLE EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit:

               (a) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts of omissions were in bad faith or involved intention misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or

               (b) the liability of any director for any act or omission prior to the adoption of the amendment including this paragraph in the Certificate of Incorporation of the Corporation.

          FOURTH:   This amendment to the Certificate of Incorporation was
authorized by a vote of the holders of a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders subsequent to the affirmative vote of the Board of Directors.


          IN WITNESS WHEREOF, we have signed our names and affirm that the statements made herein are true under the penalties of perjury this ____ day of November, 1988.


                         _____________________________
                         HERBERT L. FISCHER, President



                         _____________________________
                         DAVID FISCHER, Secretary

                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                                LOGITEK, INC.

              Under Section 805 of the Business Corporation Law

          Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President and Secretary of the Corporation, hereof certify:

          FIRST:    The name of the Corporation is LOGITEK, INC.  The
Corporation was formed under the name Nesor Enterprises, Inc..

          SECOND:   The Certificate of Incorporation of the Corporation was
filed by the Department of State on November 10, 1969.

          THIRD:    the Certificate of Incorporation of the Corporation is
hereby amended by amending Article Fourth of the Certificate of Incorporation relating to the authorized number of shares, which Article Fourth shall be amended to read as follows:

               "ARTICLE FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of Common Stock, of the par value of $.01 each."

          FOURTH:   This amendment to the Certificate of Incorporation was
authorized by a vote of the holders of a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders subsequent to the affirmative vote of the Board of Directors.

          IN WITNESS WHEREOF, we have signed our names and affirm that the statements made herein are true under the penalties of perjury this 13th day of July, 1990.



                         __________________________________
                         HERBERT L. FISCHER, President


                         __________________________________
                         DAVID FISCHER, Secretary

                                  EXHIBIT D

                                   By-Laws

                                   BY-LAWS

                                     OF



                      ARTICLE I.  SHAREHOLDERS' MEETING

Section 1. - Annual Meeting.

     The annual meeting of the shareholders shall be held on the 11th day of
November of each year, at 12:00 o'clock in the            noon, at the
principal office of the corporation, or such place as the Board of Directors shall authorize. The meeting shall be for the purpose of electing directors and for the transaction of such business as may be brought before it. If such date should be a legal holiday, the meeting shall be held on the next business day following, at the same hour. Notice of such meeting shall be given by the Secretary as required by law; by serving personally or mailing not less than ten days and not more than fifty days previous to such meeting, postage prepaid, a copy of such notice, addressed to each shareholder entitled to vote at such meeting. Any and all notices of such meeting may be waived by any shareholder by written waiver or by attendance thereat, whether in person or by proxy.

Section 2. - Special Meetings.

     Special meetings of shareholders may be called by the Board of Directors or by the President, and must be called by the President at the request in writing by shareholders owning a majority of the shares issued and outstanding. Notice of such special meetings shall be given by the President or the Secretary, and shall be served personally or by mail addressed to each shareholder of record at his last known address no less than ten days prior to the date of such meeting.

     The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any shareholder by written waiver or by attendance thereat, in person or by proxy.

Section 3. - Voting.

     Shareholders entitled to vote at meetings may do so in person or by proxy appointed by an instrument in writing subscribed by the shareholder or by his duly authorized attorney. Each shareholder shall be entitled to one vote for each share registered in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation.

Section 4. - Quorum.

     At any meeting of the shareholders, except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.

Section 5. - Voting at Shareholders' Meetings.

     At any meeting of the shareholders, except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the vote of the holders of a majority of the shares present in person or by proxy shall decide any question brought before such meeting.


                            ARTICLE II. DIRECTORS

Section 1. - Number.

     The affairs and the business of the Corporation, except as otherwise provided in the Certificate of Incorporation, shall be managed by a Board of _____ Directors.

Section 2. - How Elected.

     At the annual meeting of shareholders, the persons duly elected by the votes cast at the election held thereat shall become the directors for the ensuing year.

Section 3. - Term of Office.

     The term of office of each of the directors shall be until the next annual meeting of shareholders and thereafter until a successor has been elected and qualified.

Section 4. - Duties of Directors.

     The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided in the certificate of Incorporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the Corporation as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York.

Section 5. - Directors' Meetings.

     Regular meetings of the Board of Directors shall be held immediately following the annual meetings of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time and must be called by the President or the Secretary upon the written request of two Directors.

Section 6. - Notice of Special Meetings.

     Notice of special meetings of the Board of Directors shall be served personally or by mail addressed to each Director at his last known address no less than five days prior to the date of such meeting. The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the call for the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any Director by written waiver or by personal attendance thereat without protest of lack of notice to him.

Section 7. - Quorum.

     At any meeting of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, or by these By-Laws, a majority of the Board of Directors shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.

Section 8. - Voting.

     Except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat.

Section 9. - Vacancies.

     Unless otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors occurring between annual meetings of the shareholders shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, even though less than a quorum exists.

Section 10. - Removal of Directors.

     Any or all of the directors may be removed, either with or without cause at any time by a vote of the shareholders at any meeting called for such purpose.


                            ARTICLE III. OFFICERS

Section 1. - Number of Officers.

     The officers of the Corporation shall be a President, a Vice President, a Treasurer and Secretary, and any officer may hold more than one office, except the same person may not hold the offices of President and Secretary. The Board of Directors may appoint such other officers, agents and employees as in their sole discretion they shall deem advisable, who shall be subject to recall at all times by a majority vote of the Board of Directors.

Section 2. - Election of Officers.

     Officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, and unless otherwise provided in the Certificate of Incorporation, the officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

Section 3. - Removal of Officers.

     Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by vote of the Board of Directors, regularly convened at a regular or special meeting. Any officer elected by the shareholders may be removed, with or without cause, and a successor elected, by vote of the shareholders, regularly convened at an annual or special meeting.

Section 4. - President

     The President shall be the chief executive officer of the Corporation and shall have general charge of the business, affairs and property thereof, subject to direction of the Board of Directors, and shall have general supervision over its officers and agents. He shall; if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He may do and perform all acts incident to the office of President.

Section 5. - Vice-President.

     In the absence of or inability of the President to act, the Vice-President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

Section 6. - Secretary.

     The Secretary shall:

          a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

          b) Give and serve all notice of all meetings of the Corporation.

          c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.

          d) Keep the shareholder records in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such shareholder records available daily during the usual business hours at the office of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

          e) Do and perform all other duties incident to the office of Secretary.

Section 7. - Treasurer.

     The Treasurer shall:

          a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit of such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate.

          b) Exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

          c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full financial report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer.

Section 8. - Duties of Officers May Be Delegated.

     In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or any Director for the time being, provided a majority of the entire Board concur therein.

Section 9. - Vacancies - How Filled.

     Should any vacancy in any office occur by death, resignation or otherwise, the same shall be filled, without undue delay, by the Board of Directors at its next regular meeting or at a special meeting called for that purpose, except as otherwise provided in the Certificate of Incorporation.

Section 10. - Compensation of Officers.

     The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the certificate of Incorporation.


                ARTICLE IV. CERTIFICATES REPRESENTING SHARES

Section 1. - Issue of Certificates Representing Shares.

     The President shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation, signed by the President (or Vice-President) or Chairman or Vice-Chairman of the Board and the Treasurer (or Secretary) certifying the number of shares owned by him in the Corporation.

Section 2. - Transfer of Shares.

     The shares of the Corporation shall be transferable only upon its books by the registered holders thereof in person or by their duly authorized attorneys or legal representatives. The former certificates must be surrendered to the Secretary, or to such other person as the Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. No transfer of shares shall be made within ten days next preceding the annual meeting of shareholders.

Section 3. - Lost Certificates.

     If the holder of any shares shall lose the certificate thereof, he shall immediately notify the Corporation of such fact and the Board of Directors may then cause a new certificate to be issued to him subject to the deposit of a bond or other indemnity in such form and with such sureties if any as the Board may require.

                               ARTICLE V. SEAL

     The seal of the Corporation shall be as follows:





                ARTICLE VI. DIVIDENDS OR OTHER DISTRIBUTIONS

     The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of Incorporation.



                    ARTICLE VII.  NEGOTIABLE INSTRUMENTS

     All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the certificate of Incorporation.


                          ARTICLE VIII. FISCAL YEAR

     The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


                             ARTICLE IX. OFFICES

The principal office of the Corporation shall be located in the
City of                   , County of                  , State of New York.
The Board of Directors may from time to time designate such other offices within or without the State of New York as the business of the Corporation may require.


                            ARTICLE X, AMENDMENTS

     By-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any Directors, and may be amended, repealed or adopted as otherwise provided by law.

                                 APPENDIX B

                              Glenis Group Inc.
                       500 East 85th Street, Suite 8-D
                            New York, N.Y. 10028

May 20, 1999

The Board of Directors
Logitek. Inc
101 Christopher Street
Ronkonkoma N.Y. 11779

     Attention: Mr. Herbert L. Fischer, President

Gentlemen.

Glenis Group Inc. (Glenis) was retained by Logitek. Inc. (Logitek) to express an opinion as to the fairness from a financial point of view to Logitek's common stock shareholders of a price of $0.915 per share to be paid to the stockholders pursuant to a proposed transaction, whereby all the outstanding stock of Logitek will be acquired by North Atlantic Instruments. Inc.

The principal business of Glenis is the valuation of business interest, including both privately held and publicly traded companies, for all purposes, including mergers and acquisitions, divestitures, public offerings, gift and estate taxes, corporate and partnership recapitalizations, dissolutions, and other objectives.

In arriving at our opinion, we have considered the nature of the business and history of the enterprise, the economic outlook in general, the outlook for the electronic power monitoring and electric power supplies industry in particular, the company's cash flow for the last five years, the outlook for future earnings, the book value of the common stock, the company's financial condition, past transactions in the company's stock, and paces at which other public companies in related lines of business are selling both on a minority and on a control basis.

Specific documents relied upon in arriving at our opinion included audited financial statements for the periods ending June 30, 1994 through June 30, 1998; three-month interim financial statements for the period ending September 30, 1998; three-month interim financial statements for the period ended December 31, 1998; Securities and Exchange Commission Forms 10-K filed by the company for the fiscal years ending June 30, 1994, June 30, 1995, June 30, 1996, June 30, 1997, and June 30 1998; company Articles of Incorporation and Bylaws; common stock trading prices from June 1994 through May 1999; proxy statements for annual meetings from 1994 through 1998; various other current company documents, including but not limited to current marketing literature, accounts receivable aging schedules and account payable aging schedules. We have also analyzed financial statements and other material regarding comparative public companies, acquisition data for electric power monitoring and electric power supplies industry, required rates of return on common stocks in general, material discussing the economic outlook and the electronic power monitoring and electric power supplies industry outlook, and such other material as we deemed appropriate. In addition, we toured the Logitek facilities, interviewed company management and met with Logitek's President and Chief Executive Officer.

In rendering this opinion, we have relied, without independent verification, on the accuracy, completeness, and fairness of all financial and other information that was publicly available or furnished to us by Logitek.

Based on our analysis of the factors deemed relevant, it is our opinion that the proposed cash offer for all the outstanding stock for Logitek at a price of $0.915 per share is fair from a financial point of view to the stockholders of Logitek.

Very truly yours,

Thomas L. Apperson
President

                                 APPENDIX C

     623 PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES. (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a count for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expense reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following:
(A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or
(D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117, L. 86, eff. 9-1-86.)

                                 APPENDIX D

LOGITEK, INC.                                [LOGO]

                    101 Christopher Street - Ronkonkoma, NY 11779
                              Tel: (516) 467-4200
                              Fax: (516) 467-4090
                              REF/STKHLD98.DOC
                              September 29, 1998

Dear Shareholders and Friends:

Fiscal Year 1998 registered a continuation of growth of both sales and earnings. As indicated in the attached financial statements, for the year then ended, the company has reported earnings of $400,790 or $0.12 per share on sales of $4,815,518 compared to earnings of $324,566 or $0.10 per share on sales of $4,157,472 for the year ended June 30, 1997. These results reflect an increase of 16% on sales and 23% on earnings. Budgeting and cost control coupled with careful marketing strategy have continued to govern our business planning.

Along with the increases in sales and earnings our financial strength during the year has continued to improve. Net worth has risen to $1,893,630 representing a book value of $0.56 per share, current ratio is an excellent 3.46: 1 and cash on hand is approximately $430,000.

Sales of Power Monitor & Control Products remains firm despite certain setbacks in the commercial airline industry. Those changes have had no discernible effect on our bookings or backlog. On-going production of new commercial airliners as well as continued design upgrade programs by major airlines and other customers has continued to support this product line.

Power Supply Products continue to expand our sales base and promise to become our dominant product line. In support of this expectation management focuses the efforts of our engineering department on expansion and improvement of the existing product line as well as new product development. In addition we continue to expend considerable effort in design improvements aimed at manufacturing efficiency in order to maintain good bottom line results.

In order to keep closer contact with shareholders we have recently begun to participate on an internet bulletin board. Shareholders and others can join us on Silicon Investor, http:/www.techstocks.com, search LGTK.

Management is excited at the potential that the new year offers and is hopeful that our pattern of growth will continue.

Sincerely,

Herbert L. Fischer
President

                   U.S. Securities and Exchange Commission

                           Washington, D.C. 20549
                                                                    CONFORMED
                                                                    ---------
                                 Form 10-KSB
(Mark One)
        [X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

               For the fiscal year ended      June 30, 1998
                                     OR
        [ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                For the transition period from _____________

            Commission File Number        0-15545
                                --------------------------

                           Logitek, Incorporated
                      --------------------------------
               (Name of small business issuer in its charter)

                        New York                       No. 11-2203507
                    --------------                          --------------
               (State or other jurisdiction of         (I.R.S. Employer
                incorporation or organization)         Identification No.)

          101 Christopher St., Ronkonkoma, N.Y.             11779
          -------------------------------------             -----
          (Address of principal executive offices)       (Zip Code)

Registrant's Telephone Number, including area code     516-467-4200
                                                  --------------

         Securities registered pursuant to Section 12(b) of the Act:

       Title of each class     Name of each exchange on which registered
       -------------------     -----------------------------------------

            None                                  None
           ----                                     ----

         Securities registered pursuant to Section 12(g) of the Act:

                        Common Stock, $.01 par value
                        ----------------------------
                              (Title of class)

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past
90 days.  Yes X     No
          -----     --

Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB [ X ]

Issuer's revenues for its most recent fiscal year:    $4,815,518
                                                  ----------
The aggregate market value of voting common stock held by non-affiliates, computed based upon the average of the closing bid and asked prices on August 18, 1998 was $2,537,144. As of August 18,1998, there were 3,382,859 shares of common stock outstanding (of which 1,884,882 shares were held by non-affiliates).

          Documents Incorporated by Reference: 1998 Proxy Statement

                                LOGITEK, INC.

                   FORM 10-KSB -  Year Ended June 30, 1998

                              TABLE OF CONTENTS

PART I                                                                   Page
------                                                                   ----
Item 1.   Business                                                          3
Item 2.   Properties                                                        6
Item 3.   Legal Proceedings                                                 6
Item 4.   Submission of Matters to a Vote of Security Holders               6

PART II
-------
Item 5.   Market for Registrant's Common Equity
          and Related Stockholder Matters                                   7
Item 6.   Management's Discussion and Analysis of
          Financial Condition and Results of
          Operations                                                        8
Item 7.   Financial Statements and
          Supplementary Data                                               10
Item 8.   Changes In and Disagreements with Accountants
          on Accounting and Financial Disclosure                           10

PART III
--------
Item 9.   Directors and Executive Officers of
          the Registrant                                                   11
Item 10.  Executive Compensation                                           11
Item 11.  Security Ownership of Certain
          Beneficial Owners and Management                                 11
Item 12.  Certain Relationships and Related
          Transactions                                                     11
Item 13.  Exhibits and Reports on Form 8-K                                 11
          Signature Page                                                   12
          Report of Independent Certified Public Accountants               13
          Financial Statements                                             14
          Notes to Financial Statements                                    18

                                  PART I

ITEM 1.  BUSINESS
General

Logitek, Inc. (the "Company"), a New York corporation, organized in 1969, is engaged in the design, development and production of electronic monitors and controls which include electronic time delays, flashers, and voltage, frequency, phase and power monitors and switch mode power supplies. Power monitors are generally used to continuously and automatically monitor the characteristics of electrical power systems for conformance to design limits in order to insure proper and safe operation of equipment which utilize the monitored power. These devices provide for timed control of system shutdown and transfer in addition to visual fault annunciation. Although the Company manufactures products "built to specifications" most of its sales are for its standard products.

The Company developed and manufactures a line of time delay relays designed to cause a system to perform or not to perform a specific function for, during or after a precise interval of time. The time delay relay is used in those instances, among others, where a system must be turned on for a specific period of time after application of power and then shut down; where it is necessary to operate a system for an interval of time after the complete loss of power; or to regulate the precise time interval between various functions. Among its practical applications, time delay relays are used in navigation systems of missiles and in radar equipment as well as to sequence aircraft functions. When the navigation system in a missile or projectile determines that the missile or projectile is off course, a signal may be applied to a time delay relay. If the missile returns to course prior to the expiration of the preset time delay, the signal is removed and the timer does not operate. If the missile remains off course for a period of time greater than the preset interval of the time delay relay, the time delay relay will activate causing the missile to self destruct. Some elements of certain types of radar equipment can be damaged if high voltage is applied prior to sufficient warm-up time. These elements can be protected by the use of time delay relays which provide an automatic time delay between the application of warm-up voltage and high voltage. These devices may also be used to sequence the time interval between the ejection of external fuel pods on fighter aircraft. The relays vary in price from approximately $100 to $700 depending on the type of function and complexity required; however, most time delay relays sell for $150 to $300.

The Company has also developed and produces solid state flashers designed to cause an alternating electrical impulse. The flasher may be used to cause aircraft position lights to flash on and off as well as to sense and indicate a malfunction in certain systems by causing a warning light to flash/or activate an alarm device. The flasher varies in price from $100 to $500 depending on the type of function and complexity required with most types of flashers selling in the $125 to $225 range.

The Company has also designed and markets equipment to monitor the characteristics of the phase, voltage and frequency elements of electric power. These devices are connected to electric power lines to monitor each of the aforesaid input elements for deviation from acceptable limits and can find application in most electrical systems, machinery and equipment where power source performance is questionable and/or where equipment damage may result from inadequate or improper power. The acceptable limits of deviation of each element are pre-determined and built into the monitor. The Company has also developed and manufactures power monitors used to sense all three of the aforesaid power elements. In the event that any element is not within pre-determined specifications, the monitor shuts down the system, transfers to another system and/or operates an alarm. The Company also manufactures each of the aforesaid types of monitors with time delay features. These types of monitors allow a deviation beyond specified limits for a specified pre-set period before initiating appropriate action. The internal time delay thereby prevents unnecessary system response. In the event the system is activated, the element must return to normal limits for a minimum pre-set period before the power will resume normal flow. This equipment is presently in use in auxiliary generating systems in planes and ships to prevent damage to the equipment operated by such systems. Phase, voltage and frequency sensors vary in price from $300 to $900 and the power monitors from $900 to $7,000 depending on the type of function and complexity required.

The Company has designed and markets switch mode power supplies for military, industrial and commercial applications. These power supplies are used to convert AC voltage to DC voltage or to convert DC voltage to a different level of DC voltage for use by various types of electronic equipment. Power supplies vary in price from $400 to $3,000 depending on the function, complexity and power levels involved. The Company markets 13 basic models within this product line and approximately 424 different sub-models. In addition, the Company will modify these power supplies to customer specification for an additional cost.

The components of the Company's products include integrated circuits,transistors,diodes, relays, resistors, capacitors and metal casings which are purchased from a variety of readily available sources on an as needed basis. The Company has not experienced delays in obtaining any required materials.

The widest application of the Company's products is in systems such as aircraft and space vehicles, aboard ships, vehicular mobile communications,radar systems,and data processing and telecommunication systems. The Company's products are sold to major system manufacturers and to the United States Government. Customers include General Dynamics Falstrom, Boeing, Lockheed, McDonnel Douglas, E-Systems, Westinghouse and Hughes Aircraft. In terms of competition in the product line of power moniotors, to the best of the Company's knowledge there are companies similar to Logitek and the Company is aware of four or five of these companies. In the product line of power supplies there are many competitors in the broad scope, but in Logitek's niche market the field is significantly narrowed. Logitek has a trademark on its name but does not have any patents.

The Company's backlog as of June 30, 1998 was approximately $ 2,192,000 as compared to $2,500,000 as of June 30 1997.

Sales made directly to government agencies are effected primarily through competitive bidding and to a lesser extent are a result of negotiated contracts. Other sales arise principally through personal solicitations by the Company's personnel and also through independent sales representatives who are compensated solely on a commission basis.

During the year ended June 30,1998 sales to major customers were as follows:
Boeing Aircraft 22%, various agencies of the U.S. Government 16%, Falstrom 8% and various affiliates of the Loral group 7%. During the year ended June 30,1997 sales to major customers were as follows: Boeing Aircraft 14%, various agencies of the U.S. Government 21% and various agencies of the Loral group 22%.

It should be noted that each of these major customers is comprised of a group of separate and distinct business units that make up the total sales. While it is possible one or more of the Company's major customers might someday choose another vendor, the Company feels this is highly unlikely. However, should all the major customers leave, the impact on the financial statements would be a decrease in sales of approximately 53%.

All government contracts or subcontracts are subject to cancellation by the government or it's subcontractor at or for the convenience of the government. In the event of contract termination, the Company would ordinarily be entitled to recover payment for its costs and a reasonable pro rata share of profit based on work completed prior to termination.

Current research is focused on the continuous upgrading of current products, development of new switch mode power supplies and a high density power supply. During the two fiscal years ended June 30, 1998 and 1997, the Company expensed approximately $246,000 and $221,000, respectively, on research and development.

As of June 30, 1998 the Company had approximately 50 employees,of which one was a part time employee.

The following table sets forth the approximate percentage each of the Company's product lines contributed to total sales for the periods indicated:



     BREAKDOWN OF GROSS SALES
     For the years ended June 30,       1998           1997
                                        ----           ----
                                          %              %
                                        -----          -----
     Time delay relays                   13.1           14.1
     Flashers                             1.5            4.8
     Power supplies                      27.5           24.8
     Voltage, frequency and
     phase sensor relays
     and power monitors                  51.8           55.0

     Contract manufacturing & Other       6.1            1.3
                                        -----          -----
     Company Totals                     100.0          100.0




ITEM 2.  PROPERTIES

The Company's executive offices and production facilities are located in a one story free standing building comprising approximately 20,000 square feet, such building is owned by the Company. The building is located on approximately one and one-half acres of land in Ronkonkoma, New York. The property is subject to a mortgage held by the New York Job Development Authority ("JDA"), payable in monthly installments as of June 30, 1998 of approximately $2,656, including interest at 8.25% through June 2004 and a subordinate mortgage to Long Island Development Corp., payable in monthly installments of $4,427 including interest at 14.296% through June 2004. As of June 30, 1998 the JDA mortgage had a balance of $135,632 and the subordinate mortgage had a balance of $208,253.

Located at the Company's facilities are testing apparatus, machinery and equipment including oscilloscopes, differential voltmeters,spray painting equipment, production electrical test fixtures,auto test and manufacturing equipment, environmental and vibration test equipment and other items. Certain of this equipment is pledged as collateral for three leases payable in monthly installments of $1,123,$573 and $ 1,118 through June 2001, March 2002 and February 2003,. In addition, the Company has given a security interest to a lender covering all fixed assets, accounts receivable and inventory on $47,000 of debt with monthly payments of $5,750, plus interest at prime plus 2% as of June 30, 1998.


ITEM 3.  LEGAL PROCEEDINGS

None.


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
No matters were submitted to a vote of security holders through the solicitation of proxies or otherwise during the fourth quarter of fiscal 1998.

                                  PART II


ITEM 5.   MARKET FOR REGISTRANT'S  COMMON EQUITY AND RELATED  STOCKHOLDER
          MATTERS

The Company's common stock, $.01 par value (the "Common Stock"), was traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol "LGTK" until May, 1992. The Common Stock was delisted when NASDAQ increased its minimum capital, surplus and stock price requirements and the Company was unable to meet such requirements. The Common Stock currently trades in the over-the-counter market. The table which appears below sets forth the quarterly range of high ask and low bid prices for the Common Stock for the periods indicated, as reported by The National Quotation Bureau, Inc.

The figures shown represent "inter-dealer" prices without adjustment for markups, markdowns or commissions and may not necessarily represent actual transactions.

On August 18, 1998 the closing bid and asked prices for the Common Stock were $.69 and $.81 per share, respectively. As of August 18, 1998 there were 3,382,859 shares of Common Stock outstanding and approximately 120 record holders of Common Stock, which includes stock being held by brokers in street name. The Company has never paid cash dividends on its Common Stock and does not intend to do so for the foreseeable future. It is anticipated that earnings, if any, will be retained to finance the Company's growth. Future payments of cash dividends, if any, will be determined by the Board of Directors based upon circumstances then existing, including contractual restrictions, financial condition, capital requirements and business outlook of the Company.



     Quarter Ended       Ask Price - High    Bid Price - Low
     -------------       ----------------    ---------------
     September 30, 1996         7/8                 1/2
     December 31, 1996          7/8                 1/2
     March 31, 1997           25/32                9/16
     June 30, 1997            15/16                9/16
     September 30, 1997       27/32               21/32
     December 31, 1997        29/32                 5/8
     March 31, 1998           27/32               17/32
     June 30 , 1998           31/32                 5/8

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The Company reported a net profit after tax of $400,790 for the year ended June 30,1998 compared to a $324,566 profit for the year ended June 30, 1997.


Results of Operations
Comparison of Fiscal Years Ended June 30, 1998 and 1997

Sales for fiscal 1998 were $4,815,518 compared to $4,157,472 for the prior year, or a 16% increase of $658,046. The increase was due primarily to additional sales as a result of new product lines. The Company has also begun to utilize fully automated test and automatic assembly equipment and has redesigned certain of its products to take advantage of the more cost effective surface mount manufacturing technologies.

Gross profit margins were 40.8 % and 38.7% for the twelve month periods ended June 30, 1998 and 1997. This reflects the Company's committment to manufacturing its products in a more efficient manner, as well as close cost containment.

Operating expenses for fiscal 1998 were approximately $1,329,000 compared to $1,188,000 or a increase of $141,000. Of this increase,research and development expenses accounted for approximately $25,000. This increase reflects the Company's ongoing design efforts including upgrading existing designs and completing design of certain unfinished models of the standard power supply products. These efforts also include modifications in order to improve manufacturing efficiency. Additional efforts are contemplated to continue design of the MC series high density power supply. The remaining $ 116,000 consists of numerous overhead items, but primarily a $61,000 increase in sales expenses. Of this amount, sales commissions were $16,000 and advertising was $45,000.

Interest expense decreased approximately 3% due to decreased borrowing levels. During the past twelve month period the Company has reduced total debt by $168,153. The Company will now be required to service its two mortgages on the building and a term loan with a balance of $47,000 as of June 30, 1998 (see Note 7 ). In June 1995 and October 1995 the Company decided to borrow $ 65,000 and $47,500 in order to pay off its remaining equipment leases and to purchase additional new equipment as part of its plan to streamline its operations and to make more of the manufacturing an automatic process rather than labor intensive. Both of these loans were paid off in the year ended June 30, 1998.

Legal expenses of $29,000 for the twelve month period ended June 30, 1998 were for normal ongoing legal matters, compared to $47,000 for the year ended June 30, 1997. The Company has made a settlement on a trademark infringement suit. The settlement is for $105,000 of which $55,000 was collected in the year ended June 30,1996 and the remaining $50,000 was collected during the year ended June 30,1997.

The Company's effective tax rate of 30.3% differs from the statutory tax rate of 34% due principally to the impact of a deferred tax , utilization of federal tax credits and a state income tax provision.

Liquidity and Capital Resources

Total borrowings were $488,358 and $605,680, at June 30, 1998 and 1997, respectively, which represent decreases of $168,153, or 28%, and $123,284 or 17%, for the latest two twelve month periods. As of June 30, 1998 the Company has decreased total debt, accounts payable and accrued expenses by approximately $102,000 . As of June 30,1997 the Company had decreased total debt, accounts payable and accrued expenses by $211,000. During this two year period the Company has built its cash reserves to approximately $430,000 as of June 30, 1998.

During the year ended June 30,1998, the Company increased its cash by about $36,000 through its operating activities primarily from its net income and depreciation.The Company used its cash to purchase equipment of $41,000 and paid down debt by approximately $168,000.

The Company is not aware of any committments or contingencies that are likely to have a material impact on the financial statements.

Due to the Company's current cash resources of $430,000 and its continued profitability the Company does not anticipate a need for additional outside financing.

Year 2000 Issue

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define a specific year. Absent corrective actions, a computer program that has date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions to various activities and operations.

The Company has performed an assessment of major information technology systems and expects that all necessary replacements will be completed in a timely manner to ensure that systems are Year 2000 compliant.

The Company believes the cost of administering its year 2000 compliance plan will not have a material adverse impact on future earnings.

Directors Fees

The Board of Directors meets annually as well as on an interim basis as the need arises. All Directors, with the exception of Mr. Herbert Fischer are paid $ 150 per meeting for their services.

ITEM 7.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company's financial statements and notes thereto, are included in this Report on Form 10-KSB as follows:

                                    Index



     Item                                              Page
                                                      Number
Report of Independent Certified Public Accountants     13
Balance Sheets as of June 30, 1998 and 1997            14
Statements of Income for the Years
  Ended June 30, 1998 and 1997                         15
Statements of Stockholders' Equity for the Years
  Ended June 30,1998 and 1997                          16
Statement of Cash Flows for the Years
  Ended June 30,1998 and 1997                          17
Notes to Financial Statements                          18

ITEM 8.   CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS
          ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable

                                  PART III

ITEM 9.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Incorporated by reference to the Company's 1998 Proxy statement.

ITEM 10.  EXECUTIVE COMPENSATION

Incorporated by reference to the Company's 1998 Proxy statement.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Incorporated by reference to the Company's 1998 Proxy statement.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Incorporated by reference to the Company's 1998 Proxy statement.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K

          (a)  Exhibits

               None.

          (b)  Reports on Form 8-K

               None.

                                 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


          LOGITEK, INC.


                    By: /s/Herbert L. Fischer
                       ------------------------------
                         Herbert L. Fischer
                           President




Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                    /s/  Herbert L. Fischer
                    ---------------------------------
                         Herbert L. Fischer
                           President and
                    Principal Executive Officer

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and
Stockholders of Logitek,Inc.

We have audited the accompanying balance sheets of Logitek, Inc. as of June 30, 1998 and 1997,and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Logitek, Inc. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Marcum & Kliegman LLP



Woodbury, New York
September 4,1998

                                LOGITEK, INC.
                               BALANCE SHEETS
                                                 June 30,
                                             ----------------
ASSETS                                       1998           1997
                                             ----           ----

Current Assets:
Cash and cash equivalents                $429,713       $393,797
Accounts receivable                       676,704        422,549
Inventories                             1,061,103      1,046,082
Prepaid expenses and other current assets  15,332         34,292
Due from officer                                0         30,500
                                       ----------     ----------
    Total Current Assets                2,182,852      1,927,220
Property, Plant, and Equipment, net       680,134        668,861
Deferred income taxes,state                 7,000              0
Goodwill                                   34,441         34,441
Other Assets                               48,695         36,323
                                       ----------     ----------
    TOTAL ASSETS                       $2,953,122     $2,666,845
                                       ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt         $90,525       $145,182
Capitalized lease obligation, current      22,123         11,783
Accounts payable                          324,736        385,882
Accrued expenses and taxes                194,398        154,507
                                       ----------     ----------
    Total Current Liabilities             631,782        697,354
Capitalized lease obligation,
 less current portion                      75,350         50,119
Long-term debt, net of current portion    300,360        398,596
Deferred income taxes payable              52,000         15,380
                                       ----------     ----------
     TOTAL LIABILITIES                  1,059,492      1,161,449
                                       ----------     ----------
COMMITMENTS

STOCKHOLDERS' EQUITY
Common stock, $.01 par value; authorized
 10,000,000 shares; issued 3,600,000
 shares, of which 217,141 and 187,941
 shares are held in treasury,respectively  36,000         36,000
Capital in excess of par value            280,355        280,355
Retained earnings                       1,597,483      1,196,693
                                       ----------     ----------
                                        1,913,838      1,513,048

Less: Treasury stock, at cost              20,208          7,652
                                       ----------     ----------
Total Stockholders' Equity              1,893,630      1,505,396
  TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                 $2,953,122     $2,666,845
                                       ==========     ==========

 The accompanying notes are an integral part of the financial statements.
                               LOGITEK, INC.
                            STATEMENTS OF INCOME
                        For the Years Ended June 30,

                                          1998            1997
                                       ----------     ----------

Net sales                              $4,815,518     $4,157,472
Cost of goods sold                      2,852,002      2,549,797
                                       ----------     ----------
  Gross profit                          1,963,516     1, 607,675
                                       ----------     ----------
Operating expenses:
 Selling                                  352,567        291,034
 General and administrative               730,726        675,343
 Research and development                 245,912        221,180
                                       ----------     ----------
  Total operating expenses              1,329,205      1,187,557
                                       ----------     ----------

  Income from operations                  634,311        420,118
                                       ----------     ----------
Other income (expense):
Interest expense                          (78,882)      (81,300)
Interest income                            19,361         10,748
Other income                                    0         50,000
                                       ----------     ----------
  Total other  expense                    (59,521)      (20,552)
                                       ----------     ----------

  Income before income taxes              574,790        399,566

Income tax  expense                       174,000         75,000
                                       ----------     ----------
  Net income                             $400,790       $324,566
                                       ==========     ==========

Per Share Amounts:
Basic earnings per share                   $.12           $.10
                                           ====           ====
Diluted earnings per common share          $.11           $.09
                                           ====           ====

  The accompanying notes are an integral part of  the financial statements.

                                LOGITEK INC.
                     Statements of Stockholders' Equity
               For the Years Ended June 30,1998 and 1997

                                  Capital
                Common Stock      in Excess Retained   Treasury
                Shares    Amount  of Par    Earnings     Stock   Total
                ------    ------  --------- --------   --------  ----------

Balance at
 July 1,1996   3,424,000  $36,000  $280,355  $872,127  $(5,500)  $1,182,982

Net earnings                                  324,566               324,566

Purchase of
 Treasury Stock  (11,941)                                (2,152)    (2,152)
               ---------  -------  ------------------  --------  ----------

Balance at
 June 30,1997  3,412,059  $36,000  $280,355$1,196,693   $(7,652) $1,505,396
Net earnings                                  400,790               400,790

Purchase of
  Treasury Stock (29,200)                               (12,556)   (12,556)
               ---------  -------  ------------------  --------  ----------

Balance at
 June 30,1998  3,382,859  $36,000  $280,355$1,597,483  $(20,208) $1,893,630
               =========  =======  ==================  ========  ==========


 The accompanying notes are an integral part of the financial statements

                               LOGITEK, INC.
                          STATEMENTS OF CASH FLOWS
                        For the Years Ended June 30,

                                             1998           1997
                                             ----           ----
Cash Flows from Operating Activities:
Net income                               $400,790       $324,566
                                        ---------      ---------
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation                               80,978         91,441
(Increase) decrease in operating assets:
Accounts receivable                      (254,155)      (93,748)
Inventories                               (15,021)      (28,008)
Prepaid expenses and other current assets  18,960          (351)
Other assets                              (12,372)       (3,212)
Increase (decrease) in operating liabilities:
Accounts payable                          (61,146)      (78,007)
Accrued expenses and taxes                 70,391       (12,054)
Deferred income taxes payable              29,620          9,000
                                        ---------      ---------
 Total adjustments                       (142,745)     (114,939)
                                        ---------      ---------
   Net cash provided by operating activities258,045 209,627 Cash Flows from Investing Activities
Purchases of property,plant and equipment (41,420)      (39,373)
                                        ---------      ---------
   Net cash used in investing activities  (41,420)      (39,373)
                                        ---------      ---------
Cash Flows from Financing  Activities:
Repayment of long-term debt              (168,153)     (148,284)
Proceeds from long-term debt                    0        25,000
Purchase of treasury stock                (12,556)       (2,152)
   Net cash used in financing activities (180,709)     (125,436)
                                        ---------      ---------
Net increase  in cash and equivalents      35,916         44,818
Cash and cash equivalents, beginning of year393,797      348,979
                                        ---------      ---------
Cash and cash equivalents, end of  year  $429,713       $393,797
                                        =========      =========
SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION
  Cash paid during the years for:
   Interest                               $68,966        $72,400
                                        =========      =========
   Income taxes                          $174,000        $75,000
                                        =========     =========2

                 Noncash Investing and Financing Activities
During the year ended June 30,1998, a lease payable of $50,831 was incurred when the Company purchased equipment. During the year ended June 30, 1998 an advance to the Company president was written off against a bonus payable to him which was accrued for at June 30, 1998. During the year ended June 30, 1997 a lease payable of $23,695 was incurred when the Company purchased equipment.

   The accompanying notes are an integral part of the financial statements
                               LOGITEK, INC.
                       Notes to Financial Statements
NOTE 1 -  Description of Business and Summary of Significant Accounting
          Policies:

Description of business:

Logitek, Inc. ("the Company") is engaged in the design, development and production of electronic power monitoring equipment and electronic power supplies. The Company sells its products and provides services to domestic customers, and to a lesser extent to international customers, and to the United States government.

Accounts Receivable

Accounts receivable have been adjusted for all known uncollectible accounts. An allowance for doubtful accounts is not provided since, in the opinion of management, all accounts recorded on the books are deemed collectible.

Revenue recognition:

The Company recognizes sales when merchandise is shipped. For contracts subject to Department of Defense regulations, the Company recognizes revenue when the earnings process is deemed completed.

Inventories:

Inventories are carried at the lower of cost (based on a moving average) or market.

Property,plant and equipment and depreciation:

Property, plant and equipment is recorded at cost. Expenditures for major renewals and betterments to property and equipment are capitalized, and expenditures for maintenance and repairs are charged to operations as incurred. When assets are retired or otherwise disposed of, their cost and related accumulated depreciation are eliminated from the accounts. Any resulting gain or loss is reflected in income. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, which are as follows:
         Buildings and improvements               15 to 31.5 years
         Machinery and equipment                   5 to  7 years
         Furniture and fixtures                    5 to  7 years
         Automobiles                               5 years
Goodwill:

Goodwill that arose from a 1969 acquisition, is being reviewed by management as to its continuing value. The Company believes its value has diminished in recent years and is contemplating writing this off to earnings in the near term.

                                LOGITEK,INC.
                        Notes to Financial Statements
Note 1 -  Description of Business and Summary of Significant Accounting
          Policies
Income Taxes:

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.
Tax credits are accounted for on the flow-through method.

Research and development costs:

Research and development costs are expensed as incurred.

Cash and cash equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. At June 30, 1998 and June 30, 1997 the Company has cash deposits in banks in excess of the maximum amount insured by the Federal Deposit Insurance Corp.

Net earnings per common share:

In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128"), which establishes standards for computing and presenting earnings per share. The new standard replaces the presentation of primary earnings per share prescribed by Accounting Principles Board Opinion No. 15 "Earnings per Share" ("APB 15"), with a presentation of basic earnings per share and also requires dual presentation of basic and diluted earnings per share on the face of the statement of operations for all entities with complex capital structures. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed similarly to fully diluted earnings per share pursuant to APB 15. The Company adopted SFAS 128 in the fourth quarter of fiscal 1998 and has restated the prior period in its financial statements.

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding, which were 3,407,192 at June 30,1998 and 3,423,730 at June 30,1997. Diluted earnings per share are based on the weighted-average number of shares of common stock adjusted for the effects of assumed exercise of options under the treasury stock method,

                                LOGITEK,INC.
                                Notes to Financial Statements
Note 1 -  Description of Business and Summary of Significant Accounting
          Policies
Net earnings per share-continued

which were as follows:  3,595,166 at June 30,1998 and 3,676,394 at June
30,1997.

The following is a reconciliation of the earnings per share calculations for the years ended June 30, 1998 and 1997:
                                           1998           1997
                                           ----           ----
Basic Earning per share computation
    Numerator                            $400,790       $324,566
                                         --------       --------
    Denominator:
       Common shares outstanding        3,407,192      3,423,730
                                        ---------      ---------
    Basic earnings per share               $  .12         $  .10
                                           ======         ======

Diluted earnings per share computation
    Numerator                            $400,790       $324,566
    Denominator:
       Common shares outstanding        3,407,192      3,423,730
       Options                            187,974        252,664
                                          -------        -------
       Total shares                     3,595,166      3,676,394
                                        ---------      ---------
     Diluted earnings per share            $  .11         $  .09
                                           ======         ======

Use of Estimates in the Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liablilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs

Advertising costs are expensed as incurred.

Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts receivable and accounts payable. Due to the short-term nature of these instruments, the fair value of these instruments approximate their recorded value. The Company has long term debt which it believes is stated at estimated fair market value.

                                LOGITEK ,INC.
                        Notes to Financial Statements
Note 1 -  Description of Business and Summary of Significant Accounting
          Policies
Stock - Based Compensation

In October 1995, Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 123"Accounting for Stock Based Compensation"("SFAS No. 123"). SFAS No. 123 requires compensation expense to be recorded (i)using the new fair value method or (ii)using existing accounting rules prescribed by Accounting Principles Board Opinion No.25,"Accounting for Stock Issued to Employees"("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method.The Company intends to continue to account for its stock based compensation plans in accordance with the provision of APB 25.Had the Company elected to recognize compensation costs based on the fair value of the options at the date of grant as prescribed by SFAS No. 123,there would be no material effect from that recognized under APB 25 for the years ended June 30,1998 and 1997.

Recently Issued Statements of Financial Accounting Standards

In June 1997, the Financial Accounting Standards Board issued two new disclosure standards. Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income"("SFAS 130") establishes standards for reporting and display of comprehensive income.

Among other disclosures, SFAS 130 requires that all items that are required to be recognized as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for the way that public enterprises report information about operating segments. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. SFAS 131 requires separate disclosures for different operating segments.

Both of these new standards are effective for financial statements for periods beginning after December 15,1997 and require comparative information for earlier years to be restated. The Company does not expect that adoption of these standards will significantly impact its financial statements.

In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132") which standardizes the disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS 132 is not expected to significantly impact the Company's financial statements.

                                LOGITEK, INC.
                        Notes to Financial Statements

NOTE 2 - Inventories

Inventories consist of the following:



                                                June 30,
                                               ---------
                                           1998            1997
                                           ----            ----
Raw materials                            $547,117       $505,280
Work-in-process                           347,760        326,954
Finished goods                            166,226        213,848
                                          -------        -------
  Total                                $1,061,103     $1,046,082
                                       ==========     ==========

Note 3 - Property, Plant and Equipment

Property, plant and equipment consists of the following:

                                                 June 30,
                                                ---------
                                            1998           1997
                                            ----           ----
Land                                     $78,000        $78,000
Buildings and improvements               802,850        802,850
  Machinery and equipment              1,243,153      1,150,902
  Furniture and fixtures                 142,876        142,876
  Automobiles                             68,988         68,988
    Total                              2,335,867      2,243,616
  Less: Accumulated Depreciation     (1,655,733)     (1,574,755)
  Property Plant and Equipment, Net      680,134        668,861

(a) Depreciation expense charged to operations was $ 80,978 and $ 91,441 for the years ended June 30, 1998 and June 30,1997,respectively.
(b) The cost of equipment under a capital lease and accumulated depreciation on these assets was $ 122,646 and $ 25,930, respectively, at June 30,1998, $72,646 and $11,994 respectively at June 30,1997.

NOTE 4-Related Party Transactions

The Company had an uncollateralized loan receivable from its president and principal shareholder. The loan balance of $30,500 of June 30,1997 was paid in full during June 1998.

NOTE 5-Other Assets

Included in Other Assets is $39,390 and $36,024 of restricted cash as of June 30, 1998 and 1997, respectively, which is held as collateral for the mortgage payable to Long Island Development Corp. (See Note 7).

                                LOGITEK, INC.
                        Notes to Financial Statements
NOTE 6 - Leases
Capitalized lease obligation
During the years ended June 30,1998 and June 30,1997 the Company obtained equipment under capital leases expiring in February 2003 and March 2002 respectively. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives. As of June 30, 1998,future minimum lease payments under all capital leases are:
          Year ending
          June 30,                                          Amount
          ------                                            ------
             1999                                        $  22,123
             2000                                           25,339
             2001                                           26,770
             2002                                           16,751
             2003                                            6,490
                                                            ------
Total capitalized lease payments                            97,473
Less: current portion                                       22,123
                                                            ------
Total capitalized lease payments,net of
      current portion                                    $  75,350
                                                            ======



Operating leases

The Company leases certain equipment to support its manufacturing and test capabilities and certain office equipment. Such leases expire through June 2000. Rent expense for the years ended June 30, 1998 and 1997 was $5,252 and $5,252 respectively. Future minimum rental payments under noncancelable operating leases as of June 30,1998 are as follows:

               Year Ending
               June 30,            Amount
               -------             ------
               1999                $5,252
               2000                 3,532
               Total               $8,784
                                   ======

                                LOGITEK,INC.
                        Notes to Financial Statements

NOTE 7 - Long-Term Debt
Long-term debt consists of the following:

                                                             June 30,
                                                             -------
                                                         1998         1997
                                                         ----         ----
Mortgage payable to NY Job Development
   Authority (JDA) in monthly installments
   of $2,656 including interest (8.25%  at
   June 30, 1998 and 1997) through June 2004,
   collateralized by restricted cash, building and
   improvements with a net book value of
   approximately $406,822 (a)                  $     135,632    $  154,340
Mortgage payable to Long Island
   Development Corp. (LIDC) in monthly
   installments of $4,427, including
   interest at 14.296% through June 2004,
   subordinate to the JDA mortgage,
   collateralized by restricted cash, land,
   building and improvements with a net
   book value of $406,822  (b)                        208,253       229,340
Notes payable to a bank in monthly installments in the
 aggregate amount of $ 3,125 plus interest at 1.5%             above prime
through October 1998, collateralized by
 a secondary lien on all assets
 of the Company (d)                                         0        44,098
Term loan payable to bank (c)                          47,000       116,000
                                                    ---------     ---------
Total debt                                            390,885       543,778
Less: Current Portion                                 (90,525)    (145,182)
                                                    ---------     ---------
Total Long term debt                                 $300,360      $398,596
                                                    =========     =========

(a) Interest rate varies in response to market conditions. This mortgage is guaranteed by the U.S. Small Business Administration. The loan contains restrictive convenants including default if the Company defaults on any superior debt.
(b) This mortgage is personally guaranteed by the Company's president and principal stockholder. The mortgage contains restrictive covenants which include, among others, limiting property, plant and equipment additions in each year, obtaining written consent of the lender prior to incurring additional financing obligations and prior to transferring ownership of common stock belonging to the Company's president and principal stockholder. The mortgage is subordinated to the JDA mortgage.
(c) The term loan payable to bank requires monthly principal payments of $5,750 plus interest at 2% above the bank's prime rate ( 8.25% at June 30, 1998) through March 1999. The note is collateralized by accounts receivable, inventory and certain machinery and equipment.
(d) Interest rate varies in response to market conditions.

                                LOGITEK, INC.
                        Notes to Financial Statements

Note 7-Long Term Debt -Continued

Aggregate long-term debt maturities for the five fiscal years subsequent to June 30, 1998 are:

               Year Ending June 30,     Amount
               -------------------      ------
                    1999                $90,525
                    2000                 48,991
                    2001                 55,163
                    2002                 62,134
                    2003                 70,011
                    Thereafter           64,061
                                         ------
                      Total             $390,885
                                        ========

Note 8 - Retirement Plans
The Company has a defined contribution plan for all eligible employees under Internal Revenue Code Section 401(k). The plan states that the Company will provide a matching contribution of up to 25% of the first 3% of a participant's compensation as well as a discretionary payment. The Company has recorded expense associated with the plan of $41,500 and $30,000 for the years ended June 30, 1998 and 1997, respectively.

The Company has an Employee Stock Ownership Plan("ESOP") for the benefit of certain employees. As of June 30,1998 all shares in the ESOP have been earned and assigned to the respective employee's accounts. There is no expense associated with this plan for the years ended June 30, 1998 and 1997.

Note 9 - Income Taxes

The provision  for income taxes is as follows:


                                                Year Ended June 30,
                                                ------------------
                                                   1998       1997
                                                   ----       ----
Deferred : Federal                              $21,000    $ 9,000
         : State                                      0           0
Current  : Federal                              144,000      65,000
         : State                                  9,000       1,000
                                                -------      ------
                                               $174,000    $ 75,000
                                               ========    ========

Deferred income taxes result from temporary differences in the recognition of expenses for income tax and financial reporting purposes. Such differences result principally from the use for income tax purposes of accelerated depreciation.

                                LOGITEK,INC.
                        Notes to Financial Statements
Note 9-Income Taxes - Continued

The Company recognizes deferred tax assets or liabilities for the future tax consequences of events that have been recognized in its financial statements or tax returns. Accordingly, the Company has recorded a net deferred tax liability for the increase in income taxes payable in future years related to accumulated depreciation and inventory reserve.

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax (assets) liabilities:


                                1998       1997
Federal                       $ 52,000  $ 15,380
New York State                  (7,000)        0
                              --------  --------

   Net deferred tax liability $ 45,000  $ 15,380

Income taxes were different from the amount computed by applying the federal statutory tax rate to income before income taxes due to the following:

                                    1998      1997
Statutory rate                      34.0      34.0
State income taxes
State income taxes
(net of federal benefit)            1.1        3.0
Income tax credits                 (5.8)      (20.5)
Net change in items
giving rise to  deferred taxes       .7        2.3
                                   ----      -----
Effective rate                     30.0       18.8
                                   ====      =====


Note 10 - Stock  Options

The following options were granted, under a nonqualified stock option plan, during the years ended June 30, 1998 and June 30,1997. All options as of June 30, 1998 were exercisable for a total exercise price of $236,780.


                                                         RANGE OF
                                          SHARES  EXERCISE PRICE
                                          ------   --------------

Balance June 30,1996                      396,000            $.25
    Granted June 30,1997                   10,000            $.50
Balance June 30,1997                     406,000
    Granted June 30,1998                  225,000    $.70-$.81
    Expired June 30,1998                 (125,000)           $.25
                                          -------
Balance June 30,1998                      506,000
                                          =======

                                LOGITEK, INC.
                        Notes to Financial Statements

Note 10 Stock Options -Continued

The exercise price of the options were set at fair market value on the date of grant. As of the balance sheet date no options have been exercised. All of the options, with the exception of a 250,000 share option held by a major shareholder, are exercisable no sooner than over five years, due to an annual limit of 20%. These remaining options are held by various employees and members of the board of directors.

Note 11 - Major Customers

During the year ended June 30,1998 the Company sold a substantial portion of its merchandise to four customers. Net sales to these customers were approximately $ 1,079,000(22%),$789,000 (16%) $368,000(8%) and 337,000(7%) .
At June 30,1998 amounts due from these customers and included in accounts receivable were $63,825, $129,450, $0 and $20,856,respectively.

During the year ended June 30,1997, the Company sold a substantial portion of its merchandise to three customers. Net sales to these customers accounted for $575,000 (14%) , $868,000 (21%) and $ 933,000 (22%) At June 30,1997
amounts due from these customers were $37,809,$59,545 and $110,769,respectively.

Note 12 - Treasury Stock

During the years ended June 30,1998 and 1997 the Company acquired 11,941 and 29,200 shares of treasury stock for $2,152 and $12,556 , respectively. The treasury stock was recorded at cost.


Auditors
Marcum & Kliegman LLP
Certified Public Accountants & Consultants
130 Crossways Park Drive
Woodbury , N.Y. 11797


Transfer Agent
Continental Stock Transfer
& Trust Co.
2 Broadway
New York, N.Y. 10004

Form 10-KSB or additional information about the Company
Stockholders and others interested in obtaining additional information about the Company may do so by writing or calling Logitek, Inc., 101 Christopher Street., Ronkonkoma, N.Y. 11779, (516) 467-4200. The Form 10-KSB Annual Report will be furnished without charge.


Affirmative Action Policy
It is the policy of Logitek, Inc. that all employees will be judged on the basis of qualifications and ability, without regard to age, sex, race, creed, color or national origin, in all personnel actions. No employee or applicant for employment will receive discriminatory treatment because of physical or mental handicap in regard to any position for which the employee or applicant is qualified.


Annual Stockholders' Meeting
The annual meeting of stockholders will be held at offices of Logitek, Inc., 101 Christopher Street., Ronkonkoma, N.Y. 11779 on November 23, 1998 at 6:00 P.M.

                                 APPENDIX E

                                 Form 10-QSB
                                                                    CONFORMED
                     Securities and Exchange Commission
                           Washington, D.C. 20549

(Mark One)
      [X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

         For the quarterly period ended   March 31, 1999
                                        -----------------
                                     OR

      [  ]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

           For the transition period from  ______________________

            Commission File Number        0-15545
                                        ------------

                           Logitek, Incorporated
                         ---------------------------
           (Exact name of registrant as specified in its charter)


                        New York                   No. 11-2203507
                     -------------                ----------------
           State or other jurisdiction of         (I.R.S Employer
           incorporation or organization          Identification No.)


                 101 Christopher St., Ronkonkoma, N.Y. 11779
                ---------------------------------------------
              (Address of principal executive offices and ZIP Code)


Registrant's Telephone Number, including area code     516-467-4200
                                                       -------------


Securities registered pursuant to Section 12(g) of the Act:

 Common Stock, $.01, par value                  None
 -----------------------------     -----------------------------------------
     Title of Class                Name of each exchange on which registered

Check whether the issuer (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2)has been subject to such filing requirements for the
past 90 days.  Yes  X   No
               ------   --

As of November 1, 1998, their were 3,375,731 shares of common stock outstanding.

                                LOGITEK, INC.

                       Quarterly Report on Form 10-QSB


                                    INDEX


                                                                       Page #
Part 1:   FINANCIAL INFORMATION
Item 1.   Financial Statements
          Balance Sheets as of March 31, 1999 and June 30, 1998             3

          Statements of Operations and Retained Earnings for
          the Nine and Three Months Ended March 31, 1999 and 1998           4

          Statements of Cash Flows for the Nine and Three Months
          Ended March 31, 1999 and 1998                                     5

          Notes to Financial Statements                                     6

Item 2.   Management's Discussion and Analysis of Financial Condition
          and Results of Operations                                         7

Part II:  OTHER INFORMATION

Item 4.   Submission of Matters to a Vote of Security Holders

Item 6.   Exhibits and Reports on Form 8-K

            a)  Exhibits                                                    9
            b)  Reports on Form 8-K                                         9

Signatures                                                                 10

                            FINANCIAL STATEMENTS
                                LOGITEK, INC
                               BALANCE SHEETS

                                                    March 31,      June 30,
ASSETS                                                1999           1998
                                                    ---------     ---------
Current Assets:                                            (unaudited)
  Cash                                               $393,526      $429,713
  Accounts Receivable                                 599,557       676,704
Inventories (Note 2)                                1,123,604     1,061,103
 Prepaid expenses and other                            37,988        15,332
                                                   ----------     ---------
  Total Current Assets                              2,154,675     2,182,852
Property and equipment, less
    accumulated depreciation                          614,434       680,134
Other Assets:
Deferred Income Taxes, State                            7,000         7,000
  Goodwill                                             34,441        34,441
  Other                                                41,585        48,695
                                                   ----------    ----------
    Total Assets                                    2,852,135     2,953,122
                                                   ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Current portion of debt
$122,597
  Current portion of debt                             $47,395       $90,525
  Capitalized lease obligation                         24,405        22,123
  Accounts payable                                    265,475       324,736
  Accrued expenses                                    119,829       194,398
     Total current liabilities
457,104631,782
Capitalized lease obligation,less current portion      57,481        75,350
Long-term debt, less current maturities               265,093       300,360
Deferred income taxes                                  52,000        52,000
                                                   ----------    ----------
  Total Liabilities                                   831,678     1,059,492
STOCKHOLDERS' EQUITY
  Common stock, $.01 par value; authorized
   10,000,000 shares; issued 3,600,000 shares          36,000        36,000
  Capital in excess of par value                      280,355       280,355
  Retained earnings                                 1,724,310     1,597,483
                                                   ----------    ----------
  Sub-total                                         2,040,665     1,913,838
  Less:
    Treasury shares, at cost, 176,000 shares          (20,208)     (20,208)
                                                   ----------    ----------
      Total stockholders' equity                    2,020,457     1,893,630
                                                   ----------    ----------
    Total liabilities and stockholders' equity     $2,852,135    $2,953,122
                                                   ==========    ==========


                   See notes to the financial statements.

                                LOGITEK, INC
               STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
         For the Three and Nine Months Ended March 31, 1999 and 1998
                                 (Unaudited)



                           Three Months Ended         Nine Months Ended
                                 March 31                 March 31,
                         ----------------------     ----------------------
                            1999        1998           1999       1998
                         ----------  ----------     ----------  ----------
Net sales                $1,002,260  $1,249,888     $3,313,114  $3,560,150
Cost of goods sold          678,099     703,348      2,106,039   2,112,834
                         ----------  ----------     ----------  ----------
  Gross profit              324,161     546,540      1,207,075   1,447,316

Operating expenses:
  Selling                    66,575      84,928        259,219     249,841
  General and
   administrative           183,606     203,770        533,021     554,889
  Research and
   development               53,638      52,834        204,748     130,754
                         ----------  ----------     ----------  ----------
  Total operating
   expenses                 303,819     341,532        996,988     935,484

Income (loss) from
 operations                  20,342     205,008        210,087     511,832

Other (income) expense:
  Interest expense, net      17,156      11,899         48,263      40,464
  Legal settlement
   (Note 4)                    0           0              0            0
                         ----------  ----------     ----------  ----------
Total other (income)
 expense                     17,156      11,899         48,263      40,464

Income (loss) before
 provision for income
 taxes                        3,186     193,109        161,824     471,368

Provision for income
 taxes (Note 3)                 0        70,000         35,000     184,000
                         ----------  ----------     ----------  ----------
Net income (loss)             3,186     123,109        126,824     287,368

Retained earnings,
 beginning of period        740,826     568,165        612,152     517,919
                         ----------  ----------     ----------  ----------
Retained earnings,
 end of period            1,724,310    1484,059      1,724,310   1,484,059
                         ==========  ==========     ==========  ==========
Per share amounts
Net income (loss)            $0.00       $0.03          $0.04       $0.08

                             =====       =====          =====       =====

Weighted average shares
  outstanding             3,375,731   3,412,059      3,375,731   3,412,059
                         ==========  ==========     ==========  ==========

                     See notes to financial statements.
                               LOGITEK, INC.
                          STATEMENTS OF CASH FLOWS
         For the Nine and Three Months Ended March 31, 1999 and 1998
                                 (Unaudited)

                           Three Months Ended         Nine Months Ended
                                 March 31                 March 31,
                         ----------------------     ----------------------
                            1999        1998           1999       1998
                         ----------  ----------     ----------  ----------

Net income (loss)            $3,186    $123,109       $126,824    $287,368
Adjustments to reconcile
 net income (loss) to
 cash provided (used)
 by operations:
   Depreciation              21,900      23,250         65,700      69,750
   Accounts receivable       26,278     150,981         77,147   (138,413)
   Inventories              (2,500)      30,500       (62,501)      20,289
   Prepaid expenses and other(4,910)     13,517       (22,651)      14,973
   Other assets               5,915     (4,241)          7,110     (3,333)
   Accounts payable       (101,809)    (76,039)       (59,261)   (104,064)
   Accrued expenses        (19,774)      85,159       (74,569)     109,955
   Deferred taxes              0         10,000           0         50,000
                           --------    --------       --------    --------
 Total adjustments         (74,900)     233,127       (69,025)      19,157
Net cash provided (used)
   by operating activities (71,714)     356,236         57,799     306,525
                           --------    --------       --------    --------

Cash flows from
 investing activities:
   Acquisition of equipment   0      (25,992)             0       (25,992)
                           --------    --------       --------    --------
Net cash provided by
  investing activities        0      (25,992)             0       (25,992)
                           --------    --------       --------    --------

Cash flows from financing
 activities:
  Repayment of long-term
   debt                    (24,740)    (38,137)       (78,397)   (109,742)
  Capitalized lease
   obligation               (1,871)     (6,245)       (15,589)    (16,782)
                           --------    --------       --------    --------
Net cash (used) by
 financing activities     (26,611)     (44,382)       (93,986)   (126,524)
                           --------    --------       --------    --------

Net increase (decrease)
 in cash                   (98,325)     285,862       (36,187)     154,009
Cash, beginning of period   491,851     261,944        429,713     393,797
                           --------    --------       --------    --------


Cash, end of period        $393,526    $547,806       $393,526    $547,806
                           ========    ========       ========    ========

Supplemental disclosures:
  Cash paid for:
    Interest                $17,156     $11,899        $48,263     $40,464
                           ========    ========       ========    ========

                     See notes to financial statements.

                               LOGITEK, INC.
                       Notes to Financial Statements
Note 1 - Basis of Presentation

The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and reflect all adjustments which are, in the opinion of management, necessary to present fairly the information required therein. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB filed with the Securities and Exchange Commission for the year ended June 30, 1998.

The results of operations for the three and nine months ended March 31, 1999 are not necessarily indicative of the results of operations to be expected for the full year.

NOTE 2 - Inventories
Inventories consisted of the following:

                                    March 31,      June 30,
                                       1999          1998
                                   ----------     ----------
     Raw materials                   $609,618       $547,117
     Work-in-process                  347,760        347,760
     Finished goods                   166,226        166,226
                                   ----------     ----------
           Total                   $1,123,604     $1,061,103
                                   ==========     ==========

For the three and nine months ended March 31,1999 the Company used the gross profit method to calculate ending inventory values.

Note 3 - Provision for Income Taxes
Income taxes were different from the amounts computed by applying the federal income tax rate to the income before taxes due to the following:

                         Three Months Ended  Nine Months Ended
                         ------------------  -----------------
                         3/31/99   3/31/98   3/31/99   3/31/98
                         -------   -------   --------  -------
Statutory rate            34%       34%       34%       34%
State income taxes,
 net of federal
 tax benefit               2         4         2         4
Deferred Tax Provision     0         6         0        10
General business credit  (36)       (8)      (14)       (9)
                         ----      ----      ----      ----
Effective tax rate        00%       36%       22%       39%
                         ====      ====      ====      ====

                                   ITEM 2
              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS

The following table presents selected financial information for the periods March 31, 1999 and 1998, respectively.


                         Three Months Ended     Nine Months Ended
                         ------------------     -----------------
                             March 31,               March 31,
                           1999       1998        1999        1998
                         ---------- ----------  ----------  ----------

Net sales                $1,002,260 $1,249,888  $3,313,114  $3,560,150
Gross profit               $324,161   $546,540  $1,207,075  $1,447,316
Gross margin                  32.3%      43.7%       36.4%       40.7%
Operating expenses         $303,819   $341,532    $996,988    $935,484
Legal settlement income       -          -           -           -
Net income (loss)            $3,186   $123,109    $126,824    $287,368

General

Logitek, Inc. (the "Company") reported a profit of $126,824 for the nine months ended March 31, 1999 versus a profit of $287,368 for the prior year
period.   For the quarter ended March 31, 1999 the Company reported a profit of $3,186 compared to a profit of $123,109 for the prior year quarter.

Results of Operations

Net sales for the first nine months of fiscal 1999 were $3,313,114 compared to $3,560,150 or a decrease of $247,036. Net sales for the quarter ended March 31, 1999 were $1,002,260 compared to $1,249,888 or an decrease of $247,628.

Gross profit decreased to 36.4% in the current nine month period compared to 40.7% for the prior year. This decrease is attributable to decreased sales with similar manufacturing overhead.

Operating expenses for the nine months ended March 31, 1999 increased $61,504. This occurred as a result of additional general and administrative overhead incurred.

Liquidity

As of March 31, 1999 and June 30, 1998 the Company had cash on hand of $393,526 and $429,713, respectively; and, as of March 31, 1999 the Company's current ratio was 4.71 compared to 3.46 as of June 30, 1998. Total borrowings were $394,374 at March 31, 1999, and $ 488,358 at June 30, 1998.
This represents a decrease of $93,984.

The Company does not anticipate any new borrowings, however, if the need arises to purchase equipment in its continuing effort to modernize its manufacturing capability it is the Company's intention to lease such equipment rather than purchase in order to conserve as much cash as possible.

                         PART II - OTHER INFORMATION

Item 4.   Exhibits and Reports on Form 8-K


         a) Exhibits- There are no exhibits being filed with this report

         b) Reports on Form 8-K

               On March 30,1999 Logitek announced that it had entered into an Agreement and Plan of Merger dated March 29,1999(the "Merger Agreement") with Herbert L. Fischer, solely in his capacity as trustee of, and on behalf of , the trust forming a part of the Logitek's Employee Stock Ownership Plan, North Atlantic Instruments, Inc., a New York corporation ( "North Atlantic ") and NAI, Inc., a New York corporation and wholly owned subsidiary of North Atlantic (" Merger Sub").
              Pursuant to the Merger Agreement, Merger Sub will be merged with and into Logitek with Logitek continuing as the surviving corporation and becoming a wholly owned subsidiary of North Atlantic. Each shareholder of Logitek, at the effective time of the merger, will receive $.915 per share , in cash , without interest, subject to adjustment based on the net worth of Logitek, in accordance with the provisions of the Merger Agreement. Consumnation of the merger is subject to the approval of the shareholders of Logitek and to certain specified closing conditions.

                                 SIGNATURES



Pursuant to the requirements of The Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                             LOGITEK, INC.
                                             ------------
                                              Registrant






     Date:            5/12/99      By:_______________________
                                       Herbert L. Fischer
                                         President and
                                      Chief Executive Officer

                                 APPENDIX F

                  CONSULTING AND NON-COMPETITION AGREEMENT


     Agreement (the "Agreement"), made as of the 29th day of March, 1999, between North Atlantic Instruments, Inc. ("Parent"), a New York corporation with an address at 170 Wilbur Place, Bohemia, New York 11716 and Herbert Fischer ("Fischer"), an individual with an address at 16 Lyme Lane, East Hampton, New York 11937.

                              R E C I T A L S :

     1. It is anticipated that NAI., Inc., a wholly owned subsidiary of the Parent, will be merged with and into Logitek, Inc. (the "Company") pursuant to an Agreement and Plan of Merger (the "Merger Agreement").

     2. Fischer is an officer, shareholder and key employee of the Company who has performed extremely valuable services for the Company.

     3. Following consummation of the transactions contemplated by the Merger Agreement, the Parent desires to continue to have available to the Company the services of Fischer on an uninterrupted basis with respect to the business conducted by the Company (the "Business") and Fischer is willing to make such services available to the Company on the terms and conditions contained herein, all to take effect as of the date of the consummation of the transactions contemplated by the Merger Agreement (the "Merger Date").

     NOW, THEREFORE, the parties hereto agree as follows:

     1. (a) Effective as of the Merger Date, the Parent will retain Fischer, and Fischer hereby agrees to be retained by the Parent, as a general advisor and consultant to the Company, for a period of four (4) years from the Merger Date (the "Consulting Term"), in accordance with the terms and conditions of this Agreement. During the Consulting Term, Fischer shall perform such consultative and advisory duties as may be requested of the Consultant, subject to clause (b) of this Section 1, from time to time by the President/Chief Executive Officer or Board of Directors of the Company which duties shall relate solely to providing advice on methods to enhance the profitability of the Company with respect to the Business and the general operation of the Company as it relates to the Business. Fischer and the Company agree that Fischer will not have any authority to bind or act on behalf of the Company or any of its affiliates.

          (b) It is agreed by the Parent and Fischer that Fischer shall not be obligated to devote more than (i) thirty (30) hours in each seven day period for the first four (4) months of the Consulting Term; (ii) twenty (20) hours in each seven day period for the next ensuing eight (8) months of the Consulting Term; or (iii) ten (10) hours in each seven day period for the remainder of the Consulting Term.

          (c) It is specifically agreed by the Parent and Fischer that, in the performance of the services hereunder, Fischer shall (i) receive from the Company reasonable advance notice of the times when Fischer's services will be needed, (ii) report to and be responsible only to the President/Chief Executive Officer of the Company or such officers of the Company as are designated to Fischer by the President/Chief Executive Officer of the Company, and (iii) not be required to render services hereunder other than in the State of New York, unless otherwise agreed by Fischer on a per-assignment basis. The Parent acknowledges and agrees that Fischer will be unavailable in each year for an aggregate period of four (4) weeks for personal business and vacation.

     2. (a) In consideration of the consulting services to be rendered by Fischer herein at Paragraph 1, the Parent hereby agrees to pay to Fischer, and Fischer agrees to accept, the following consulting fee:

               (i) an aggregate of $250,000 for the first twelve (12) month period; such amount to be paid in twelve (12) monthly installments, each in the amount of $20,833.33, commencing on the thirtieth
          (30th) day following the Merger Date and on each thirtieth (30th) day thereafter until twelve (12) such payments have been made; and

               (ii) an aggregate of $366,610 over the next thirty-six (36) months; such amount to be paid in thirty-six (36) monthly installments, each in the amount of $10,183.61, commencing on the thirtieth (30th) day following the last payment pursuant to Section 2(a)(i) above and on each thirtieth (30th) day thereafter until thirty-six (36) such payments have been made.

          (b) In addition, for the first twelve (12) months of the Consulting Term only, in order to perform the services hereunder for such twelve (12) month period, the Parent shall pay Fischer's monthly automobile payments (in an amount not to exceed $650 per month) and the cost of automobile insurance in connection therewith (in an amount not to exceed $1,200 per year).

          (c) In addition to the foregoing, for the first twelve (12) months of the Consulting Term only, the Parent shall reimburse Fischer for the amount paid by Fischer for continued medical coverage pursuant to the COBRA laws (in an amount not to exceed $700 per month) and shall reimburse Fischer for reasonable business expenses in connection with the performance of his duties hereunder (in an amount not to exceed $25,000 in the aggregate); provided, however, that Fischer shall have provided the Parent with reasonable documentation evidencing such expenses. It is agreed that the Parent shall not be obligated to pay the benefits set forth in this Section 2(c) following the expiration of the first twelve (12) months of this Agreement.

     3. (a) Fischer agrees that he has occupied a position of trust with respect to the Company and its valuable business relationships with its customers and that he has had and will have direct access not only to the customers but also knowledge of its purchasing requirements and prices charged by the Company, as well as other confidential information regarding the Company. Fischer further agrees that such access and knowledge constitutes a valuable trade secret, and has been and is only being made available to Fischer so that Fischer could and can better serve the Company and its customers, but that such knowledge would also be of significant benefit to Fischer if Fischer were to compete with the Company for its business. Fischer further agrees and understands that the Company does not wish Fischer to use his special position of trust to the detriment of the Company. Accordingly, in consideration of the foregoing, during the Consulting Term and for a period of eighteen (18) months from the expiration thereof (the "Non-Compete Term"), unless on behalf of the Company, Fischer shall not, directly or indirectly, alone or as a member, employee, agent, officer, director, stockholder, consultant, advisor or investor of any corporation, partnership or other person or entity, (i) engage in business with any customers or clients of the Company, or any of its present or future affiliates, now existing or hereafter obtained; or (ii) engage in any business which competes with the business conducted by the Company, or any of its present or future affiliates; (iii) solicit, interfere with or endeavor to entice away from the Company, or any of its present or future affiliates, any customers or clients or any person, firm, company, partnership, corporation or entity in the habit of dealing with the Company, or any of its present or future affiliates; or (iv) interfere with or entice away any employee of the Company, or any of its present or future affiliates.

          (b) Fischer agrees that, from and after the Merger Date, he shall not, directly or indirectly, use any confidential or proprietary information concerning the Company, or its affiliates, or directly or indirectly, disclose any confidential or proprietary information concerning the Company, or its affiliates, to (i) any person outside the Company, or (ii) any persons employed by the Company not required to have knowledge of such information in connection with the performance of such person's duties. Confidential and proprietary information means any non-public information of any nature relating to the Company that provides the Company an advantage over competitors who do not have such information and includes, but is not limited to, the Company's trade secrets, patents, designs, technical specifications, product development, business, promotional and strategic plans, customer lists, sales methods and techniques, property, operations, financial results, formulas, pricing, discoveries, computer and training programs, products, employees, customers and suppliers (including the names, addresses or requirements of such customers or suppliers), or business affairs in general. All records, reports, notes, compilations, computer runs, customer and price lists, technical specifications, product development and performance data and copies of such material containing the confidential and proprietary information (the "Documents') which Fischer has received or may receive or produce during his services for the Company are the property of the Company exclusively and will be immediately returned to the Company at any time upon demand. Fischer will at all times treat the Documents as confidential.

          (c) Fischer acknowledges that he enjoys extensive contacts with customers and clients and prospective customers and clients, is known in the industry and has had access to certain confidential and proprietary information of the Company and that any breach by Fischer of the provisions of Section 3 hereof will cause the Company irreparable harm. Accordingly, Fischer expressly agrees that upon any breach or violation of the provisions of Section 3 hereof, the Company shall be entitled, as a matter of right, in addition to, and without limiting, any other rights or remedies it may have, under this Agreement, at law or in equity, to temporary or permanent injunctive relief in any court of competent jurisdiction, without proof as to damages or harm to the Company, and such damages as are provided at law or in equity. Fischer hereby acknowledges and agrees that the restrictive covenants contained in Section 3 of this Agreement, and the geographic reach and duration of such covenants, are reasonable and fully necessary for the protection of the legitimate interests of the Company and its affiliates, and at the same time, are neither harsh nor oppressive to the rights or interests of Fischer nor will such restrictions prevent Fischer from earning a livelihood either before or after termination of this Agreement. In the event that any court of competent jurisdiction determines that the geographic or time restrictions provided for in Section 3 hereof are unreasonable or otherwise unenforceable, the invalidity or unenforceability of any of such restrictions shall not affect any of the remaining provisions of this Agreement (including, without limitation, the remaining provisions of Section 3 hereof not found to be unreasonable or otherwise unenforceable.

     4. (a) This Agreement shall terminate and, in addition to and without limiting any other rights or remedies available to the Company under this Agreement, at law or in equity, except as provided in Section 4(b) hereof, all payments and entitlements to Fischer under this Agreement shall thereupon cease, upon the occurrence of the earliest of the following: (i) the date of death of Fischer; (ii) the date of permanent illness, disability or incapacity of Fischer, which for purposes of this Agreement shall mean the date at the end of the first period of 30 consecutive days during the term of this Agreement during which Fischer is, in the reasonable judgment of the Board of Directors of the Company, physically or mentally incapable of rendering the services to be rendered by him as a Fischer to the Company under this Agreement; or (iii) the resignation of Fischer under this Agreement; or (iv) upon Fischer's breach or violation of any of the provisions of this Agreement. Notwithstanding anything contained herein to the contrary, in the event of termination of this Agreement, the obligations of Fischer pursuant to Section 3 hereof shall survive such termination for the applicable time periods set forth therein.

          (b) In order to induce Fischer to enter into this Agreement and in view of the immediate, substantial benefit to be derived by the Company therefrom, the Company agrees that in the event of the termination of this Agreement pursuant to clauses (i) or (ii) of Section 4(a) of this Agreement at any time during the last thirty-six (36) months of the Consulting Term, the Parent shall pay to Fischer (or, in the case of Fischer's death, to his wife or, if she should predecease Fischer, his estate) the monthly installments of the consulting fee which would otherwise have been due Fischer under Section 2(a) of this Agreement in accordance with the payment schedule set forth in such Section 2(a).

          (c) Notwithstanding Section 4(b) above, if this Agreement is terminated pursuant to clauses (i) or (ii) of Section 4(a) of this Agreement at any time during the first twelve (12) months of the Consulting Term, then the Parent shall pay to Fischer (or, in the case of Fischer's death, to his wife or, if she should predecease Fischer, his estate), in complete satisfaction of the Company's obligations for the first twelve (12) month period of the Consulting Term, the sum of $20,833.33, representing the monthly payment due for the month in which such death or disability occurs, as applicable, together with all other amounts which are due and owing hereunder through the date of such death or disability, plus the Parent shall pay to Fischer (or, in the case of Fischer's death, to his wife or, if she should predecease Fischer, his estate) the monthly installments of the consulting fee which would otherwise have been due Fischer under Section 2(a) of this Agreement for the last thirty-six (36) months of the Consulting Term in accordance with the payment schedule set forth in such Section 2(a).

          (d) No breach or violation by Fischer shall be deemed to have occurred under this Agreement unless written notice thereof shall have been given to Fischer and Fischer shall have failed to cure such alleged breach or violation within 10 days after the receipt by Fischer of such notice.

     5. Fischer represents and warrants to the Company that the execution and delivery of this Agreement does not conflict with, or result in the breach or violation of, any other agreement, order, judgment or decree to which he is bound.

     6. Any other provision of this Agreement to the contrary notwithstanding, this Agreement does not constitute a contract of employment. The parties' intention is that Fischer be an independent contractor. This Agreement shall not be construed as a partnership and neither party hereto shall be liable for any obligations incurred by the other party except as expressly provided herein. Unless otherwise required by applicable law, the Company shall not withhold from Fischer's payment any amounts for taxes. Fischer recognizes that it is his legal responsibility to pay all applicable federal, state and local taxes with respect to its services under this Agreement.

     7. The failure of either party to this Agreement to insist, in any one or more instances, upon performance of any of the terms of this Agreement shall not be construed as a waiver or a relinquishment of any right under this Agreement or of the future performance of all of the terms of this Agreement, but the obligations of each party with respect thereto shall continue in full force and effect.

     8. This Agreement may be assigned by the Company to any person, firm or corporation which shall become the owner of substantially all of the assets or capital stock of the Company or which shall succeed to the business of the Company or with which the Company may be consolidated or merged. Fischer shall not assign this Agreement without the prior written consent of the Company.

     9. The Company shall be in default hereunder (an "Event of Default") if it shall fail to pay any installment of the consulting fee payable pursuant to Section 2(a)(i) or (ii) hereof when due and the Company shall have failed to make such payment within 15 days after the receipt by the Company of written notice from Fischer of the failure to pay such amount. No Event of Default shall result in the acceleration of any amounts otherwise payable hereunder.

     10. Fischer hereby agrees that his Employment Agreement (the "Employment Agreement") with Logitek, Inc., dated September 25, 1998, is, effective as of the Merger Date, hereby terminated and of no further force or effect. As of the Merger Date, Fischer hereby waives all rights and claims, and releases, Logitek, Inc., the Company and their affiliates, predecessors, successors or assigns, with respect to any matter, cause or thing arising out of the Employment Agreement or his employment with Logitek, Inc., including, but not limited to, any rights to receive severance benefits or bonuses, or other benefits or payments in connection with his relationship with Logitek, Inc. or the termination thereof. Fischer further agrees that he has not, from the date of the Merger Agreement through the Merger Date, accepted or become entitled to receive any bonus or other additional compensation from Logitek, Inc. Effective as of the Merger Date, Fischer hereby resigns as an officer, employee and member of the Board of Directors of Logitek, Inc. or its affiliates, or their predecessors, successors or assigns.

     11. This Agreement terminates and supersedes all prior agreements, whether written or oral, regarding the subject matter hereof. This Agreement may be amended, terminated or superseded only by an agreement in writing between the Company and Fischer or Fischer's legal representatives.

     12. This Agreement shall be binding upon and inure to the benefit of Fischer, his heirs, permitted successors, assigns and legal representatives, and the successors and assigns of the Company.

     13. This Agreement shall be construed in accordance with the laws of the State of New York without regard to its applicable conflicts of law rules. The parties hereto hereby irrevocably submit to the jurisdiction of any New York State court sitting in Suffolk County, New York, over any action or proceeding arising out of or relating to this Agreement and the parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State court.

     14. All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing and shall be given by personal delivery or by overnight courier, postage prepaid, to the addresses set forth on page one of this Agreement or at such other address or telecopy number as any party may from time to time specify to the other parties hereto. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on (i) the date following delivery to an overnight courier, or (ii) the date of personal delivery.

     15. Except with respect to disputes arising under Section 3 hereof or other actions for which injunctive relief may be obtained, if a dispute arises out of or relates to this Agreement or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association ("AAA") at its office located in New York, New York under its Commercial Mediation Rules before resorting to arbitration. Except with respect to disputes arising under Section 3 hereof or other actions for which injunctive relief may be obtained, in the event that such dispute cannot be settled through mediation, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the then existing commercial rules of the AAA before a single arbitrator in New York, New York, and the parties hereto agree that any judgment, settlement or award rendered by such arbitrator shall be a final and binding determination to such matter or matters and may be entered in any legal court having jurisdiction thereof. The party against whom a determination is made, as determined by such arbitrator, shall be responsible for its own legal and arbitration costs and fees and the costs and fees of the prevailing party.

     16. The Parent shall cause any guarantees by Fischer of outstanding obligations of the Company to be terminated effective as of the Merger Date. To the extent any such guarantees cannot be terminated, the Parent shall indemnify Fischer for any and all liabilities incurred by him related to such outstanding obligations.

     17.  The Parent shall have arranged on or prior to the Merger Date for
(i) an unconditional irrevocable standby letter of credit (the "Letter of Credit") from The Chase Manhattan Bank, which shall provide for a draw letter in substantially the form annexed hereto as Exhibit A, securing all payment obligations hereunder for the last thirty six (36) month period of Consulting Term, and (ii) for a guarantee from the Company, effective following the Merger Date, guaranteeing all of the obligations hereunder for the full period of this Agreement. To the extent that Fischer waives the requirement that the Letter of Credit be in effect on the Merger Date, which shall be in his sole discretion, and the Letter of Credit has not been obtained within one year following the Merger Date, then the balance of all payments contemplated under this Agreement for the last thirty six (36) month period of the Consulting Term shall become immediately due and owing by Parent to Fischer.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.


                                   NORTH ATLANTIC INSTRUMENTS, INC.

/s/ Herbert Fischer                By: /s/ William Forman
-------------------------------    --------------------------------
                                   Name: William Forman
                                   Title President

                                  EXHIBIT A

                    ATTACHMENT 1 TO IRREVOCABLE STANDBY
                         LETTER OF CREDIT NO._______
                     ISSUED BY THE CHASE MANHATTAN BANK

                                                  Date:_________________
                                                  Credit No.:___________
The Chase Manhattan Bank
Global Trade Operations - 17th Floor
55 Water Street
New York, New York 10008

Gentlemen:

     I refer to your Irrevocable Standby Letter of Credit (the "Letter of Credit") issued in favor of the undersigned, Herbert Fischer (your Credit No. ________), and certify and state as follows

     1. I hereby confirm that, pursuant to Section 9 of that certain Consulting and Non-Competition Agreement (the "Agreement"), dated _________, 1999, between Logitek, Inc. ("Logitek") and the undersigned, the undersigned has provided Logitek with written notice (the "Notice") that an Event of Default (as defined in the Agreement) has occurred with respect to Payment No.____ set forth on Schedule A hereto, representing the monthly payment due pursuant to the Agreement in the amount of $10,183.61, and Logitek has failed to cure such Event of Default within fifteen (15) days following its receipt of such Notice.

     2. I hereby make demand for payment under the Letter of Credit in the amount of Ten Thousand One Hundred Eighty Three and 61 cents ($10,183.61) Dollars, representing Payment No. ___________, as set forth in Schedule A attached hereto.

     3. The amount demanded hereunder does not exceed the amount available on the date hereof to be drawn under the Letter of Credit. The amount available to be drawn under the Letter of Credit shall be a declining balance, being automatically reduced, in each case, by the amount of each payment made to the undersigned pursuant to the Letter of Credit or the Agreement (i.e., by $10,183.61 each month) commencing ________________, 1999 and continuing each month through, and including, _______________, 2003.

     4.   Please wire the amount demanded hereunder as follows:

          Name:            Herbert Fischer
          Bank:            ___________________
                           ___________________
                           ___________________
          Acct. No.:       ___________________
          ABA Routing No.: ___________________

     5. I hereby further certify that I have given written notice to Logitek of this demand for payment, which notice was delivered not less than three
(3) days prior to the date hereof and a copy of which is attached hereto.


                                   _______________________________
                                   HERBERT FISCHER